Exhibit 10.1

Execution Version

ASSET PURCHASE AGREEMENT
dated as of February 28, 2014
by and between
CLASSIFIED VENTURES, LLC
and
COSTAR GROUP, INC.

	TABLE OF CONTENTS

	ARTICLE I

	DEFINITIONS

Section 1.1	Definitions	1
Section 1.2	Interpretation	11

	ARTICLE II

	PURCHASE AND SALE

Section 2.1	Purchase and Sale of the Purchased Assets	12
Section 2.2	Excluded Assets	14
Section 2.3	Assumed Liabilities	15
Section 2.4	Excluded Liabilities	15

	ARTICLE III

	PURCHASE PRICE; NET WORKING CAPITAL

Section 3.1	Purchase Price	16
Section 3.2	Allocation of Purchase Price	16
Section 3.3	Net Working Capital Adjustment	17

	ARTICLE IV

	CLOSING

Section 4.1	Closing Date	18
Section 4.2	Closing Deliveries by the Seller	19
Section 4.3	Closing Deliveries by the Purchaser	19

	ARTICLE V

	REPRESENTATIONS AND WARRANTIES OF THE SELLER

Section 5.1	Organization, Authority and Qualification	20
Section 5.2	No Conflict	20
Section 5.3	Governmental Consents and Approvals	21
Section 5.4	Financial Statements; No Undisclosed Liabilities; No Material Adverse Effect	21

i

Schedule 1.1(a)    Affiliates
Schedule 1.1(b)-1    Business Employees
Schedule 1.1(b)-2    Certain Excluded Business Employees
Schedule 1.1(c)-1     Seller Knowledge Persons
Schedule 1.1(c)-2     Purchaser Knowledge Persons
Schedule 1.1(d)    Products
Schedule 2.1(c)    Certain Transferred Data, Software and Hardware
Schedule 2.1(d)    Business Intellectual Property
Schedule 2.1(e)    Other Business Contracts
Schedule 2.1(m)    Additional Purchased Assets
Schedule 2.2(l)    Additional Excluded Assets
Schedule 2.4(f)    Additional Excluded Liabilities
Schedule 7.7        Certain Affiliate Contracts
Schedule 8.2(a)    Severance Benefits

Seller Disclosure Schedule
Purchaser Disclosure Schedule

Exhibit A        Form of Administrative Services Agreement
Exhibit B        Form of Affiliate Transition Agreements
Exhibit C        Form of Bill of Sale and Assignment and Assumption Agreement
Exhibit D        Form of Escrow Agreement
Exhibit E        Form of Intellectual Property Assignment Agreement
Exhibit F        Form of Lease Assignment
Exhibit G        Net Working Capital Methodology
Exhibit H        Form of the Seller’s FIRPTA Certificate

v

ASSET PURCHASE AGREEMENT
THIS ASSET PURCHASE AGREEMENT, dated as of February 28, 2014, is entered into by and between Classified Ventures, LLC, a Delaware limited liability company (the “Seller”), and CoStar Group, Inc., a Delaware corporation (the “Purchaser”). The Seller and the Purchaser are each referred to individually as a “Party” and collectively as the “Parties.” Capitalized terms used but not otherwise defined herein have the meanings set forth in Section 1.1.
WHEREAS, the Seller is engaged in, among other things, the Business;
WHEREAS, the Seller wishes to sell to the Purchaser, and the Purchaser wishes to purchase from the Seller, all right, title and interest in and to the Purchased Assets, and in connection therewith the Purchaser is willing to assume the Assumed Liabilities, all upon the terms and subject to the conditions set forth herein;
WHEREAS, the Seller also conducts the Seller Other Businesses, which businesses and operations are being retained by the Seller and are not being transferred to, or acquired by, the Purchaser; and
WHEREAS, in connection with the purchase of the Purchased Assets, the Purchaser is willing to employ the Business Employees immediately following the Closing.
NOW, THEREFORE, in consideration of the premises and mutual covenants, agreements and provisions herein contained, and intending to be legally bound, the Parties agree as follows:

ARTICLE I
DEFINITIONS
Section 1.1    Definitions. The following terms have the following meanings when used herein:
“Action” means any claim, cross-claim, third-party claim, action, lawsuit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.
“Additional Financial Statements” has the meaning set forth in Section 7.10.
“Administrative Services Agreement” means the administrative services agreement to be entered into between the Seller and the Purchaser, in substantially the form attached hereto as Exhibit A.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, a Person shall be deemed to control another Person if it (a) owns or controls more than fifty percent (50%) of the voting equity of the other Person (or other comparable ownership if the Person is not a corporation) or (b) possesses the power to direct or cause the direction of the management policies of a Person, by contract or otherwise. For purposes of this Agreement, no Member of the Seller shall be considered an Affiliate of the Seller.

“Affiliate Transition Agreements” means those affiliate transition and linking agreements to be entered into between the Purchaser and each Member or other party thereto (on its behalf and on behalf of its applicable Affiliates that are set forth on Schedule 1.1(a)), in substantially the forms attached hereto as Exhibit B.
“Agreement” means this Asset Purchase Agreement, including all schedules and exhibits hereto, as it may be amended from time to time in accordance with its terms.
“Allocation” has the meaning set forth in Section 3.2(a).
“Ancillary Agreements” means each of (a) the Bill of Sale and Assignment and Assumption Agreement; (b) the Intellectual Property Assignment Agreement; (c) the Administrative Services Agreement; (d) the Lease Assignment; (e) the Escrow Agreement; and (f) any other agreements which the Parties determine are reasonably necessary or advisable in connection with the transactions contemplated by this Agreement and the other Ancillary Agreements.
“Assumed Liabilities” has the meaning set forth in Section 2.3.
“Balance Sheet” has the meaning set forth in Section 5.4(b).
“Basket” has the meaning set forth in Section 12.4(b)(ii).
“Bill of Sale and Assignment and Assumption Agreement” means the bill of sale and assignment and assumption agreement to be entered into between the Seller and the Purchaser in substantially the form attached hereto as Exhibit C.
“Books, Records and Files” means any studies, reports, records (including customer and personnel records), books of account, invoices, Contracts, instruments, surveys, data (including financial, sales, purchasing and operating data), computer data, disks, tapes, marketing plans, customer lists, supplier lists, correspondence and other documents.
“Burdensome Condition” has the meaning set forth in Section 7.3(a).
“Business” means (a) the business of providing a free national online resource to individuals seeking a rental apartment or home through the internet, including the Business Websites, (b) the business of selling or providing advertising Products and services in connection with the business described in clause (a) to third parties, including through direct, distributor and affiliate sales channels, in each case as conducted by the Seller immediately prior to the date of this Agreement (subject to any changes permitted or required in accordance with the Affiliate Transition Agreements, Section 7.1 or Section 7.7).
“Business Contract” has the meaning set forth in Section 2.1(e).

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the City of Chicago (and for purposes of the definition of “Marketing Period”, New York City).
“Business Employee” means any employee of the Business, including any such employee who is inactive because of leave of absence, vacation, holiday or short- or long-term disability, set forth as of the date hereof on Schedule 1.1(b)-1 (as such Schedule may be revised as of the Closing Date by mutual agreement of the Purchaser and the Seller), but excluding employees set forth on Schedule 1.1(b)-2.
“Business Intellectual Property” has the meaning set forth in Section 2.1(d).
“Business Registered IP” has the meaning set forth in Section 5.12(a).
“Business Websites” means, collectively, Apartments.com, ApartmentHomeLiving.com and RentalHomesPlus.com.
“Claim Notice” means written notification of a Third Party Claim, specifying the nature of and basis for such Third Party Claim, together with the amount or, if not then reasonably determinable, the estimated amount, determined in good faith, of the Loss arising from such Third Party Claim, and such other information as the Indemnifying Party shall reasonably request.
“Closing” has the meaning set forth in Section 4.1.
“Closing Date” has the meaning set forth in Section 4.1.
“Code” means the Internal Revenue Code of 1986, as amended.
“Compensation and Benefit Plan” means each Employee Agreement and each bonus, deferred compensation, pension, retirement, profit-sharing, incentive, share appreciation right, thrift, savings, employment, termination, severance, compensation, welfare, medical, health or other plan, agreement, policy or arrangement.
“Competition Law” means any Law that prohibits, restricts or regulates actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.
“Confidential Information” means all trade secrets and other confidential and/or proprietary information of a Person, including information contained in or derived from reports, investigations, research, codes, marketing and sales programs, financial projections, cost summaries, pricing formulas, customer lists, contract analyses, financial information, projections, confidential filings with any state or federal agency, and all other confidential concepts, methods of doing business, ideas, materials or information prepared or performed for, by or on behalf of such Person by its employees, officers, directors, managers, agents, representatives, or consultants.
“Confidentiality Agreement” has the meaning set forth in Section 7.2(b).

“Consent” means any consent, approval, authorization, registration, declaration, filing, notice of, with or to any Person or under any Law, or the expiration or termination of a waiting period under any Competition Law, in each case required to permit the consummation of the transactions contemplated by this Agreement.
“Contract” means any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease, supply agreement, affiliate agreement, distribution agreement, sales agreement, license agreement, development agreement or other contract, agreement, arrangement, obligation, commitment or instrument that is legally binding, including all amendments thereto.
“Covered Losses” has the meaning set forth in Section 12.4(b)(ii).
“Debt Commitment Letter” has the meaning set forth in Section 6.6.
“Debt Financing” has the meaning set forth in Section 6.6.
“Debt Financing Source Affiliates” means, with respect to any Debt Financing Source, (i) any Affiliate of such specified Debt Financing Source, or any director, executive officer, general partner or managing member of such Affiliate; and (ii) any Person who serves as a director, executive officer, partner, member or in a similar capacity of such specified Debt Financing Source.
“Debt Financing Sources” means JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC, Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, SunTrust Bank, SunTrust Robinson Humphrey, Inc., Wells Fargo Bank, National Association and Wells Fargo Securities, LLC; provided that in the event that additional lenders, arrangers, bookrunners, agents, managers or similar entities that have not executed the Debt Commitment Letter as of the date of this Agreement are added as parties to the Debt Commitment Letter after the date hereof, the term “Debt Financing Source” shall include each such institution.
“Disputed Items” has the meaning set forth in Section 3.3(c).
“Employee Agreement” means an employment, retention or severance agreement (excluding offer letters for at-will employment) between the Seller and a Business Employee.
“Employee Benefit Plan” has the meaning set forth in Section 5.9(a).
“Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, option to purchase, easement or other encumbrance or similar restriction; provided that non-exclusive license agreements with third parties entered into in the ordinary course of business shall not be considered “Encumbrances.”
“End Date” has the meaning set forth in Section 11.1(b).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the applicable rules and regulations promulgated thereunder.

“Escrow Agent” means JPMorgan Chase Bank, N.A., or its successor under the Escrow Agreement.
“Escrow Agreement” means the escrow agreement to be entered into among the Seller, the Purchaser and the Escrow Agent, in substantially the form attached hereto as Exhibit D.
“Estimated Closing Certificate” has the meaning set forth in Section 3.3(a).
“Estimated Working Capital” has the meaning set forth in Section 3.3(a).
“Excluded Assets” has the meaning set forth in Section 2.2.
“Excluded Liabilities” has the meaning set forth in Section 2.4.
“Final Closing Certificate” has the meaning set forth in Section 3.3(c).
“Final Working Capital” has the meaning set forth in Section 3.3(c).
“Financial Statements” has the meaning set forth in Section 5.4.
“GAAP” means United States generally accepted accounting principles.
“Geotag Litigation” means Geotag, Inc. v. Classified Ventures, LLC, Case No. 13-cv-00295 (originally filed in the United States District Court for the Eastern District of Texas on September 16, 2011 and transferred to the United States District Court for the Northern District of Illinois on January 14, 2013).
“Governmental Authority” means any United States federal, state or local, or any foreign, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body.
“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
“Immediate Family” means, with respect to any specified Person, any other Person who is an “immediate family member” of such first Person as defined in the general commentary to Section 303A.02(b) of the Listed Company Manual of the New York Stock Exchange.
“Indemnified Party” means any Seller Indemnified Party or Purchaser Indemnified Party.
“Indemnifying Party” means any Person against whom a claim for indemnification is being asserted under any provision of Article XII.

“Indemnity Escrow Amount” means $29,250,000.
“Indemnity Escrow Fund” means the Indemnity Escrow Amount deposited with the Escrow Agent, as such sum may be increased or decreased as provided in the Escrow Agreement, including any remaining interest or other amounts earned thereon.
“Indemnity Notice” means written notification pursuant to Section 12.5(b) of a claim for indemnity under Article XII by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably determinable, the estimated amount, determined in good faith, of the Losses arising from such claim.
“Independent Accounting Firm” has the meaning set forth in Section 3.3(c).
“Intellectual Property” means all intellectual property rights of any kind, including rights in and to (a) patents and patent applications, including divisionals, continuations, continuations-in-part, re-issues and re-examinations thereof, (b) Trademarks, (c) copyrights, whether registered or unregistered, (d) internet domain names and websites, (e) proprietary information, inventions, formulas, processes, developments, technology, research, trade secrets and know-how, and (f) moral rights, rights of publicity and database or data collection rights.
“Intellectual Property Assignment Agreement” means the intellectual property assignment agreement to be entered into between the Seller and the Purchaser to transfer the Business Intellectual Property to the Purchaser, in substantially the form attached hereto as Exhibit E.
“IRS” means the United States Internal Revenue Service.
“IT Related Assets” has the meaning set forth in Section 2.1(c).
“Knowledge” means, when used in connection with the Seller with respect to any matter in question, the actual knowledge of those Persons listed on Schedule 1.1(c)-1 after consultation by each such Person with his or her direct reports on the matter in question, and, when used in connection with the Purchaser with respect to any matter in question, the actual knowledge of those Persons listed on Schedule 1.1(c)-2 after consultation by each such Person with his or her direct reports on the matter in question.
“Law” means any United States federal, state or local, or any foreign, statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law.
“Lease Assignment” means the assignment and assumption of the office lease set forth on Schedule 2.1(e), substantially in the form attached hereto as Exhibit F.
“Liabilities” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, known or unknown, matured or unmatured or determined or determinable, including those arising under any Law, Action or Governmental Order and those arising under any Contract.

“Losses” means losses, damages, deficiencies, interest, awards, judgments, penalties, Liabilities, costs and expenses (including reasonable attorneys’ fees, reasonable costs and other reasonable out-of-pocket expenses incurred in investigating, preparing or defending the foregoing).
“Marketing Period” means the first period of 20 consecutive Business Days after the date of this Agreement and throughout which (a) the Purchaser shall have received the Required Information (which Required Information was provided to the Purchaser on the date hereof, subject to clause (i) below) and (b) nothing has occurred and no condition exists that would cause any of the conditions set forth in Section 10.2 (other than Section 10.2(b)) to fail to be satisfied assuming the Closing were to be scheduled for any time during such 20 consecutive Business Day period (other than any conditions that by their nature are to be satisfied by actions to be taken by the Parties at the Closing); provided that (i) the Marketing Period shall not be deemed to have commenced and the Required Information shall be deemed not to have been delivered if, prior to the completion of such 20 consecutive Business Day period, (A) PriceWaterhouseCoopers shall have withdrawn its audit opinion with respect to any of the financial statements set forth in the Required Information, in which case the Marketing Period shall not be deemed to have commenced until a new unqualified audit opinion is issued with respect to such financial statements by PriceWaterhouseCoopers or another nationally recognized independent accounting firm reasonably acceptable to the Purchaser, or (B) the Seller shall have determined (1) that a restatement is required or (2) that any such restatement is under consideration or may be a reasonable option with respect to any financial information included in the Required Information, in which case the Marketing Period shall be deemed not to commence unless and until such restatement has been completed and the Required Information has subsequently been amended and delivered to the Purchaser or the Seller has determined that no such restatement shall be required, and (ii) the Marketing Period shall end on any earlier date that is the date on which the Debt Financing otherwise is obtained by the Purchaser.
“Material Adverse Effect” means any event, change or effect that (a) is or would reasonably be expected to be materially adverse to the business, assets, financial condition or results of operations of the Business, taken as a whole, or (b) would reasonably be expected to prevent or materially delay the consummation by the Seller of the transactions contemplated by this Agreement and the Ancillary Agreements; provided, however, that, in the case of clause (a) only, no adverse effect to the extent attributable to the following events, changes or effects shall be taken into account in determining whether there has been a Material Adverse Effect: (i) any loss of or adverse change in the relationship of the Business with its employees, customers, partners or suppliers arising out of the announcement, pendency or consummation of the transactions contemplated by this Agreement and the Ancillary Agreements; (ii) any event, change or effect (A) in the domestic or international financial, credit, securities or commodities markets, or domestic or international economic, regulatory or political conditions in general or (B) in the industries and markets in which the Business operates in general; (iii) the failure of the Business to meet internal or published sales, earnings or other financial or non-financial projections and estimates (but not including any event, change or effect underlying such failure of the Business); (iv) acts of war or terrorism (or the escalation of the foregoing) or natural disasters or other force majeure events; (v) changes or anticipated changes in any Law applicable to the Business or applicable accounting regulations or principles or the interpretation thereof; (vi) any action expressly required or permitted to be taken pursuant to this Agreement or any Ancillary Agreement; or (vii) any action or inaction by the Purchaser or its Affiliates, or approved or consented to by the Purchaser or its Affiliates after the date hereof (provided that the exercise by the Purchaser of its rights under this Agreement or any Ancillary Agreement (including any decision to not deliver a consent or waiver in compliance with Section 7.1) shall not be captured by this clause (vii)); provided further that, with respect to clauses (ii), (iv) or (v), such matters shall be disregarded solely to the extent that the impact of such matters is not disproportionately adverse to the Business compared to other businesses in the Business’s industry (and if the impact of such matters is disproportionately adverse, then the extent of such disproportionate impact may be considered in determining whether a Material Adverse Effect has occurred).
“Material Contracts” has the meaning set forth in Section 5.13(a).
“Members” means, collectively, Tribune Company, Tribune National Marketing Company, Gannett Satellite Information Network, Inc., The McClatchy Company, Belo Enterprises, Inc., and Graham Holdings Company, each in their capacity as a “Member” of the Seller pursuant to the Operating Agreement.
“Minimum Amount” has the meaning set forth in Section 12.4(b)(i).
“Net Working Capital” means, with respect to the Business, following the methodology set forth on Exhibit G, certain current assets minus certain current liabilities.
“Operating Agreement” means the Limited Liability Company Agreement of the Seller, dated as of September 30, 2001, as amended on November 20, 2001, March 1, 2009, September 3, 2009 and December 10, 2010.
“Other Business Intellectual Property” has the meaning set forth in Section 2.1(d).
“Party” and “Parties” has the meaning set forth in the preamble to this Agreement.
“Periodic Taxes” has the meaning set forth in Section 9.1.
“Permits” has the meaning set forth in Section 5.8.
“Permitted Encumbrances” means (a) statutory Encumbrances for Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings and which are adequately reserved in accordance with GAAP; (b) mechanics’, materialmen’s, architects’, carriers’, workers’, repairers’, warehousemen’s, landlords’ and other like statutory Encumbrances arising or incurred in the ordinary course of business, either securing payments not yet due or that are being contested in good faith by appropriate proceedings; (c) Encumbrances in favor of the lessors under equipment leases with third parties entered into in the ordinary course of business, but only to the extent such equipment leases are Business Contracts; and (d) such Encumbrances as do not, individually or in the aggregate, materially impair the ownership, use or operation of the assets to which they relate.
“Permitted Offer” has the meaning set forth in Section 8.1.

“Person” means any individual, corporation, partnership, limited partnership, joint venture, limited liability company, trust or unincorporated organization or Governmental Authority or any other entity.
“Post-Closing Tax Period” means any taxable period (or portion thereof) commencing on the day after the Closing, including such portion of any Straddle Period commencing on the Closing.
“Pre-Closing Tax Period” means any taxable period (or portion thereof) ending on or prior to the Closing Date, including such portion of any Straddle Period up to and including the date of the Closing.
“Products” means, collectively, the products identified on Schedule 1.1(d).
“Prohibited Business” has the meaning set forth in Section 7.8.
“Purchase Price” has the meaning set forth in Section 3.1.
“Purchased Assets” has the meaning set forth in Section 2.1.
“Purchaser” has the meaning set forth in the preamble to this Agreement.
“Purchaser DC Plan” has the meaning set forth in Section 8.3.
“Purchaser Disclosure Schedule” means the disclosure schedules of the Purchaser delivered to the Seller as of the date hereof.
“Purchaser FSA Plan” has the meaning set forth in Section 8.2(g).
“Purchaser Indemnified Parties” means the Purchaser, its Affiliates, and its and their respective managers, directors, officers, agents, successors and assigns.
“Purchaser Material Adverse Effect” means any event, change or effect that would reasonably be expected to prevent or materially delay the consummation by the Purchaser of the transactions contemplated by this Agreement and the Ancillary Agreements.
“Real Property” means all land, buildings and other structures, facilities or improvements located thereon and all easements, licenses, rights and appurtenances relating to the foregoing.
“Receivables” shall have the meaning set forth in Section 2.1(j).
“Redacted Fee Letter” means a fee letter from a Debt Financing Source in which the only redactions relate to fee amounts or “market flex” provisions; provided that such redactions do not relate to any terms that would adversely affect conditionality, enforceability, availability, purpose, termination or aggregate principal amount of the debt financing or other funding being made available on the Closing Date by such Debt Financing Source, except to the extent a reduction from such Debt Financing Source would be offset by an increase in the debt financing or other funding being made available by such Debt Financing Source or another financing source, in each case, pursuant to the terms of the Debt Commitment Letter.

“Required Information” has the meaning set forth in Section 7.10.
“Related Party” means, with respect to any specified Person: (i) any Affiliate of such specified Person, or any director, executive officer, general partner or managing member of such Affiliate; (ii) any Person who serves as a director, executive officer, partner, or in a similar capacity of such specified Person; and (iii) any Immediate Family member of a Person described in clause (ii).
“Residual Information” means general skills or general information retained in the unaided memory of personnel (without conscious memorization or subsequent reference to any material which is written or stored in electronic or physical form) who have had access to information relating to the Business or the Seller Other Businesses prior to the Closing Date.
“Restricted Period” has the meaning set forth in Section 8.6.
“Seller” has the meaning set forth in the preamble to this Agreement.
“Seller DC Plans” has the meaning set forth in Section 8.3.
“Seller Disclosure Schedule” means the disclosure schedules of the Seller delivered to the Purchaser as of the date hereof.
“Seller FSA Plan” has the meaning set forth in Section 8.2(g).
“Seller Indemnified Parties” means the Seller and its Affiliates, managers, directors, officers, agents, successors and assigns.
“Seller Other Businesses” means all businesses conducted prior to the Closing by the Seller that are not included in the Business, including the Cars.com business. The Seller Other Businesses also includes the activities of the Seller’s corporate department, administrative departments and other support functions.
“Smarter Agent Litigation” means Smarter Agent v. Boopsie, et al., C.A. No. 10-245-JFF-LPS (filed March 26, 2010 in the United States District Court for the District of Delaware).
“Straddle Period” means any taxable period beginning on or before the Closing Date and ending after the Closing Date.
“Tangible Personal Property” means all office equipment and supplies, furniture and fixtures and other items of tangible personal property owned by the Seller and used exclusively in connection with the operation of the Business.

“Tax” or “Taxes” means any federal, state, local or foreign taxes, charges, fees, duties, tariffs, levies or other assessments, including income, gross receipts, net proceeds, ad valorem, turnover, real property, personal property, sales, use, franchise, excise, value added, goods and services, license, payroll, unemployment, environmental, customs duties, capital stock, disability, stamp, user, transfer, fuel, excess profits, occupational and interest equalization, windfall profits, alternative or add-on minimum, estimated, registration, withholding, social security (or similar), any liability under any state, federal or foreign abandonment or unclaimed property, escheat or similar law, or other tax of any kind whatsoever, whether computed on a separate or consolidated, unitary or combined basis or in any other manner, including any interest, penalty, or addition thereto, whether disputed or not.
“Tax Return” means any return, report, declaration, election, estimate, information statement, claim for refund and return, or other document (including any related or supporting information and any amendment to any of the foregoing) filed or required to be filed with respect to Taxes.
“Third Party Claim” has the meaning set forth in Section 12.5(a).
“Trademarks” means trademarks, service marks, trade dress, logos, other source identifiers, all goodwill associated with any of the foregoing and registrations and applications for registration thereof.
“Transferred Employee” means each Business Employee who accepts an offer of employment with the Purchaser or one of its Affiliates and commences employment with the Purchaser or one of its Affiliates immediately following the Closing or at such other time as provided in Section 8.1.
“United States” means the United States of America and its territories and possessions.
“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, as amended, and any similar foreign, state or local Law.
“Working Capital Threshold” has the meaning set forth in Section 3.3(b).
Section 1.2    Interpretation. Unless otherwise required by the context in which any term appears:
(a)    The singular shall include the plural, the plural shall include the singular, and the masculine shall include the feminine and neuter.
(b)    References to “Articles,” “Sections,” “Schedules” or “Exhibits” shall be to articles, sections, schedules or exhibits of or to this Agreement, and references to “paragraphs” or “clauses” shall be to separate paragraphs or clauses of the section or subsection in which the reference occurs.
(c)    The words “herein,” “hereof,” “herewith” and “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular section or subsection of this Agreement, the words “include,” “includes” or “including” shall mean “including, without limitation” and the word “or” shall not be exclusive.

(d)    The term “day” shall mean a calendar day, commencing at 12:00 a.m. (prevailing Central time). The term “week” shall mean any seven consecutive day period commencing on a Sunday, and the term “month” shall mean a calendar month; provided that when a period measured in months commences on a date other than the first day of a month, the period shall run from the date on which it commences to the corresponding date in the next month and, as appropriate, to succeeding months thereafter. Whenever an event is to be performed or a payment is to be made by a particular date and the date in question falls on a day which is not a Business Day, the event shall be performed, or the payment shall be made, on the next succeeding Business Day; provided, however, that all calculations shall be made regardless of whether any given day is a Business Day and whether or not any given period ends on a Business Day.
(e)    All references to “dollars” or “$” shall be deemed references to the lawful money of the United States.
(f)    All references to a particular entity shall include such entity’s successors and permitted assigns unless otherwise specifically provided herein.
(g)    All references herein to any Law or to any Contract or other agreement shall be to such Law, Contract or other agreement as amended, supplemented or modified from time to time unless otherwise specifically provided herein.
(h)    The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement. The language in all parts of this Agreement shall be construed, in all cases, according to its fair meaning.
ARTICLE II
PURCHASE AND SALE
Section 2.1    Purchase and Sale of the Purchased Assets. Upon the terms and subject to the conditions of this Agreement (including Section 7.5), at the Closing, the Seller shall sell, convey, assign and transfer to the Purchaser or one or more of its Affiliates, and the Purchaser or one or more of its Affiliates shall purchase, the following assets, rights, and properties of the Seller, wherever located and whether now existing or hereafter acquired prior to the Closing Date, whether tangible or intangible, real, personal or mixed, whether or not carried or reflected on or specifically referred to in the books or financial statements of the Business or in the Schedules hereto (collectively, the “Purchased Assets”):
(a)    all assets or portions thereof recorded or reflected on the Balance Sheet (except to the extent such assets are disposed of prior to the Closing Date), and all assets that would be recorded or reflected on a balance sheet of the Business as of the Closing Date prepared in accordance with GAAP consistent with past practice;
(b)    the Tangible Personal Property;

(c)    (1) all computer data (including all tangible embodiments thereof), computer software (and all tangible embodiments thereof), source code (and all tangible embodiments thereof) and related hardware and equipment exclusively used in, or exclusively related to, the Business, that is owned by the Seller (subject to the limitation in item 3 on Schedule 2.1(c)), and (2) the other computer data and software (and all tangible embodiments thereof) and related hardware owned by the Seller that is listed on Schedule 2.1(c) (the “IT Related Assets”);
(d)    the Intellectual Property owned by the Seller exclusively used in, or exclusively related to, the Business, including the Intellectual Property listed on Schedule 2.1(d) (the “Other Business Intellectual Property” and, together with the Intellectual Property included in the IT Related Assets, the “Business Intellectual Property”);
(e)    (1) all Contracts exclusively used in, or exclusively related to, the Business, and (2) the other Contracts (or portions thereof or portions of rights and/or obligations related thereto) set forth on Schedule 2.1(e) (collectively, the “Business Contracts”);
(f)    all rights of the Seller in and to any unpaid or unsatisfied claims, causes of action, claims and defenses, choses in action, rights of recovery and rights of set-off of any kind (including the right to sue and recover for past infringements or misappropriations of Business Intellectual Property) against third parties, in each case to the extent (and only to the extent) arising from, or related to, the Business;
(g)    all prepayments, security deposits, refunds (other than any refunds with respect to Taxes to which the Seller is entitled pursuant to Section 9.4) and prepaid expenses, in each case on a pro rata basis to the extent (and only to the extent) (i) used in, or related to, the Business and (ii) the corresponding obligation, if any, is an Assumed Liability;
(h)    copies of all Books, Records and Files (other than income and other Taxes in lieu of income, such as franchise, Tax Returns and related Books, Records and Files), to the extent (and only to the extent) used in, or related to, the Business, and to the extent permitted by applicable Law, the personnel files of Transferred Employees; provided, however, that the Seller may redact any information subject to attorney-client privilege or exclusively related to the Excluded Assets, the Excluded Liabilities or the Seller Other Businesses from Books, Records and Files and similar materials conveyed pursuant to this Section 2.1(h);
(i)    all permits, licenses, certifications and approvals from all permitting, licensing, accrediting and certifying agencies, and the rights to all data and records held by such permitting, licensing and certifying agencies, in each case exclusively used in, or exclusively related to, the Business and to the extent transferable;
(j)    all accounts, notes or other receivables to the extent (and solely to the extent) related to, or generated by, the Business prior to the Closing Date, whether current or non-current (“Receivables”);
(k)    the assets, if any, to be transferred to the Purchaser pursuant to Article VIII;

(l)    all goodwill and going concern value and other intangible assets, if any, arising from or related to the Business, except for goodwill related to the Excluded Assets or the Seller Other Businesses;
(m)    the assets set forth on Schedule 2.1(m); and
(n)    all other assets owned by the Seller exclusively used in, or exclusively related to, the Business.
Section 2.2    Excluded Assets. Notwithstanding anything to the contrary in this Agreement, the Seller does not sell, transfer, convey, assign or deliver to the Purchaser, and the Purchaser shall not purchase or otherwise acquire, and the Purchased Assets shall not include, any right, title and interest in or to any of the following assets of the Seller, all of which shall be retained by the Seller (such assets being collectively referred to hereinafter as the “Excluded Assets”):
(a)    except to the extent (and solely to the extent) set forth in Section 2.1(a), Section 2.1(c)(2), Section 2.1(e)(2), Section 2.1(f), Section 2.1(g), Section 2.1(h), Section 2.1(j), Section 2.1(k), Section 2.1(l) and Section 2.1(m), all the assets, rights and properties of every kind and description and wherever located, whether tangible or intangible, real, personal or mixed, used in, held for use in, or related to the Seller Other Businesses;
(b)    all rights of the Seller arising under this Agreement or the Ancillary Agreements, or from the consummation of the transactions contemplated hereby or thereby;
(c)    all cash and cash equivalents, securities (other than the RentWiki Holdco, LLC securities owned by the Seller) and negotiable instruments on hand, in lock boxes, in financial institutions or elsewhere, including any cash residing in any collateral cash account securing any obligation or contingent obligation;
(d)    all receivables or accounts or rights under any Contract between the Seller and any of its Members (or Affiliates of any of its Members), except for all receivables relating to wholesale fees or profit pass-over fees due from Members (or any Affiliates of Members) under the Contracts set forth on Schedule 7.7 in respect of pre-Closing sales by Members (or such Affiliates) of Products;
(e)    except as set forth on Schedule 2.1(e), any and all right, title and interest of the Seller in and to any Real Property, whether owned, leased or otherwise and whether or not related to the Business;
(f)    all Intellectual Property rights, except the Business Intellectual Property and the rights to Intellectual Property granted under the Business Contracts;
(g)    all insurance policies relating to the Business and all claims, credits, causes of action or rights thereunder and proceeds thereof;
(h)    all assets of any employee or independent contractor compensation, benefit plan, program or arrangement that is maintained or contributed to by the Seller, except for those assets that are transferred to the Purchaser pursuant to Article VIII;

(i)    any right to any refund or credit with respect to Taxes in accordance with the provisions of Article IX;
(j)    any assets that have been disposed of in compliance with this Agreement after the date hereof and prior to the Closing;
(k)    all Books, Records and Files (1) to the extent relating to the Seller Other Businesses, Excluded Assets or Excluded Liabilities, wherever located, including the Tax Returns and Books, Records and Files relating to income and similar Taxes of the Seller or its Members, and (2) comprising minute books, transfer books, formation records and similar documents of the Seller; and
(l)    the other assets set forth on Schedule 2.2(l).
Section 2.3    Assumed Liabilities. At the Closing, the Purchaser shall assume and agree to pay, perform and discharge when due, and shall indemnify and hold the Seller Indemnified Parties harmless from and against and in respect of any and all Losses attributable to, any and all Liabilities of the Seller recorded or reflected on the Balance Sheet (except for the portions of such Liabilities that are fully satisfied or discharged prior to the Closing Date), all Liabilities that would be recorded or reflected on a balance sheet of the Business as of the Closing Date prepared in accordance with GAAP consistent with past practice, the Liabilities assumed pursuant to Section 7.11, Article VIII and Article IX, and all Liabilities arising from or related to the ownership or operation of the Purchased Assets and the Business following the Closing, other than the Excluded Liabilities specifically set forth in Section 2.4(a) – (f). (collectively, the “Assumed Liabilities”).
Section 2.4    Excluded Liabilities. Except for the Assumed Liabilities, the Purchaser shall not assume or be obligated to pay, perform or otherwise discharge (and at the Closing, the Seller shall retain (or, if necessary, expressly assume, except with respect to any Taxes of the Seller’s Affiliates or Members under Section 2.4(b)(i)), and shall be responsible for paying, performing and otherwise discharging when due without any recourse to the Purchaser, and shall indemnify and hold the Purchaser Indemnified Parties harmless from and against and in respect of any and all Losses attributable to) any Liabilities of the Seller of any kind, currently existing or hereinafter arising (collectively, the “Excluded Liabilities”), including the following:
(a)    all Liabilities to the extent relating to or arising out of the Seller Other Businesses or the Excluded Assets, whether arising prior to or after the Closing Date;
(b)    other than Taxes allocated to the Purchaser pursuant to Article IX, all Liabilities for (i) Taxes of the Seller and its Affiliates and Members, (ii) Taxes related to or imposed on the Purchased Assets, the Business or the Assumed Liabilities for any taxable period ending on or before the Closing Date, (iii) payments under any Tax allocation, sharing or similar arrangement (oral or written) between the Seller and any other Person (other than the Purchaser), (iv) an obligation, if any, imposed under any bulk transfer or fraudulent transfer laws of any jurisdiction, under any de facto merger Law, successor liability Law or any similar Law applicable to the transactions contemplated by this Agreement, and (v) the Seller’s share of any Taxes pursuant to Article IX;

(c)    all indebtedness for borrowed money or guarantees thereof of the Seller outstanding as of the Closing Date;
(d)    all payables and loans between the Seller and any of its Members (or Affiliates of any of its Members), except for all payables relating to profit pass-over fees due to Members (or any Affiliates of Members) under the Contracts set forth on Schedule 7.7 in respect of pre-Closing sales of Products;
(e)    all Liabilities with respect to any Employee Benefit Plan, any Compensation and Benefit Plan and any Business Employee, except as specifically provided in Article VIII; and
(f)    the other Liabilities set forth on Schedule 2.4(f).
ARTICLE III
PURCHASE PRICE; NET WORKING CAPITAL
Section 3.1    Purchase Price. Subject to the terms and conditions of this Agreement, at the Closing, as consideration for the sale, transfer, conveyance and assignment of the Purchased Assets to the Purchaser, the Purchaser shall (i) deliver to the Seller (or one or more of its designees) one or more wire transfers of immediately available funds to the wire transfer address or addresses (as provided by the Seller to the Purchaser at least one Business Day prior to the Closing Date), equal to $585,000,000 in the aggregate (the “Purchase Price”), less the Indemnity Escrow Amount and as adjusted pursuant to Section 3.3(b), (ii) deposit the Indemnity Escrow Amount by wire transfer in an account with the Escrow Agent, such Indemnity Escrow Amount to be managed and paid by the Escrow Agent pursuant to the terms of the Escrow Agreement, and (iii) assume the Assumed Liabilities. The Purchase Price shall be subject to adjustment as set forth in Section 3.3.
Section 3.2    Allocation of Purchase Price.
(a)    As soon as practicable, and in any event not later than 120 days after the determination of Final Working Capital pursuant to Section 3.3, the Purchaser shall provide to the Seller an allocation of the Purchase Price and the Assumed Liabilities among the Purchased Assets (the “Draft Allocation”). The Draft Allocation shall be prepared in accordance with Section 1060 of the Code (and any corresponding provisions of state and local Law). No later than 20 days following delivery of the Draft Allocation, the Seller shall have delivered any objections to the Draft Allocation (and if no such objections are delivered by such time, the Seller shall be deemed to have consented to the Draft Allocation). The Purchaser and the Seller shall work in good faith to resolve any objections, provided, however, that any objection that cannot be resolved by the Purchaser and the Seller shall be resolved by the Independent Accounting Firm, the expenses of which shall be borne jointly by the Purchaser and the Seller. If applicable, the Draft Allocation shall be modified to reflect the resolution of any objections (as modified, if applicable, the “Final Allocation”).

(b)    Each of the Seller and the Purchaser shall (i) be bound by the Final Allocation for purposes of determining Taxes and (ii) prepare and file, and cause its Affiliates to prepare and file, its Tax Returns (including IRS Form 8594) on a basis consistent with the Final Allocation. The Seller and the Purchaser shall not take any position inconsistent with the Final Allocation in any Tax Return, in any refund claim, in any litigation, or otherwise unless required by a final determination by an applicable taxing authority.
Section 3.3    Net Working Capital Adjustment.
(a)    No later than two Business Days prior to the Closing Date, the Seller shall prepare in good faith (in consultation with the Purchaser) and deliver to the Purchaser a certificate executed by the Seller’s Chief Financial Officer (the “Estimated Closing Certificate”) setting forth (i) the estimated amount of Net Working Capital as of the Closing Date (the “Estimated Working Capital”) and (ii) the amount, if any, by which the Estimated Working Capital differs from the Working Capital Threshold, which amount will either be a positive number (if the Estimated Working Capital exceeds the Working Capital Threshold) or a negative number (if the Estimated Working Capital is less than the Working Capital Threshold). The Estimated Closing Certificate shall be used to make a preliminary adjustment to the Purchase Price pursuant to Section 3.3(b), subject to further adjustment in accordance with Section 3.3(d).
(b)    In the event that the Estimated Working Capital is less than $8,795,909 (the “Working Capital Threshold”), the Purchase Price shall be reduced by an amount equal to the amount by which the Estimated Working Capital is less than the Working Capital Threshold. In the event that the Estimated Working Capital is greater than the Working Capital Threshold, the Purchase Price shall be increased by an amount equal to the amount by which the Estimated Working Capital exceeds the Working Capital Threshold.
(c)    Within one hundred twenty (120) days after the Closing Date, the Purchaser shall prepare in good faith and deliver to the Seller a certificate setting forth, in reasonable detail, its determination of Net Working Capital as of 12:01 a.m. on the Closing Date (the “Final Closing Certificate”). The Seller shall have thirty (30) Business Days from the date on which the Final Closing Certificate has been delivered to it to raise any objection(s) to the Final Closing Certificate, by delivery of written notice to the Purchaser setting forth such objection(s) in reasonable detail (the “Disputed Items”). The Seller shall be deemed to have agreed with all items and amounts in the Final Closing Certificate not specifically referenced as a Disputed Item. In the event that the Seller does not deliver any such objection(s) with respect to the Final Closing Certificate within such thirty (30) Business Day period, then the Closing Certificate shall be deemed final for purposes of this Section 3.3. In the event that any such objection(s) are so delivered by the Seller, the Closing Certificate shall be deemed not final and the Purchaser and the Seller shall attempt, in good faith, to resolve the Disputed Items and, if they are unable to resolve all of the Disputed Items within twenty (20) Business Days of delivery of such notice by the Seller, shall, within five (5) Business Days thereafter (or such earlier date as mutually agreed), submit the Disputed Items to an accounting firm selected by mutual agreement of the Purchaser and the Seller (the “Independent Accounting Firm”). The Purchaser and the Seller shall provide to the Independent Accounting Firm all work papers and back-up materials relating to the Disputed Items requested by the Independent Accounting Firm to the extent available to the Purchaser or its Affiliates or the Seller. The Purchaser and the Seller shall be afforded the opportunity to present to the Independent Accounting Firm any material related to the Disputed Items and to discuss the issues with the Independent Accounting Firm; provided, however, that any materials so provided to the Independent Accounting Firm shall also be made available to the other Party hereto. The Independent Accounting Firm shall be authorized to resolve only those items remaining in dispute between the Parties in accordance with the provisions of this Section 3.3(c) within the range of the difference between the Purchaser’s position with respect thereto and the Seller’s position with respect thereto. The determination by the Independent Accounting Firm, as set forth in a notice to be delivered to the Purchaser and the Seller within thirty (30) days after the submission of the Disputed Items to the Independent Accounting Firm, shall be final, binding and conclusive on the Purchaser and the Seller. The fees and expenses of the Independent Accounting Firm shall be split equally between the Purchaser and the Seller, and the fees and disbursements of the representatives of each Party incurred in connection with their preparation or review of the Final Closing Certificate and preparation or review of any Disputed Items, as applicable, shall be borne by such Party. The final Net Working Capital reflected in the Closing Certificate, as revised to reflect the resolution of any Disputed Items by the Purchaser and the Seller and/or the Independent Accounting Firm, shall be deemed to be the “Final Working Capital.”
(d)    At such time as the Closing Certificate shall become final in accordance with Section 3.3(c), the Estimated Working Capital shall be compared to the Final Working Capital. In the event that the Final Working Capital is less than the Estimated Working Capital, the Seller shall pay to the Purchaser within five (5) Business Days, by delivery of a wire transfer of immediately available funds, a cash payment in the amount equal to the amount by which the Final Working Capital is less than the Estimated Working Capital. In the event that the Final Working Capital is greater than the Estimated Working Capital, the Purchaser shall pay to the Seller within five (5) Business Days, by delivery of a wire transfer of immediately available funds, a cash payment in the amount equal to the amount by which the Final Working Capital exceeds the Estimated Working Capital.
ARTICLE IV
CLOSING
Section 4.1    Closing Date.
(a)    Subject to the terms and conditions of this Agreement, the sale and purchase of the Purchased Assets and the assumption of the Assumed Liabilities contemplated by this Agreement shall take place at a closing (the “Closing”) to be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 155 North Wacker Drive, Chicago, Illinois 60606, at 10:00 a.m. Chicago time, or at such other place, time or date as the Seller and the Purchaser may mutually agree in writing, on the third Business Day following the satisfaction or waiver of each of the conditions set forth in Article X (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing), but in any event no earlier than April 1, 2014 without the Purchaser’s approval; provided that, notwithstanding the satisfaction or waiver of the conditions set forth in Article X, if the Marketing Period has not ended at the time of the satisfaction or waiver of such conditions (other than those conditions that by their nature are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing), the Closing shall occur instead on (a) the earlier to occur of (i) any Business Day during the Marketing Period to be specified by the Purchaser to the Seller on no less than three Business Days’ written notice to the Seller and (ii) the second Business Day following the last day of the Marketing Period or (b) such other date, time or place as agreed to in writing by the Parties, in each case subject to the satisfaction or waiver of the conditions set forth in Article X (the day on which the Closing takes place, the “Closing Date”).

(b)    The Parties agree and acknowledge that the Closing shall be effective as of 12:01 a.m. Chicago time on the Closing Date.
Section 4.2    Closing Deliveries by the Seller. At the Closing, the Seller shall deliver, or cause to be delivered, to the Purchaser:
(a)    a duly executed counterpart of the Bill of Sale and Assignment and Assumption Agreement;
(b)    a duly executed counterpart of the Intellectual Property Assignment Agreement;
(c)    a duly executed counterpart of the Administrative Services Agreement;
(d)    a counterpart of each Affiliate Transition Agreement, duly executed by the relevant Member (or other non-Purchaser party) and/or its Affiliate;
(e)    the certificate required by Section 10.2(a);
(f)    a duly executed counterpart of the Lease Assignment;
(g)    a duly executed counterpart of the Escrow Agreement; and
(h)    a duly executed certificate of non-foreign status of the Seller, dated as of the Closing Date, in substantially the form attached hereto as Exhibit H.
Section 4.3    Closing Deliveries by the Purchaser. At the Closing, the Purchaser shall deliver to the Seller:
(a)    the Purchase Price;
(b)    a duly executed counterpart of the Bill of Sale and Assignment and Assumption Agreement;
(c)    a duly executed counterpart of the Intellectual Property Assignment Agreement;
(d)    a duly executed counterpart of the Administrative Services Agreement;

(e)    a duly executed counterpart of each Affiliate Transition Agreement;
(f)    a duly executed counterpart of the Lease Assignment;
(g)    a duly executed counterpart of the Escrow Agreement; and
(h)    the certificate required by Section 10.1(a).

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE SELLER
Except as set forth in the Seller Disclosure Schedule (it being understood and agreed by the Parties that disclosure of any item in any section or subsection of the Seller Disclosure Schedule shall be deemed disclosure with respect to any other section or subsection of the Seller Disclosure Schedule to which the relevance of such item is reasonably apparent), the Seller hereby represents and warrants to the Purchaser as follows:
Section 5.1    Organization, Authority and Qualification. The Seller is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all necessary organizational power and authority to enter into, execute and deliver this Agreement and the Ancillary Agreements, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements by the Seller, the performance by the Seller of its obligations hereunder and thereunder and the consummation by the Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite organizational action on the part of the Seller. This Agreement has been, and the Ancillary Agreements when executed and delivered by the Seller will be, duly executed and delivered by the Seller, and, assuming due authorization, execution and delivery by the Purchaser and any other parties thereto, this Agreement is, and the Ancillary Agreements when executed and delivered by the Seller will be, legal, valid and binding obligations of the Seller, enforceable against it in accordance with their respective terms, subject in each case to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, rehabilitation, liquidation, fraudulent conveyance, preferential transfer or similar Laws now or hereafter in effect relating to or affecting creditors’ rights and remedies generally and subject, as to enforceability, to the effect of general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).
Section 5.2    No Conflict. Assuming that all Consents and other actions described in Section 5.3 have been obtained, and except as may result from any facts or circumstances relating solely to the Purchaser, the execution, delivery and performance of this Agreement and the Ancillary Agreements by the Seller do not and shall not (a) violate, conflict with or result in the breach of the certificate of formation or Operating Agreement of the Seller, (b) conflict with or violate any Law or Governmental Order applicable to the Seller or the Purchased Assets or (c) conflict with, result in any breach of, constitute a default (or event that, with the giving of notice or lapse of time, or both, would become a default) under, require any Consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any Contract included in the Purchased Assets to which the Seller is a party, except, in the case of clauses (b) and (c), as would not have a Material Adverse Effect.

Section 5.3    Governmental Consents and Approvals. The execution, delivery and performance of this Agreement and the Ancillary Agreements by the Seller do not and shall not require any Consent of or action by any Governmental Authority, except (a) the requirements of the HSR Act, (b) as may be necessary as a result of any facts or circumstances relating solely to the Purchaser or any of its Affiliates, or (c) to the extent that the failure to obtain any such Consent or to take such action, make such filing or make such notification would not have a Material Adverse Effect.
Section 5.4    Financial Statements; No Undisclosed Liabilities; No Material Adverse Effect.
(a)    The Seller has delivered to the Purchaser true and complete copies of (i) the audited balance sheet of the Business as of December 31, 2012 and related audited statements of operations and cash flows of the Business for the fiscal year ended December 31, 2012, together with all related notes and schedules thereto and accompanied by the reports thereon of the Seller’s independent auditors, and (ii) the unaudited balance sheets of the Business as of December 31, 2011 and December 31, 2013 and the related unaudited statements of operations and cash flows of the Business for the fiscal years ended December 31, 2011 and December 31, 2013 (collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, have been prepared from the books and records of the Business and fairly present in all material respects the financial position, results of operations and cash flows of the Business as of the respective dates of and for the periods referred to therein, except as noted therein and, in the case of the Financial Statements described in clause (ii) above, subject to changes resulting from year-end adjustments, which are not, individually or in the aggregate, material, and to the absence of footnotes. When delivered at or prior to the Closing, the Additional Financial Statements will have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, will be prepared from the books and records of the Business and will fairly present in all material respects the financial position, results of operations and cash flows of the Business as of the respective dates of and for the periods referred to therein, except as noted therein and, in the case of the Additional Financial Statements described in clause (b) of the definition thereof, subject to changes resulting from year-end adjustments, which are not, individually or in the aggregate, material, and to the absence of footnotes.
(b)    Except as and to the extent adequately accrued or reserved against in the unaudited balance sheet of the Business as of December 31, 2013 (such balance sheet, together with all related notes and schedules thereto, the “Balance Sheet”), the Seller does not have any liability or obligation of any nature arising out of or relating to the Business, whether accrued, absolute, contingent or otherwise, whether known or unknown and whether or not required by GAAP to be reflected on a balance sheet of the Business or disclosed in the notes thereto, except for (i) liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the Balance Sheet that are not, individually or in the aggregate, material to the Business and (ii) performance obligations arising under the terms of Business Contracts.

(c)    Since December 31, 2013, (i) the Seller has conducted the Business only in the ordinary course consistent with past practice, (ii) there has not been a Material Adverse Effect, (iii) neither the Business nor the Purchased Assets have suffered any material loss, damage, destruction or other casualty, other than any such losses, damages, destruction or casualty that has been or is reasonably expected to be covered by insurance, and (iv) the Seller has not taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 7.1.
Section 5.5    Litigation. As of the date hereof, no Action by or against the Seller is pending or, to the Knowledge of the Seller, threatened, by or before any Governmental Authority or by any third party that relates to or arose out of the Purchased Assets or the Business or the Seller’s ownership or operation thereof (a) seeking damages in excess of $50,000, (b) pursuing any criminal sanctions or penalties, (c) seeking equitable or injunctive relief or (d) that would otherwise, individually or in the aggregate, have a Material Adverse Effect. As of the date hereof, there is no Action pending or, to the Knowledge of the Seller, threatened seeking to prevent, hinder, modify, delay or challenge the transactions contemplated by this Agreement or the Ancillary Agreements. As of the date hereof, there is no Action by the Seller pending, or which the Seller has commenced preparations to initiate, against any other Person in connection with the Business or the Purchased Assets.
Section 5.6    Sufficiency of Assets. The Purchased Assets, taken together with the services to be provided under the Ancillary Agreements and the Affiliate Transition Agreements, constitute all of the assets, properties and rights necessary and sufficient to conduct and operate the Business in all material respects in the manner as it is now being conducted by the Seller, assuming all required Consents of third parties (including as contemplated by Section 7.5) are obtained or alternative arrangements contemplated by Section 7.5(b) are performed. No representations, warranties or assurances are given regarding any future results or success of the Business following the Closing, and the representations set forth in this Section 5.6 shall not be deemed to represent a representation, warranty or other assurance of any anticipated or actual future operating or financial performance of the Purchased Assets or Business for any period following the Closing, including as a result of events, facts or circumstances occurring after the Closing, whether or not anticipated prior to the Closing, the conduct of the Business in any manner other than the manner in which the Business is conducted by the Seller as of the date of this Agreement.
Section 5.7    Title. The Seller has good and valid title to, or valid leasehold or sublease interests in, or license to, or other comparable Contract rights in or relating to, all of the assets included in the Purchased Assets, and such Purchased Assets as of the Closing shall be free and clear of any Encumbrance other than Permitted Encumbrances. Subject to Section 7.5, the delivery to the Purchaser of the Bill of Sale and Assignment and Assumption Agreement and other instruments of assignment, conveyance and transfer pursuant to this Agreement and the Ancillary Agreements and the Affiliate Transition Agreements will transfer to the Purchaser good and valid title to or a valid leasehold or sublease interest or other comparable Contract right in all of the Purchased Assets, free and clear of any Encumbrance other than Permitted Encumbrances. Notwithstanding the foregoing, this Section 5.7 shall not apply to any intellectual property matters, which are exclusively the subject of the representations and warranties contained in Section 5.12.

Section 5.8    Compliance with Laws. Except as would not have a material impact on the Business or the Purchased Assets, the Seller is, and since January 1, 2011 has been, in compliance with all Laws applicable to the Seller in connection with the conduct or operation of the Business and the ownership or use of the Purchased Assets. As of the date hereof, the Seller has not received during the past three years any notice, order, complaint or other communication from any Governmental Authority that the Seller is not in compliance with any such Laws with respect to the Business or the Purchased Assets, except as would not have a material impact on the Business or the Purchased Assets. The Seller holds all material permits, governmental licenses, certifications and other governmental authorizations that are necessary to conduct and operate the Business in all material respects as presently conducted and operated (the “Permits”). All such Permits are in effect and, to the Knowledge of the Seller, no appeal or other action is pending or threatened to revoke or modify any such Permits, except as would not have a material impact on the Business or the Purchased Assets.
Section 5.9    Employee Benefits.
(a)    Section 5.9(a) of the Seller Disclosure Schedule sets forth a complete and accurate list as of the date hereof of each material Compensation and Benefit Plan currently maintained, sponsored or contributed to, or required to be contributed to, by the Seller for the benefit of any current or former Business Employee (collectively, the “Employee Benefit Plans”).
(b)    With respect to each of the Employee Benefit Plans, the Seller has made available to the Purchaser copies of each of the following documents: (i) each Employee Benefit Plan (including all amendments thereto); (ii) the annual report and actuarial report, if required under ERISA or the Code, with respect to each such Employee Benefit Plan for the last plan year ending prior to the date hereof; (iii) the most recent summary plan description, together with each summary of material modifications, if required under ERISA, with respect to such Employee Benefit Plan; and (iv) the most recent determination letter received from the IRS with respect to each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code.
(c)    Each of the Employee Benefit Plans has been operated and administered in substantial compliance with all applicable Laws, including ERISA and the Code, except as would not reasonably be expected to result in a liability to the Purchaser. There are no pending or, to the Knowledge of the Seller, threatened claims by or on behalf of any of the Employee Benefit Plans, by any Business Employee or beneficiary thereof covered under any such Employee Benefit Plan or otherwise involving any such Employee Benefit Plan (other than routine claims for benefits), except as would not reasonably be expected to result in a liability to the Purchaser. Each Employee Benefit Plan intended to qualify under Section 401(a) of the Code has either received a favorable determination letter from the IRS with respect to its qualified status under the Code, or may make such amendments as may be required to obtain a favorable determination letter from the IRS within the remedial amendment period, and is so qualified. The Seller has no direct or contingent liability with respect to any plan subject to Title IV of ERISA that could become an obligation of the Purchaser as a result of the transactions contemplated by this Agreement.

Section 5.10    Labor Matters.
(a)    As of the date hereof, there are no pending or, to the Knowledge of the Seller, threatened organized strikes, lockouts, work stoppages or slowdowns involving the Business Employees.
(b)    As of the date hereof, there is no unfair labor practice proceeding involving the Business Employees before the National Labor Relations Board pending or, to the Knowledge of the Seller, threatened against the Seller.
(c)    To the Knowledge of the Seller, all Business Employees are legally entitled to work in the United States. With respect to the Business, since January 1, 2011, the Seller has complied in all material respects with all Laws applicable to the employment of labor.
Section 5.11    Tax Matters. All material Tax Returns that were required to have been filed by the Seller in respect of or in relation to the Purchased Assets have been duly and timely filed (taking into account any extensions of time in which to file). All of such Tax Returns were true, accurate, and complete in all material respects. The Seller has timely paid or withheld and remitted all Taxes shown as due on such Tax Returns and all other material Taxes related to the Purchased Assets or the Business (whether or not shown as due on such Tax Returns) or has established an adequate accrual for all material Taxes on its books. There are no Encumbrances for Taxes (other than Permitted Encumbrances) upon any of the Purchased Assets. The Seller has not executed or filed with any Governmental Authority any agreement extending, or having the effect of extending, the periods for assessment and collection of any Taxes relating to the Purchased Assets or the Business. There is no action, suit, investigation, audit, claim or assessment pending or, to the Knowledge of the Seller, threatened with respect to Taxes relating to any Purchased Asset or the Business and Seller is not currently participating in any voluntary disclosure or similar program relating to Taxes and the Purchased Assets or the Business. No jurisdiction in which the Seller does not file Tax Returns with respect to the Purchased Assets or the Business has notified the Seller that it is required to file Tax Returns or pay Taxes with respect to the Purchased Assets or the Business.
Section 5.12    Intellectual Property.
(a)    Section 5.12(a)(i) of the Seller Disclosure Schedule sets forth a complete and accurate list of all Intellectual Property that is both (1) owned by the Seller and used in connection with the conduct of the Business and (2) registered, issued or the subject of a pending application for registration (the “Business Registered IP”). Except as set forth on Section 5.12(a)(ii) of the Seller Disclosure Schedule, all Business Registered IP is included in the Business Intellectual Property being assigned to the Purchaser as of the Closing. No Business Registered IP that is included in the Business Intellectual Property is involved in any opposition, cancellation, interference, reissue, reexamination or other post-grant proceeding and, to the Knowledge of the Seller, no such proceeding is threatened in writing. The Seller exclusively owns, free and clear of all Encumbrances other than Permitted Encumbrances, all Business Intellectual Property or Intellectual Property purported to be Business Intellectual Property. The Business Registered IP included in the Business Intellectual Property is subsisting and, to the Knowledge of the Seller, is valid and enforceable.

(b)    No Action is pending or has been threatened in a writing received by the Seller since January 1, 2011 that challenges the validity or enforceability of any material item of Business Intellectual Property or the use or ownership of any material item of Business Intellectual Property, or that alleges that the Seller has, in relation to the conduct of the Business, infringed, misappropriated, violated or diluted any Intellectual Property rights of any Person. Since January 1, 2011 through the date hereof, the Seller has not received in relation to the conduct of the Business any written request or written invitation to consider taking a license under any patent owned by a third party.
(c)    The use by the Seller in the conduct of the Business of Intellectual Property owned by the Seller has not, since January 1, 2011, infringed, misappropriated, violated or diluted any Intellectual Property (other than Patents) and, to the Knowledge of the Seller, Patents of any third party. To the Knowledge of the Seller, since January 1, 2011, no third party has infringed or misappropriated any Business Intellectual Property in any material respect.
(d)    The Seller has taken commercially reasonable steps to protect its rights in the material Intellectual Property exclusively used in, or exclusively related to, the Business and has maintained the confidentiality of all material trade secrets exclusively used in, or exclusively related to, the Business, including the trade secrets that are included in the Business Intellectual Property.
(e)    No material Business Intellectual Property is subject to any outstanding order, judgment, decree or stipulation restricting the use or licensing thereof by the Seller.
(f)    Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, assuming all required Consents of third parties are obtained, will (i) cause the forfeiture or termination of, or give rise to a right of forfeiture or termination of, or result in any other material modification of any kind to, the Business’s right to use any Intellectual Property rights used in the conduct of the Business as currently conducted, except for the right to use any third party Intellectual Property the use of which will be provided pursuant to the Administrative Services Agreement or (ii) materially impair the right of the Purchaser to use, make, market, license, sell, copy, distribute, commercially exploit or dispose of any material Business Intellectual Property.
(g)    Since January 1, 2011, to the Knowledge of the Seller, there has been no unauthorized disclosure of personally identifiable information collected in connection with the Business. A privacy statement (the “Privacy Statement”) regarding the collection, use and disclosure of the personally identifiable information of individual users of the Seller’s websites used in connection with the conduct of the Business is posted and reasonably accessible on each such website. The Privacy Statements’ description of the Seller’s actual practices with respect to the collection, use and disclosure of individuals’ personally identifiable information is accurate in all material respects. Since January 1, 2011 through the date hereof, the Seller has received no written claims that the Seller has violated the Privacy Statements in any material respect or has improperly disclosed or misused in any material respect any personally identifiable information in relation to the Business. The Seller (i) has taken commercially reasonable measures, directly or indirectly, to ensure the security of all personally identifiable information collected in connection with the Business (if any) and (ii) has complied in all material respects with applicable data protection, privacy and similar United States Laws in any jurisdiction relating to any personally identifiable information collected in connection with the Business, and with its own policies and procedures related thereto. To the Seller’s Knowledge, since January 1, 2011, there have been no unauthorized intrusions or breaches of the security of any of the Seller’s computer systems used by the Seller in connection with the Business.

Section 5.13    Contracts.
(a)    Section 5.13(a) of the Seller Disclosure Schedule sets forth as of the date hereof, each of the following Business Contracts (collectively, “Material Contracts”):
(i)    any Employee Agreement;
(ii)    any Contract with any customer or advertiser under which the Seller received revenues in excess of $250,000 during the last year;
(iii)    any Contract for capital expenditures in excess of $100,000 during the last year;
(iv)    any services Contract (or portion thereof constituting a Business Contract) involving payments in excess of $100,000 during the last year;
(v)    any other Contract that involves annual commitments in excess of $100,000 that cannot be terminated by the Seller without penalty upon prior notice of 60 days or less;
(vi)    any Contract with any Governmental Authority;
(vii)    any Contract related to or evidencing indebtedness for borrowed money of the Business or pledging any Purchased Assets as security for any such indebtedness;
(viii)    any consulting Contract that is not terminable on less than 3 months’ advance notice and that includes annual compensation in excess of $200,000;
(ix)    any Contract providing for material indemnification rights or obligations to or from any Person with respect to liabilities relating to the Business or the Purchased Assets, other than Contracts entered into in the ordinary course of business;
(x)    any Contract with any labor union;
(xi)    any Contract under which a license of Intellectual Property material to the conduct of the Business is granted to or by the Seller or any other Contract under which a material restriction is imposed on the use of any Business Intellectual Property, including any covenant not to sue or co-existence agreement that relates to Business Intellectual Property, but in each case excluding (i) any license granted to the Seller of commercially available “off-the-shelf” software licensed to the Seller in object code form for an aggregate license fee of no more than $25,000 and (ii) any non-exclusive licenses granted to customers and syndication partners in the ordinary course of business;

(xii)    any Contract relating to settlement of any material administrative or judicial proceedings within the past five years; and
(xiii)    any partnership or joint venture agreement, merger agreement, or material asset or stock purchase or divestiture Contract.
(b)    Section 5.13(b) of the Seller Disclosure Schedule sets forth, as of the date hereof, each of the following Contracts of the Seller used in, or related to, the Business or the Purchased Assets:
(i)    any Contract granting to any Person any right of first refusal, right of first offer, option or similar preferential right with respect to the purchase of the Purchased Assets; and
(ii)    any Contract (A) restricting any right of the Seller, with respect to the Business, to compete with any Person or in any line of business or geographic area or during any period of time or (B) restricting any right of the Seller, with respect to the Business, to sell to or purchase from any Person, or that grants the other Person “most favored nation” status with respect to the Business.
(c)    To the Seller’s Knowledge, as of the date hereof, (i) each Material Contract is in full force and effect, except where the failure to be in full force and effect would not, individually or in the aggregate, reasonably be expected to be material to the Business or the Purchased Assets, and (ii) neither the Seller, nor any other party, is in breach or violation of, or (with or without notice or lapse of time or both) default under any, Material Contract, except for any such breaches or defaults that would not, individually or in the aggregate, reasonably be expected to be material to the Business or the Purchased Assets. The Seller has delivered or made available to the Purchaser true and complete copies of all written Material Contracts, including any amendments thereto.
Section 5.14    Brokers. The Seller shall be solely responsible for the fees and expenses of any broker, finder or investment banker entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement and the Ancillary Agreements based upon arrangements made by or on behalf of the Seller.
Section 5.15    Affiliate Interests and Transactions.
(a)    As of the date of this Agreement, to the Knowledge of the Seller, no Related Party of the Seller: (i) owns, directly or indirectly, any material equity interest (i.e., at least a 10% equity interest) in any competitor listed on Section 5.15(a)(i) of the Seller Disclosure Schedule or material supplier, licensor, lessor, distributor, independent contractor or customer of the Business; or (ii) owns, directly or indirectly, or has, or since January 1, 2011 has had, any interest in any material property (real or personal, tangible or intangible) exclusively used by the Seller in the Business;
(b)    The Members are not a party to any Contract with the Seller related to the Business other than those set forth on Section 5.15(b) of the Seller Disclosure Schedule and those contemplated pursuant to Section 7.7.

(c)    As of the date of this Agreement, in connection with the Business, (i) there are no outstanding (x) notes payable to, (y) accounts receivable from or (z) advances by the Seller to or from any Related Party of the Seller, and (ii) the Seller, in connection with the Business, is not otherwise a debtor or creditor of, or has any liability to, any Related Party of the Seller, except in each case of clauses (i) and (ii) for any such matters or amounts created in the ordinary course of business, created or owing in a Related Party’s capacity as an employee or director, or as would not result in a post-Closing Liability to the Purchaser.
Section 5.16    Conduct of Business. Since January 1, 2011, the Seller has conducted and operated the Business only through the Seller and not through any direct or indirect subsidiary or Affiliate of the Seller.
Section 5.17    Disclaimer. Except as set forth in this Article V with respect to the Seller, and with respect to the Members or other non-Purchaser parties party thereto, to the extent set forth in the Affiliate Transition Agreements, none of the Seller, its Members, or any of their respective Affiliates, managers, directors, officers, employees or representatives make or have made any other representation or warranty, express or implied, at law or in equity, in respect of the Seller, its Members, the Purchased Assets, the Assumed Liabilities, or the Business, and any such representation or warranty is hereby expressly disclaimed.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
Except as set forth in the Purchaser Disclosure Schedule (it being understood and agreed by the Parties that disclosure of any item in any section or subsection of the Purchaser Disclosure Schedule shall be deemed disclosure with respect to any other section or subsection of the Purchaser Disclosure Schedule to which the relevance of such item is reasonably apparent), the Purchaser hereby represents and warrants to the Seller as follows:
Section 6.1    Organization and Authority of the Purchaser. The Purchaser is a Delaware corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all necessary corporate power and authority to enter into, execute and deliver this Agreement and the Ancillary Agreements, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements by the Purchaser, the performance by the Purchaser of its obligations hereunder and thereunder and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate or similar action on the part of the Purchaser. This Agreement has been, and the Ancillary Agreements when executed and delivered by the Purchaser will be, duly executed and delivered by the Purchaser, and, assuming due authorization, execution and delivery by the Seller and any other parties thereto, this Agreement is, and the Ancillary Agreements when executed and delivered by the Purchaser will be, legal, valid and binding obligations of the Purchaser enforceable against it in accordance with their respective terms, subject in each case to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, rehabilitation, liquidation, fraudulent conveyance, preferential transfer or similar Laws now or hereafter in effect relating to or affecting creditors’ rights and remedies generally and subject, as to enforceability, to the effect of general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

Section 6.2    No Conflict. Assuming that all Consents and other actions described in Section 6.3 have been obtained, and except as may result from any facts or circumstances relating solely to the Seller, the execution, delivery and performance by the Purchaser of this Agreement and the Ancillary Agreements do not and shall not (a) violate, conflict with or result in the breach of any provision of the certificate of incorporation or bylaws (or similar organizational documents) of the Purchaser, (b) conflict with or violate any Law or Governmental Order applicable to the Purchaser or its assets, properties or businesses or (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any Contract to which the Purchaser is a party, except, in the case of clauses (b) and (c), as would not have a Purchaser Material Adverse Effect.
Section 6.3    Governmental Consents and Approvals. The execution, delivery and performance by the Purchaser of this Agreement and the Ancillary Agreements do not and shall not require any Consent of, or action by, any Governmental Authority, except (a) the requirements of the HSR Act or (b) where failure to obtain such Consent or to take such action, make such filing or make such notification, would not have a Purchaser Material Adverse Effect.
Section 6.4    Litigation. As of the date hereof, no Action by or against the Purchaser is pending or, to the Knowledge of the Purchaser, threatened, that would have a Purchaser Material Adverse Effect.
Section 6.5    Compliance with Laws. To the Knowledge of the Purchaser, the Purchaser is not in violation of any Law applicable to the Purchaser, except for violations that would not have a Purchaser Material Adverse Effect.
Section 6.6    Debt Financing/Sufficiency of Funds. The Purchaser has received a duly executed commitment letter, dated as of February 28, 2014, and the Redacted Fee Letter (collectively, but without giving effect to any redactions in the Redacted Fee Letter, the “Debt Commitment Letter”), from the Debt Financing Sources, true and accurate and complete copies of which are in effect on the date of this Agreement were made available to the Seller on the date hereof, pursuant to which the Debt Financing Sources have committed, on the terms set forth therein, to provide to the Purchaser the secured debt financing set forth therein (the “Debt Financing”). As of the date hereof, the Debt Commitment Letter has not been amended, modified, waived or withdrawn (and no such amendment, modification, waiver or withdrawal is contemplated by the Purchaser or, to the Knowledge of the Purchaser, the other parties thereto) and the Debt Commitment Letter is in full force and effect and constitutes the legal, valid and binding obligations of the Purchaser and, to the Knowledge of the Purchaser, each other party thereto, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights and to general principles of equity. As of the date hereof, there are no other agreements, side letters or arrangements relating to the Debt Commitment Letter that could affect the availability of the funding in full of the Debt Financing on the Closing Date. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach on the part of the Purchaser or any of its Affiliates or, to the Knowledge of the Purchaser, any other party thereto, under the Debt Commitment Letter. Assuming the conditions set forth in Section 10.2 are satisfied at the Closing, the aggregate amount of the Debt Financing, when funded in accordance with the Debt Commitment Letter on the Closing Date, together with cash on hand of the Purchaser, will provide the Purchaser with sufficient immediately available cash funds to consummate the transactions contemplated under this Agreement and to pay all related fees and expenses. The Debt Financing is subject to no conditions to the parties of the Debt Commitment Letter to make the full amount of the Debt Financing available to the Purchaser at the Closing other than as set forth in the Debt Commitment Letter. As of the date hereof, the Purchaser has no reason to believe that any of the conditions to the Debt Financing will not be satisfied or that the Debt Financing will not be available in full to the Purchaser on the Closing Date.
Section 6.7    Brokers. The Purchaser shall be solely responsible for the fees and expenses of any broker, finder or investment banker entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.
Section 6.8    Investigation by the Purchaser. The Purchaser has conducted its own independent review and analysis of the Business and the Purchased Assets and acknowledges that the Purchaser has been provided access to the Purchased Assets for this purpose. The Purchaser has not relied and is not relying on any representation or warranty, oral or written, express or implied, made by the Seller, its Members or any of their respective representatives or Affiliates, except as expressly set forth in this Agreement, the Ancillary Agreements and the Affiliate Transition Agreements.
ARTICLE VII
ADDITIONAL COVENANTS AND AGREEMENTS
Section 7.1    Conduct of the Business. From the date of this Agreement until the Closing (or until the earlier termination of this Agreement in accordance with Section 11.1), except as required by applicable Law, as set forth on Section 7.1 of the Seller Disclosure Schedule, as expressly contemplated by this Agreement, any Ancillary Agreement or any Affiliate Transition Agreement, or as otherwise waived or consented to in writing by the Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed), the Seller shall:
(a)    conduct the Business in the ordinary course consistent with past practice;
(b)    use commercially reasonable efforts to preserve substantially intact the organization of the Business;

(c)    use commercially reasonable efforts to preserve intact the goodwill of the Business and the relationships of the Seller with the customers, vendors, suppliers of the Business and others having significant business relations with the Business;
(d)    use commercially reasonable efforts to keep available the services of the current Business Employees (provided that terminations of Business Employees with “cause” shall not require consent);
(e)    continue to maintain the Books, Records and Files of the Seller related to the Business on a basis consistent with past practice;
(f)    pay all accounts payable and other current obligations of the Seller related to the Business when they become due and payable in the ordinary course of business, except for account payable or other current obligations that are the subject of a good faith dispute;
(g)    continue to make all necessary and material filings and payments with Governmental Authorities in connection with the Business in a timely manner, and use commercially reasonable efforts to maintain in effect all existing permits required for the ongoing operation of the Business as presently conducted;
(h)    not (i) sell, assign, convey, transfer, intentionally subject to an Encumbrance or lease (as lessor) any Purchased Assets, other than assets used, consumed or replaced in the ordinary course of business, (ii) accelerate the collection of or discount, write off, forgive, waive or otherwise cancel, in whole or in part, any Receivable included in the Purchased Assets, other than in the ordinary course of business consistent with past practice or except as required by GAAP or applicable Law, or (iii) enter into any Contract to do any of the foregoing;
(i)    except as may be required under any Employee Benefit Plan or applicable Law or agreement, not grant to any Business Employee any increase in compensation or benefits, or adopt, enter into or amend any material Employee Benefit Plan;
(j)    not make, revoke or modify any Tax election, settle or compromise any Tax liability or file any Tax Return relating to the Business in each case other than on a basis consistent with past practice or as required by Law;
(k)    not cancel, compromise, waive or release any right or claim relating to the Business or the Purchased Assets, other than in the ordinary course of business consistent with past practice;
(l)    not (i) allow to lapse or abandon any Business Registered IP or (ii) grant any license to any Business Intellectual Property other than non-exclusive licenses granted in the ordinary course of business consistent with past practice;
(m)    not settle any Action relating to the Business, the Purchased Assets or the Assumed Liabilities;

(n)    not enter into or materially amend, waive, modify or consent to the termination of any material Business Contract, or materially amend, waive, modify or consent to the termination of the Seller’s rights thereunder, except in the ordinary course of business;
(o)    incur any indebtedness for borrowed money in respect of the Business; and
(p)    not agree in writing to do any of the foregoing.
Nothing contained herein shall give the Purchaser, directly or indirectly, the right to control or direct the operations of the Seller prior to Closing.
Section 7.2    Access to Information; Confidentiality.
(a)    From the date hereof until the Closing, upon reasonable notice, the Seller shall: (i) afford the Purchaser, the Debt Financing Sources (to the extent required pursuant to Section 7.9) and their respective authorized representatives reasonable access to the properties and Books, Records and Files of the Business, and (ii) furnish to the officers, directors, employees, and authorized representatives of the Purchaser such additional financial and operating data and other information regarding the Business (or copies thereof) as the Purchaser may from time to time reasonably request; provided, however, that any such access or furnishing of information shall be scheduled and coordinated through Robert Gallagher at the Seller and shall be conducted at the Purchaser’s expense, during normal business hours, under the supervision of the Seller’s personnel and in such a manner as not to interfere with the normal operations of the Business or any of the Seller Other Businesses. Notwithstanding anything to the contrary in this Agreement, the Seller shall not be required to disclose any information to the Purchaser if such disclosure would be reasonably likely to (x) in the good faith judgment of the Seller’s outside counsel, jeopardize any attorney-client privilege (provided that the Seller will use commercially reasonable efforts to enter into arrangements that would not result in the loss of such privilege, including joint defense agreements) or (y) contravene any applicable Laws, and in no event shall the Seller, its Members or their respective Affiliates be required to provide access to or copies of any income Tax Returns of the Seller, any such Member or their respective Affiliates.
(b)    The terms of the Confidentiality Agreement, dated as of October 24, 2013, between CoStar Group, Inc. and the Seller (as amended, the “Confidentiality Agreement”), shall continue in full force and effect until the Closing, at which time the Confidentiality Agreement shall terminate; provided, however, that, from and after the Closing and for a period of three years after the Closing Date, except as would have been permitted under the terms of the Confidentiality Agreement, the Purchaser shall, and shall cause its Affiliates and its and their respective officers, directors, managers, partners, employees, and representatives to, treat and hold as confidential, and not disclose to any Person any Confidential Information relating to any Member, the Seller, the Seller Other Businesses, the Excluded Assets or the Excluded Liabilities; provided further, however, that the Purchaser shall be permitted to take any actions permitted by and in accordance with Section 13.2, including disclosing this Agreement and the terms hereof if required by applicable Law or the rules of a stock exchange on which securities of the Purchaser are listed. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

(c)    Nothing provided to the Purchaser or any other Person pursuant to Section 7.2(a) shall in any way lessen or diminish the Purchaser’s obligations under the Confidentiality Agreement. The Purchaser acknowledges and agrees that any Confidential Information provided to the Purchaser or any other Person pursuant to Section 7.2(a) or otherwise by or on behalf of the Seller or any Representative (as defined in the Confidentiality Agreement) of the Seller shall be subject to the terms and conditions of the Confidentiality Agreement.
(d)    For a period of three years following the Closing Date, the Seller shall not, and the Seller shall cause its Affiliates and its and their respective officers, directors, managers, partners, employees, and representatives not to, divulge or convey to any third party any Confidential Information relating to the Purchaser, the Business, the Purchased Assets or the Assumed Liabilities; provided, however, that the Seller shall be permitted to divulge or convey any such Confidential Information to any of its Members to permit such Member to comply with applicable Law or the rules of a stock exchange on which its securities are listed; provided further, however, that the Seller or its Affiliates may furnish such portion (and only such portion) of such Confidential Information as the Seller or such Affiliate reasonably determines it is legally obligated to disclose if: (i) it is requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar legal or administrative proceeding) to disclose all or any part of such Confidential Information; (ii) to the extent not inconsistent with such request, it notifies the Purchaser of the existence, terms and circumstances surrounding such request or requirement and consults with the Purchaser on the advisability of taking steps available under applicable Law to resist or narrow such request or requirement; and (iii) it takes all actions reasonably requested by the Purchaser (at the Purchaser’s sole expense) to seek to obtain an order or other reliable assurance that confidential treatment will be accorded to the disclosed Confidential Information.
(e)    Effective as of the Closing, the Seller hereby assigns to the Purchaser all of the Seller’s right, title and interest in and to the portions of any confidentiality agreements entered into by the Seller (or its Affiliates or its representatives) and each Person (other than the Purchaser and its Affiliates and representatives) who entered into any such agreement or to whom Confidential Information was provided in connection with any transaction involving the acquisition or purchase of all or any material portion of the Business or the Purchased Assets related to the Business, the Purchased Assets or the Assumed Liabilities. From and after the Closing, the Seller will take all actions, at the Purchaser’s sole expense, reasonably requested by the Purchaser in order to assist in enforcing the rights so assigned; provided, however, that in no event shall the Seller be required to commence or pursue any Action in connection therewith. To the extent permitted under the terms of such confidentiality agreements, the Seller shall, prior to the Closing, issue a notice to any such Person that entered into such a confidentiality agreement described in this Section 7.2(e) to return or destroy any confidential materials that were provided to any such Person in connection with the consideration of any such transaction.

(f)    From and after the Closing (but subject to Section 7.8), (i) the Seller (and its successors and assigns) may use in the Seller Other Businesses, as they may evolve following the Closing, for any and all purposes any Residual Information of the Seller personnel, and (ii) the Purchaser and its Affiliates (and their respective successors and assigns) may use in the Business, as it may evolve following the Closing, for any and all purposes any Residual Information of Transferred Employees; provided that no license is granted hereby to any patents or copyrights owned by either Party or its Affiliates. For the avoidance of doubt, neither the Purchaser nor any of its Affiliates shall have any obligation under this Section 7.2(f) to provide any Residual Information or embodiments thereof to the Seller or its Affiliates. If, at any time and from time to time during the eighteen month period after the Closing Date, the Purchaser reasonably determines that the Seller owned Intellectual Property as of the Closing that was then being used in the current conduct of the Business (other than as part of the Seller’s enterprise-wide back-office and general administrative support functions) but that was not included in the Business Intellectual Property assigned to the Purchaser at the Closing, (i) the Seller, at its sole cost, thereafter shall promptly deliver to the Purchaser copies of any tangible embodiments of such Intellectual Property in the Seller’s possession or under its control and (ii) the Seller thereupon shall grant to the Purchaser an irrevocable, perpetual, worldwide, royalty-free and non-exclusive license to use, copy, prepare derivative works based on, distribute and otherwise commercially exploit such Intellectual Property in the Business, as it may evolve following the Closing, for any and all purposes, subject, in the case of any Confidential Information of the Seller, to the applicable provisions of the Confidentiality Agreement and this Section 7.2.
Section 7.3    Regulatory and Other Authorizations; Notices and Consents.
(a)    Each of the Seller and the Purchaser shall use its reasonable best efforts to obtain promptly all Consents of all Governmental Authorities that may be or become necessary for the performance of its and the other Party’s obligations pursuant to, and the consummation of the transactions contemplated by, this Agreement and the Ancillary Agreements. The Seller and the Purchaser shall each be responsible for paying any fees and other costs (including legal and consultant fees) incurred by that Party relating to any Consents, including fees and other costs relating to the preparation of any filings or submissions to any Governmental Authority; provided, however, that the Seller shall not be required to pay any fees or other payments to any Governmental Authority in order to obtain any such Consent. Neither the Seller nor the Purchaser shall knowingly enter into any agreement to acquire, or make any announcement that it has entered into or intends to enter into any acquisition agreement to acquire, a U.S. national multifamily Internet listing service company, the acquisition of which by the Purchaser or the Seller could reasonably be expected to have the effect of materially delaying, impairing or impeding the receipt of any Consents of any Governmental Authority contemplated by this Agreement and the Ancillary Agreements. The Seller and the Purchaser each agree to (i) make, or to cause to be made, an appropriate filing of a notification and report form pursuant to the HSR Act within ten Business Days after the date of this Agreement (ii) make, or to cause to be made, any other filing or notification required by any other Competition Laws and otherwise advisable, with respect to the transactions contemplated by this Agreement as promptly as practicable after the date of this Agreement, and (iii) to supply as promptly as practicable any additional information and documentary and other material that may be requested by any Governmental Authority pursuant to the HSR Act or any other Competition Laws. If any objections are asserted with respect to the transactions contemplated hereby under any Competition Law or if any suit or proceeding is instituted or threatened by any Governmental Authority or any private party challenging any of the transactions contemplated hereby as violating any Competition Law, each of the Purchaser and the Seller shall use its reasonable best efforts to promptly resolve such objections in order to enable the transactions contemplated by this Agreement and the Ancillary Agreements to be consummated as promptly as practicable; provided, however, that notwithstanding the foregoing, the Purchaser and the Seller shall have the right, but not the obligation, to defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement under any Competition Law, including seeking to have any stay, injunction, or temporary restraining order entered by any court or other Governmental Authority vacated or reversed. Notwithstanding anything to the contrary in this Agreement or the Ancillary Agreements, neither the Purchaser nor the Seller shall be required to take or agree to take any action, including entering into any consent decree, hold separate order or other arrangement, that would (i) require or result in the sale, divestiture or other direct or indirect disposition of any assets or rights of the Purchaser, the Seller, or any of their respective Affiliates, except in the case of the Purchaser or any of its Affiliates as would not reasonably be expected to result in a loss by the Purchaser of a material benefit or material benefits, after taking into account the adverse effect of the proposed actions on the Purchaser and its Affiliates (including, for these purposes, the Purchased Assets), arising from or relating to the transactions contemplated by this Agreement or the Ancillary Agreements, or (ii) limit the Purchaser’s, the Seller’s, or any of their respective Affiliates’ freedom of action with respect to, or its or their ability to retain, conduct, consolidate or otherwise control, any of the Purchaser’s or its Affiliates’ assets or businesses, or any of the Seller’s or its Affiliates’ assets or businesses, respectively, except in the case of the Purchaser or any of its Affiliates as would not reasonably be expected to result in a loss by the Purchaser of a material benefit or material benefits, after taking into account the adverse effect of the proposed actions on the Purchaser and its Affiliates (including, for these purposes, the Purchased Assets), arising from or relating to the transactions contemplated by this Agreement or the Ancillary Agreements (any such condition described in the foregoing clauses (i) and (ii), a “Burdensome Condition”).
(b)    In furtherance and not in limitation of Section 7.3(a), each Party shall (i) cooperate with each other to determine whether any Consents (other than HSR Act filings) are required or advisable to be obtained from any Governmental Authority in connection with the transactions contemplated by this Agreement, (ii) promptly notify the other Party of any communication it or any of its Members or Affiliates receives from any Governmental Authority relating to the matters that are the subject of this Agreement and, subject to the Confidentiality Agreement, permit the other Party to review in advance any proposed communication by such Party to any Governmental Authority relating to the matters that are the subject of this Agreement, (iii) not agree to participate in any meeting with any Governmental Authority in respect of any filings, investigation or other inquiry related to the transactions contemplated by this Agreement unless it consults with the other Party in advance and, to the extent permitted by such Governmental Authority, gives the other Party the opportunity to attend and participate at such meeting, and (iv) subject to the Confidentiality Agreement, coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other Party may reasonably request in connection with the foregoing and in seeking early termination of any applicable waiting periods including under the HSR Act and any other applicable Competition Laws. Subject to the Confidentiality Agreement, the Parties shall provide each other with copies of all correspondence, filings or communications between them or any of their representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, with respect to this Agreement and the transactions contemplated by this Agreement.

Section 7.4    Notifications. Prior to the Closing Date, (a) upon receiving Knowledge thereof, the Seller shall promptly advise the Purchaser in writing of (i) the occurrence of any Material Adverse Effect, (ii) any failure of the Seller to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder that would reasonably be expected to give rise to a failure of the condition set forth in Section 10.2(a)(ii) or (iii) any Action pending or threatened against the Seller seeking to prevent, hinder, modify, delay or challenge the transactions contemplated by this Agreement or the Ancillary Agreements, and (b) upon receiving Knowledge thereof, the Purchaser shall promptly advise the Seller in writing of (x) the occurrence of any Purchaser Material Adverse Effect, (y) any failure of the Purchaser to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder that would reasonably be expected to give rise to a failure of the condition set forth in Section 10.1(a)(ii) or (z) any Action pending or threatened against the Purchaser seeking to prevent, hinder, modify, delay or challenge the transactions contemplated by this Agreement or the Ancillary Agreements; provided that no such notification shall affect the representations, warranties or covenants of either Party or the conditions to the obligations of either Party hereunder.
Section 7.5    Further Action.
(a)    Each of the Seller and the Purchaser shall use its commercially reasonable efforts to take, or cause to be taken, all appropriate action, to do or cause to be done all things necessary, proper or advisable under applicable Law and the agreements included in the Purchased Assets, and to execute and deliver such documents and other papers and any other agreements (including the Ancillary Agreements), as may be necessary to carry out the provisions of this Agreement and the Ancillary Agreements and consummate and make effective the sale, transfer and conveyance of the Purchased Assets and the assignment of the Assumed Liabilities (and unconditional release of the Seller with respect thereto) and the exclusion of the Excluded Liabilities (and unconditional release of the Purchaser with respect thereto) pursuant to this Agreement and to consummate and make effective the other transactions contemplated by this Agreement and the Ancillary Agreements, including using commercially reasonable efforts to ensure satisfaction of the conditions precedent to each Party’s obligations hereunder and thereunder and including, to the extent practicable, to obtain all required Consents from third parties. Neither Party shall be required to pay any amounts in connection with obtaining any required Consents from third parties, and neither Party will be required to commit to make any material concession, waiver or amendment under any Contract in connection with obtaining any such Consent.
(b)    Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign, license, sublicense or otherwise provide rights with respect to any Purchased Asset or any right thereunder, or provide any service pursuant to the Administrative Services Agreement or any other Ancillary Agreement, if an attempted assignment, license or other provision, without the Consent of, or other action by, any third party, would constitute a breach or other contravention of a Contract with such third party or would in any way adversely affect the rights of the Purchaser or the Seller or any of their respective Members or Affiliates relating to such Purchased Assets or other assets used to provide services pursuant to the Ancillary Agreements. To the extent that any of the transfers, distributions, licenses, deliveries and the assumptions required to be made in connection with the transactions contemplated by this Agreement shall not have been so consummated at the Closing, the Parties shall cooperate and use their commercially reasonable efforts for 12 months after the Closing to effect such consummation as promptly thereafter as reasonably practicable, including executing and delivering such further instruments of transfer and taking such other actions as the Parties may reasonably request in order to effectuate the purposes of this Agreement and the Ancillary Agreements or as applicable, (y) to more effectively transfer to the Purchaser or confirm the Purchaser’s right, title to or interest in, all of the Purchased Assets, to put the Purchaser in actual possession and operating control thereof and to permit the Purchaser to exercise all rights with respect thereto (including rights under Contracts and other arrangements as to which the Consent of any third party to the transfer thereof shall not have previously been obtained) or (z) to provide such service pursuant to the relevant Ancillary Agreement.
(c)    In the event and to the extent that the Seller and the Purchaser are unable to obtain any required Consents under any Contracts necessary for the permitted transfer of any Purchased Asset, the Seller shall (i) for twelve months after the Closing continue to be bound by any such Contract pending assignment to the Purchaser, (ii) at the direction and expense of the Purchaser, pay, perform and discharge fully all of its obligations thereunder from and after the Closing and prior to assignment to the Purchaser and (iii) without further consideration therefor, pay, assign and remit to the Purchaser promptly all monies, rights and other consideration received in respect of such Contracts. The Seller shall exercise or exploit its rights and options under all such agreements, leases, licenses and other rights and commitments when and only as reasonably directed by the Purchaser. If and when any such Consent shall be obtained or such agreement, lease, license or other right shall otherwise become assignable or sublicenseable, the Seller shall promptly assign or sublicense its agreed-to rights and obligations thereunder to the Purchaser without payment of further consideration and the Purchaser shall, without the payment of any further consideration therefor, assume such rights and obligations.
(d)    In the event and to the extent that the Seller and the Purchaser are unable to obtain any required Consents necessary for the provision of any service pursuant to the Administrative Services Agreement, the Parties shall cooperate in good faith to identify a commercially reasonable alternative.
(e)    In the event that the Parties determine that certain assets, rights or properties which properly constitute Purchased Assets were not transferred to the Purchaser at the Closing, subject to Section 7.5(a) the Seller shall promptly take all steps reasonably necessary to transfer and deliver any and all of such assets to the Purchaser without the payment by the Purchaser of any further consideration therefor. In the event that the Parties determine that certain Excluded Assets were transferred to the Purchaser at the Closing, then the Purchaser shall promptly take all steps reasonably necessary to transfer and deliver any and all of such Excluded Assets to the Seller without the payment by the Seller of any further consideration therefor.

Section 7.6    Books, Records and Files. The Purchaser and the Seller agree that the Seller may maintain copies of any Books, Records and Files that are included in the Purchased Assets and that are delivered to the Purchaser hereunder and the Seller may prepare a comprehensive index and file plan of such Books, Records and Files. The Purchaser agrees to retain and maintain such Books, Records and Files for a period of at least seven years after the Closing (plus any additional time as required by Law or during which the Purchaser, as applicable, has been advised by the Seller that (i) there is an ongoing Tax audit with respect to periods prior to the Closing or (ii) any such period is otherwise open to assessment; provided that only such Books, Records and Files reasonably related to the appropriate Tax audit or period as advised by the Seller shall be subject to such time extension). During such period, the Purchaser agrees to give the Seller and its representatives reasonable cooperation, access (including copies) and staff assistance, as needed, during normal business hours and upon reasonable notice, with respect to the Books, Records and Files delivered to the Purchaser hereunder, and the Seller agrees to give the Purchaser and its representatives reasonable cooperation, access and staff assistance, as needed, during normal business hours and upon reasonable notice, with respect to the Books, Records and Files relating to the Business and retained by the Seller, in each case as may be necessary for general business purposes, including the defense of litigation, the preparation of Tax returns and financial statements and the management and handling of Tax audits; provided that such cooperation, access and assistance does not unreasonably disrupt the normal operations of the Purchaser or the Seller or their respective Members or Affiliates. Notwithstanding anything to the contrary contained in this Agreement, neither the Seller nor any of its Members or their respective Affiliates shall be required to provide access to or copies of any income Tax Returns of the Seller or any such Member or Affiliate.
Section 7.7    Agreements with Members. The Seller agrees that it will use its commercially reasonable efforts to assist the Purchaser and the Members (or the other non-Purchaser parties to the Affiliate Transition Agreements) to effect the transition of affiliate customers to direct customers under the Affiliate Transition Agreements. As of the Closing, the Seller shall amend the Contracts between the Seller and its Members set forth on Schedule 7.7 to the extent necessary to terminate any post-Closing rights or Liabilities between the Seller and such Member exclusively related to the Business, other than those set forth as Purchased Assets or Assumed Liabilities herein.
Section 7.8    Non-Competition. For a period of three years from the Closing Date, the Seller shall not and shall cause its Affiliates not to, without the prior written consent of the Purchaser, directly or indirectly, engage in the United States in the business of providing an online resource to individuals seeking a rental apartment or home through internet websites or selling or providing advertising products and services relating to apartment and home rentals through such websites to third parties through direct, distributor and affiliate sales channels (a “Prohibited Business”); provided, however, that nothing herein shall prohibit or prevent the Seller from:
(a)    making passive investments in the ordinary course of business in investment funds that make investments of 10% or less of the outstanding securities of any Person engaged in a Prohibited Business; provided that the Seller is not active in the management or governance of such Person;
(b)    exercising its rights or complying with its obligations under this Agreement (including complying with Section 7.7) or any of the Ancillary Agreements; or
(c)    directly or indirectly engaging in any of the Seller Other Businesses.

If a court of competent jurisdiction determines that the character, duration or geographical scope of the provisions of this Section 7.8 are unreasonable, it is the intention and the agreement of the Parties that these provisions shall be construed by the court in such a manner as to impose only those restrictions on the Seller’s conduct that are reasonable in light of the circumstances and as are reasonably necessary to provide the Purchaser the benefits of this Agreement. The Parties understand and acknowledge that immaterial, de minimis or inadvertent violations of this Section 7.8 by the Seller shall not be deemed a breach of this Section 7.8.
Section 7.9    Financing Assistance by the Seller. Prior to the Closing, the Seller shall use commercially reasonable efforts to, and shall use commercially reasonable efforts to cause its officers, directors, managers and employees, attorneys, accountants and other advisors and representatives working on its behalf to, at the Purchaser’s sole expense, cooperate with the Purchaser as necessary in connection with the arrangement and syndication of the Debt Financing as may be reasonably requested by the Purchaser (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Seller’s businesses), including (a) at reasonable times and with reasonable notice, participation by members of senior management of the Seller and their representatives in a reasonable number of meetings, and/or telephone conferences and presentations with prospective lenders and investors, (b) using commercially reasonable efforts to assist the Purchaser and the Debt Financing Sources in the preparation of those sections of any customary confidential information memoranda, lender presentations or other marketing and syndication documents and materials customarily used to arrange financings of the type contemplated by the Debt Commitment Letter that relate or are related to the Business and (c) facilitating the pledging of collateral substantially concurrently with the Closing, including obtaining such documentation reasonably requested by the Purchaser in order to release all Encumbrances over the Purchased Assets under any indebtedness for borrowed money; provided that, in each case in clauses (a) through (c), nothing in this Section 7.9 shall require cooperation to the extent that it would reasonably be expected to conflict with or violate any Law, or result in the material contravention of, or result in a material violation or breach of, or default under, any material Contract of the Seller, or require the expenditure of funds that are not promptly reimbursed by the Purchaser to the Seller, or require the Seller to provide access to or disclose information that the Seller reasonably determines would jeopardize any attorney-client privilege of the Seller. Notwithstanding anything in this Agreement to the contrary, neither the Seller nor any of its Affiliates shall be required to pay any commitment or other similar fee or incur any other liability or obligation in connection with the Debt Financing. The Seller hereby consents to the use by the Debt Financing Sources of the logos of the Business for use solely in marketing materials for the purpose of facilitating the syndication of the Debt Financing; provided that the logos are used solely in a manner that is not intended, or reasonably likely, to harm or disparage the Business or the reputation or the goodwill of the Business. Notwithstanding anything to the contrary contained herein, in no event shall the Seller’s compliance with this Section 7.9 be a condition to the Closing. For the avoidance of doubt and notwithstanding anything to the contrary contained in this Agreement, the Purchaser acknowledges and agrees that the obligations of the Purchaser to effect the Closing and consummate the transactions contemplated by this Agreement are not conditioned upon the availability or consummation of the Debt Financing or receipt of the proceeds therefrom, and the failure of the Purchaser to have sufficient cash available on the Closing Date to pay the Purchase Price and/or its failure to so pay the Purchase Price on the Closing Date, in each case as required pursuant to Article III and Article IV, and only if all of the conditions to Closing set forth in Section 10.2 are satisfied or to the extent permitted by applicable Law, waived (other than those conditions that by their nature are to be satisfied at Closing), shall constitute a breach of this Agreement by the Purchaser.

Section 7.10    Financial Statements. The Seller shall, prior to Closing, prepare, or cause to be prepared, and deliver, or cause to be delivered, to the Purchaser (a) the audited balance sheets of the Business as of December 31, 2011 and December 31, 2013 and related audited statements of operations and cash flows of the Business for the fiscal years ended December 31, 2011 and December 31, 2013, together with all related notes and schedules thereto and accompanied by the reports thereon of the Seller’s independent auditors and (b) the unaudited quarterly statement of operations for each quarter of the fiscal year ended December 31, 2013 (collectively, the “Additional Financial Statements”). No later than ten days following the Closing Date, the Seller shall also provide the unaudited balance sheet of the Business as of the Closing Date and the unaudited statements of operations for each full month between December 31, 2013 and the Closing Date; provided that if the Closing Date occurs on a day that is not the last day in the month, the Seller shall also provide unaudited statements of operations for the partial month in which the Closing Date occurs ending on the Closing Date. The Seller shall also (a) furnish the Purchaser with (x) all information related to the Business that is necessary to satisfy the conditions set forth in paragraph 4 of Exhibit C to the Debt Commitment Letter (or substantially similar provisions in any Alternative Financing) (information required by this clause (x), other than the information set forth in clause (b)(iii) of paragraph 4 of Exhibit C to the Debt Commitment Letter, the “Required Information”) and (y) such financial or other pertinent information regarding the Business as is customarily required in connection with the execution of financings of a type similar to the Debt Financing as may be reasonably requested by the Purchaser to assist in preparation of a pro forma consolidated balance sheet and a related pro forma consolidated statement of income, (b) use commercially reasonable efforts to obtain customary consents of accountants customary for financings similar to the Debt Financing for use of their reports in any materials relating to the Debt Financing at the expense of and as reasonably requested by the Purchaser on behalf of the Debt Financing Sources, and (c) at least three Business Days prior to the Closing Date, provide all documentation and other information about the Business as is reasonably requested in writing by the Purchaser at least nine days prior to the Closing Date which the Debt Financing Sources reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act. For a period of two years after the Closing Date, the Seller shall use commercially reasonable efforts, at the Purchaser’s reasonable request and sole expense, to request consents of its auditors (and provide such auditors with any required customary representation letters) in connection with securities offerings for use of their reports in any materials relating to any such securities offerings of the Purchaser if required by applicable Law or the rules of a stock exchange on which securities of the Purchaser are listed. The Purchaser acknowledges and agrees that as of the date hereof it has received, and the Debt Financing Sources have confirmed receipt of, the information that constitutes the Required Information as of the date of this Agreement from the Seller.

Section 7.11    Geotag and Smarter Agent Litigation.
(a)    If the Geotag Litigation is not fully resolved or settled prior to the Closing, following the Closing, the Seller shall have the sole authority to resolve or settle the Geotag Litigation and determine the resolution of the obligations and liabilities relating thereto (including the authority to control all negotiations and communications with the plaintiff, Governmental Authorities and any other affected entity); provided that (i) the consent of the Purchaser shall be required for such resolution or settlement if it would impose injunctive or other equitable relief against the Business, the Purchaser or its subsidiaries and (ii) the consent of the Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed) shall be required if the Purchaser would be required to pay any amounts in connection with such resolution or settlement pursuant to this Section 7.11(a). The Seller shall promptly inform the Purchaser of material developments with respect to the Geotag Litigation to the extent reasonably likely to affect the Purchaser’s liabilities with respect thereto or with respect to the Business. Subject to the first sentence of this Section 7.11(a), the Purchaser shall have the right to employ separate counsel (at the Purchaser’s sole expense) and to participate in (but not control) the resolution or settlement of the Geotag Litigation. Upon resolution or settlement of the Geotag Litigation following the Closing, to the extent such settlement or resolution requires the payment of monetary damages or royalties to the plaintiff, (i) the Purchaser shall pay and be responsible for 20% of the amount of such monetary damages or royalties attributable to the time period between the day following the Closing Date and the expiration date of the patent and (ii) the Seller shall pay and be responsible for (A) 80% of the amount of such monetary damages or royalties attributable to the time period between the day following the Closing Date and the expiration date of the patent and (B) 100% of the amount of such monetary damages or royalties attributable to the time period between the date of first infringement alleged by the plaintiff and the Closing Date. The Seller shall pay and be responsible for all other payments of monetary damages or royalties in connection with the Geotag Litigation.
(b)    If the Smarter Agent Litigation is not fully resolved or settled prior to the Closing, following the Closing, the Seller shall have the sole authority to resolve or settle the Smarter Agent Litigation and determine the resolution of the obligations and liabilities relating thereto (including the authority to control all negotiations and communications with the plaintiff, Governmental Authorities and any other affected entity); provided that (i) the consent of the Purchaser shall be required for such resolution or settlement if it would impose injunctive or other equitable relief against the Business, the Purchaser or its subsidiaries and (ii) the consent of the Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed) shall be required if the Purchaser would be required to pay any amounts in connection with such resolution or settlement pursuant to this Section 7.11(b). The Seller shall promptly inform the Purchaser of material developments with respect to the Smarter Agent Litigation to the extent reasonably likely to affect the Purchaser’s liabilities with respect thereto or with respect to the Business. Subject to the first sentence of this Section 7.11(b), the Purchaser shall have the right to employ separate counsel (at the Purchaser’s sole expense) and to participate in (but not control) the resolution or settlement of the Smarter Agent Litigation. Upon resolution or settlement of the Smarter Agent Litigation following the Closing, to the extent such settlement or resolution requires the payment of monetary damages or royalties to the plaintiff, the Purchaser shall pay and be responsible for all monetary damages or royalties attributable to the post-Closing activities of the Business. The Seller shall pay and be responsible for all other payments of monetary damages or royalties in connection with the Smarter Agent Litigation.

Section 7.12    Exclusivity. The Seller agrees that between the date of this Agreement and the earlier of the Closing and the termination of this Agreement, the Seller shall not, and shall take all action necessary to ensure that none of its Affiliates or any of their respective representatives acting on the Seller’s behalf shall, directly or indirectly:
(a)    solicit, initiate, knowingly encourage or accept any other proposals or offers from any Person relating to any direct or indirect acquisition or purchase of all or any material portion of the Business or the Purchased Assets, whether effected by sale of assets, sale of stock, merger or otherwise; or
(b)    with the intention of doing so, participate in any discussions, conversations, or negotiations, or furnish to any other Person any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any other Person to seek to do any of the foregoing. The Seller immediately shall cease and cause to be terminated all existing discussions, conversations, and negotiations with any Persons conducted heretofore with respect to any of the foregoing.
The Seller shall notify the Purchaser promptly, but in any event within 24 hours, if any such proposal or offer, or any inquiry by any Person with respect thereto, is made. Any such notice to the Purchaser shall indicate in reasonable detail the identity of the Person making such proposal, offer, or inquiry and, to the extent known, the terms and conditions of such proposal or offer. The Seller shall not release any Person from, or waive any provision of, any confidentiality or standstill agreement to which the Seller is a party with respect to any such transaction, without the prior written consent of the Purchaser.

ARTICLE VIII
EMPLOYEE MATTERS
Section 8.1    Transferred Employees. Not later than 15 days prior to the Closing Date, the Purchaser shall, or shall cause one of its Affiliates to, offer employment to each Business Employee, effective as of the Closing Date (or, with respect to any such Business Employee not actively at work as of the Closing Date, upon his or her return to active employment), in each case subject to such Business Employee agreeing to the Purchaser’s standard terms and conditions of employment and in a comparable position with respect to responsibility and location and (i) the same or greater base salary or wage rate than the base salary or wage rate provided by the Seller to such Business Employee immediately prior to the Closing and (ii) the same or greater aggregate cash compensation opportunities (including base salary or wage rate plus cash incentive compensation opportunities (prorated for the incentive plan performance period in which the Closing occurs)) than the aggregate cash compensation opportunities provided by the Seller to such Business Employee immediately prior to the Closing (each, a “Permitted Offer”).

Section 8.2    Compensation and Employee Benefits.
(a)    Compensation and Benefits Comparability. For a period of one year following the Closing, Transferred Employees who remain in the employment of the Purchaser or any of its Affiliates shall receive (i)(a) the same or greater base salary or wage rate than the base salary or wage rate provided by the Seller to such Business Employee immediately prior to the Closing and (b) the same or greater aggregate cash compensation opportunities (including base salary or wage rate plus cash incentive compensation opportunities (prorated for the incentive plan performance period in which the Closing occurs)) than the aggregate cash compensation opportunities provided by the Seller to such Business Employee immediately prior to the Closing (provided that for commission-based Transferred Employees, the Purchaser may modify the terms of the applicable commission program at any time from and after the Closing Date so long as such modifications (A) are prospective in nature, (B) effective only following 30 days prior written notice, and (C) do not reduce the applicable target amounts), (ii) employee benefits that are, in the aggregate, not less favorable than those provided to similarly-situated employees of the Purchaser and (iii) severance benefits in accordance with Schedule 8.2(a), taking into account such Transferred Employee’s additional period of service and rate of base pay or wages and target cash incentive compensation with the Purchaser or its Affiliates following the Closing. Except as required by Law, nothing contained in this Agreement shall be construed as requiring the Purchaser or any of its Affiliates to continue the employment of any specific person.
(b)    Severance Liabilities. The Purchaser and its Affiliates shall be solely responsible for any severance, notice, redundancy or similar termination payments or benefits (including under the WARN Act) that may become payable to (i) any Transferred Employee whose employment is terminated by the Purchaser following the Closing, (ii) any Business Employee employed by the Seller immediately prior to the Closing who does not receive a Permitted Offer and whose employment is terminated by the Seller or (iii) any Business Employee employed by the Seller immediately prior to the Closing who does not receive a Permitted Offer and whose employment is terminated by the Seller pursuant to a Contract listed in Section 5.13(a)(i) of the Seller Disclosure Schedule. Except as set forth in the preceding sentence, the Seller shall be responsible for all other severance-related obligations with respect to any Business Employee.
(c)    Service Credit. The Purchaser shall, and shall cause its Affiliates to, recognize the prior service and seniority of each Transferred Employee as if such service has been performed, and such seniority has been earned, with the Purchaser for purposes of eligibility, vesting, service related level of benefits and benefit accrual under the employee benefit plans and policies provided by the Purchaser to the Transferred Employees following the Closing, to the same extent such service and seniority is recognized by the Seller under a comparable Employee Benefit Plan immediately prior to the Closing.
(d)    Welfare Plans. With respect to any welfare plan maintained by the Purchaser or any of its Affiliates in which Transferred Employees are eligible to participate after the Closing, the Purchaser shall, and shall cause its Affiliates to, (i) waive all limitations as to preexisting conditions and exclusions with respect to participation and coverage requirements applicable to such Transferred Employees to the extent such conditions and exclusions were satisfied or did not apply to such Transferred Employees under the welfare plans maintained by the Seller immediately prior to the Closing and (ii) provide each Transferred Employee with a prorated annual out-of-pocket maximum amount for

2014 and deductibles for 2014 under the Purchaser’s medical plan, based on the period from the Closing Date through December 31, 2014. Effective as of the Closing, the Purchaser or its Affiliates shall assume all obligations for providing coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, to Transferred Employees (and their eligible dependents), regardless of whether the qualifying event giving rise to that coverage occurred prior to, on or after the Closing (and the Seller shall retain such obligation for individuals who are not Transferred Employees or their eligible dependents).
(e)    Labor and Employment Law Matters. The Purchaser and the Seller shall, and shall cause their Affiliates to, reasonably cooperate to take all steps, on a timely basis, as are required under applicable Law to notify, consult with, or negotiate the effect, impact, terms or timing of the transactions contemplated by this Agreement with each works council, union, labor board, employee group, or Governmental Authority where so required under applicable Law.
(f)    Payments Prior to or Following the Closing. Prior to the Closing Date, the Seller shall pay to the Transferred Employees all incentive compensation for performance periods ending prior to the Closing Date. In addition, in respect of 2014, the Seller shall pay to each Transferred Employee, (1) prior to the Closing, a cash amount equal to any long-term incentive balance of such Transferred Employee, and (2) at the Closing or on the first payroll cycle following the Closing Date, (a) any retention bonus payable to such Transferred Employee pursuant to a Contract listed in Section 5.13(a)(i) of the Seller Disclosure Schedule and (b) the pro-rata portion of such Transferred Employee’s annual target cash incentive bonuses through the Closing Date (which such target cash incentive bonus shall be no less than such Transferred Employee’s target cash incentive bonus for 2013).
(g)    Flexible Spending Account. Effective as of the Closing, the Purchaser and its Affiliates shall have in effect flexible spending reimbursement accounts under a cafeteria plan qualifying under Section 125 of the Code (the “Purchaser FSA Plan”). The Purchaser and its Affiliates shall cause the Purchaser FSA Plan to accept a spin-off of the flexible spending reimbursement accounts of each Transferred Employee who participates in the Seller cafeteria plan (the “Seller FSA Plan”) immediately prior to the Closing and to honor and continue through December 31 of the year in which the Closing occurs the elections made by each Transferred Employee under the Seller FSA Plan in respect of such flexible spending reimbursement accounts that are in effect immediately prior to the Closing (and the Seller shall retain all liabilities under the Seller FSA Plan for 2013 and prior years). As soon as practicable following the Closing Date, the Seller shall cause to be transferred from the Seller FSA Plan to the Purchaser FSA Plan the excess, if any, of the aggregate accumulated contributions to the flexible spending reimbursement accounts made by Transferred Employees prior to the Closing during the year in which the Closing occurs over the aggregate reimbursement payouts paid or payable to the Transferred Employees for such year from such accounts. If the aggregate reimbursement payouts paid or payable by the Seller to Transferred Employees from the flexible spending reimbursement accounts during the year in which the Closing occurs exceed the aggregate accumulated contributions to such accounts made by the Transferred Employees prior to the Closing for such year, the Purchaser shall make a payment equal to the value of such excess to the Seller as soon as practicable following the Closing. From and after the Closing, the Purchaser shall assume and be solely responsible for all claims by Transferred Employees under the Seller FSA Plan incurred at any time during the calendar year in which the Closing Date occurs, whether incurred prior to, on or after the Closing Date, that have not been paid in full as of the Closing Date. The Seller shall maintain and continue to process claims related to the 2013 plan year for such Seller FSA Plan.

Section 8.3    Defined Contribution Plans. Effective as of or as soon as reasonably practicable following the Closing, the Purchaser shall establish or designate a defined contribution pension plan that is intended to be qualified under Code Section 401(a) (the “Purchaser DC Plan”) that shall accept the direct rollover of distributions to Transferred Employees, including in-kind loan distributions, from any defined contribution pension plan maintained by the Seller that is intended to be qualified under Code Section 401(a) (collectively, the “Seller DC Plans”). The Purchaser or its Affiliates and the Seller or its Affiliates shall take whatever actions are necessary to ensure that the Purchaser DC Plan and the Seller DC Plans, respectively, permit the in-kind distribution and rollover of participant loans from the Seller DC Plans to the Purchaser DC Plan, as described in the preceding sentence. The Purchaser and the Seller shall reasonably cooperate to ensure that affected Transferred Employees have the opportunity to continue to make scheduled loan payments pending the rollover of the notes evidencing such loans.
Section 8.4    Employee Assumed Liabilities – General Rule. Except to the extent otherwise specifically set forth in this Article VIII, the Seller shall retain all Liabilities with respect to Transferred Employees attributable to their employment with the Seller or any Affiliate, regardless of when arising; provided that the Purchaser shall assume vacation accruals of Transferred Employees to the extent they are included in Net Working Capital.
Section 8.5    Cooperation.
(a)    The Purchaser and the Seller shall reasonably cooperate to effect the intent of this Article VIII. Without limitation, at such times as reasonably requested by the Purchaser, the Seller shall use commercially reasonable efforts to provide electronic data for purposes of allowing the Purchaser to populate Transferred Employees’ data in its payroll system.
(b)    As soon as reasonably practicable after the date hereof and in any event prior to the Closing, the Seller will provide a schedule to the Purchaser, by Business Employee, of the amounts that are payable to such Business Employee in connection with the settlement of equity awards and any retention bonuses and other payments to be made in connection with the transactions contemplated by this Agreement.
Section 8.6    Mutual Non-Solicitation. Without the prior written consent of the Purchaser, the Seller shall not, for the period from the date hereof through and including the second anniversary of the Closing Date (the “Restricted Period”), directly or indirectly, solicit for employment or employ (whether as an employee or independent contractor) (a) any Business Employee (other than, prior to Closing, in connection with the Business), or (b) any employee or independent contractor of the Purchaser who (i) is employed or engaged by the Purchaser or (ii) was employed or engaged by the Purchaser within six months prior to the Closing. Without the prior written consent of the Seller, neither the Purchaser nor any of its Affiliates shall, during the Restricted Period, directly or indirectly, solicit for employment or employ (whether as an employee or independent contractor) (a) any employee of the Seller other than the Business Employees, whether such persons are employed by the Seller as of the date hereof or otherwise become employees of the Seller during the Restricted Period, or (b) any employee or independent contractor of the Seller (other than a Business Employee) who (i) is employed or engaged by the Seller or (ii) was employed or engaged by the Seller within six months prior to the Closing.

ARTICLE IX
TAXES
Section 9.1    Periodic Taxes. All personal property Taxes, real property Taxes and similar ad valorem obligations levied with respect to the Purchased Assets or the Business for a Straddle Period (“Periodic Taxes”) shall be apportioned between the Pre-Closing Tax Period and the Post-Closing Tax Period based on the number of days of such Straddle Period prior to and including the Closing Date, and the number of days of such Straddle Period beginning after the Closing Date, respectively. The Seller shall be liable for the Periodic Taxes attributable to any Pre-Closing Tax Period, and the Purchaser shall be liable for all other Periodic Taxes, provided, however, that the Seller shall not be liable for Periodic Taxes reflected in the determination of Net Working Capital. The Purchaser shall be responsible for preparing and filing all Tax Returns for Periodic Taxes required to be filed after the Closing; provided, however, that, to the extent such Tax Returns relate to any Pre-Closing Tax Period or Straddle Period, such Tax Returns shall be subject to the approval of the Seller (which approval shall not be unreasonably withheld, conditioned, or delayed). The Seller and the Purchaser agree to consult and resolve in good faith any issue arising as a result of the review of such Tax Returns and to mutually consent to the filing of such returns. The Seller shall remit its share of such Periodic Taxes to the Purchaser no earlier than ten days, and no later than two Business Days, before the due date for such Taxes.
Section 9.2    Refunds. The Seller shall be entitled to retain or, to the extent actually received by or otherwise available to the Purchaser or its Affiliates, receive prompt payment from the Purchaser or any of its Affiliates of, any refund or credit with respect to Taxes (including refunds arising by reason of amended Tax Returns filed after the Closing or otherwise) with respect to any Pre-Closing Tax Period relating to the Purchased Assets or the Business. The Purchaser may reduce any such payment by the actual costs incurred by the Purchaser to receive such refund. The Purchaser shall be entitled to retain or, to the extent actually received by the Seller, receive prompt payment from the Seller of, any refund or credit with respect to Taxes (including refunds arising by reason of amended Tax Returns filed after the Closing or otherwise) with respect to any Post-Closing Tax Period relating to the Purchased Assets or the Business. The Seller may reduce any such payment by the actual costs incurred by the Seller to receive such refund.
Section 9.3    Resolution of Tax Controversies. If a claim shall be made by any Governmental Authority or taxing authority that might result in an indemnity payment to the Purchaser or any of its Affiliates pursuant to Section 9.1, the Purchaser shall promptly notify the Seller of such claim. In the event that a Governmental Authority or a taxing authority determines a deficiency in any Tax, the Party ultimately responsible for such Tax under this Agreement, whether by indemnity or otherwise, shall have authority to determine whether to dispute such deficiency determination and to control the prosecution or settlement of such dispute; provided that with respect to Straddle Periods, the Purchaser and the Seller shall jointly control the dispute. The Party that is not ultimately responsible for such Tax under this Agreement shall have the right to participate at its own expense in the conduct of any such proceeding involving a Tax claim that would adversely affect such Party.

Section 9.4    Tax Cooperation. The Seller and the Purchaser agree to furnish or cause to be furnished to the other Party, upon request, as promptly as practical, such information and records and assistance (including making such of their respective officers, managers or directors, employees and agents available as may reasonably be requested by such other Party) in connection with the preparation of any Tax Return, audit or other proceeding that relates to the Purchased Assets or the Business, provided that in no event shall any Party or any of its respective Affiliates be required to provide access to or copies of any income Tax Returns of such Party or any such Affiliate. Any actual expense of third parties incurred in providing such information or assistance shall be borne by the Party requesting it.
Section 9.5    Conveyance Taxes. Notwithstanding any other provision of this Agreement to the contrary, all transfer, documentary, recording, sales, use, registration, stamp and other similar Taxes (including all applicable real estate transfer Taxes, but excluding any Taxes based on or attributable to income or capital gains) together with any conveyance fees, notarial and registry fees and recording costs (including any penalties and interest thereon) imposed by any taxing authority or other Governmental Authority in connection with the transfer of the Purchased Assets or the Business to the Purchaser or its Affiliates by this Agreement shall be borne 50% by the Purchaser and 50% by the Seller. The Party customarily responsible under applicable Law for filing Tax Returns with respect to such Taxes shall at its own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes and, if required by applicable Law, the Parties shall, and shall cause their Affiliates to, join in the execution of any such Tax Returns and other documentation. The Parties agree to provide commercially reasonable cooperation in the preparation and filing of any such Tax Returns.

ARTICLE X
CONDITIONS
Section 10.1    Conditions to Obligations of the Seller. The obligations of the Seller to consummate the transactions contemplated by this Agreement shall be subject to satisfaction (or, to the extent permitted by applicable Law, waiver) at or prior to the Closing of the following conditions:
(a)    Representations, Warranties and Covenants.
(i)    Each of the representations and warranties of the Purchaser contained in this Agreement shall be true and correct (without giving effect to any qualification as to “materiality” or “Purchaser Material Adverse Effect” set forth therein) as of the Closing, with the same force and effect as if made as of the Closing (other than such representations and warranties as are made as of another date, which shall be true and correct as of such date), except in either case where any failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, result in a Purchaser Material Adverse Effect;

(ii)    The Purchaser shall have performed in all material respects, or complied in all material respects with, each of the covenants and agreements contained in this Agreement to be performed or complied with by the Purchaser on or before the Closing; and
(iii)    The Seller shall have received a certificate, dated as of the Closing Date, signed on behalf of the Purchaser by an officer of the Purchaser to the effect that, to each such officer’s knowledge, the conditions set forth in Section 10.1(a)(i) and 10.1(a)(ii) have been satisfied by the Purchaser.
(b)    Governmental Approvals. Any waiting period (and any extension thereof) under the HSR Act applicable to the purchase of the Business contemplated by this Agreement shall have expired or shall have been terminated.
(c)    No Order. No Governmental Authority in the United States shall have (1) enacted, issued, promulgated, enforced or entered any Law or Governmental Order (whether temporary, preliminary or permanent) that has the effect of making the transactions contemplated by this Agreement illegal or otherwise prohibiting the consummation of such transactions contemplated by this Agreement, or (2) instituted any suit, action or proceeding seeking to require a Burdensome Condition.
(d)    Ancillary Agreements. The Purchaser shall have delivered executed Ancillary Agreements to the Seller at the Closing and assuming due authorization, execution and delivery by the Seller, each such Ancillary Agreement shall be in full force and effect.
(e)    Affiliate Transition Agreements. The Purchaser shall have delivered each Affiliate Transition Agreement executed by the Purchaser party thereto at the Closing and, assuming due authorization, execution and delivery by the Member or other non-Purchaser party thereto, each such Affiliate Transition Agreement shall be in full force and effect.
Section 10.2    Conditions to Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to satisfaction (or, to the extent permitted by applicable Law, waiver) at or prior to the Closing of the following conditions:
(a)    Representations, Warranties and Covenants.
(i)    (A) Each of the representations and warranties of the Seller set forth in Section 5.1 (Organization, Authority and Qualification) and Section 5.14 (Brokers) (collectively, the “Fundamental Representations”) shall be true and correct (other than de minimis inaccuracies) as of the Closing, with the same force and effect as if made as of the Closing (other than such representations and warranties as are made as of another date, which shall be true and correct as of such date), and (B) each of the remaining representations and warranties of the Seller contained in this Agreement shall be true and correct (without giving effect to any qualification as to “materiality” or “Material Adverse Effect” set forth therein) as of the Closing, with the same force and effect as if made as of the Closing (other than such representations and warranties as are made as of another date, which shall be true and correct as of such date), except where any failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, result in a Material Adverse Effect;

(ii)    The Seller shall have performed in all material respects, or complied in all material respects with, each of the covenants and agreements contained in this Agreement (other than Section 7.9) to be performed or complied with by the Seller on or before the Closing; and
(iii)    The Purchaser shall have received a certificate, dated as of the Closing Date, signed on behalf of the Seller by an officer of the Seller to the effect that, to such officer’s knowledge, the conditions set forth in Section 10.2(a)(i) and 10.2(a)(ii) have been satisfied by the Seller.
(b)    Governmental Approvals. Any waiting period (and any extension thereof) under the HSR Act applicable to the purchase of the Business contemplated by this Agreement shall have expired or shall have been terminated.
(c)    No Order. No Governmental Authority in the United States shall have (1) enacted, issued, promulgated, enforced or entered any Law or Governmental Order (whether temporary, preliminary or permanent) that has the effect of making the transactions contemplated by this Agreement illegal or otherwise prohibiting the consummation of such transactions contemplated by this Agreement, or (2) instituted any suit, action or proceeding seeking to require a Burdensome Condition.
(d)    Ancillary Agreements. The Seller shall have delivered executed Ancillary Agreements to the Purchaser at the Closing and, assuming due authorization, execution and delivery by the Purchaser, each such Ancillary Agreement shall be in full force and effect.
(e)    Affiliate Transition Agreements. The Seller shall have delivered each Affiliate Transition Agreement executed by the Member (or other non-Purchaser party) party thereto at the Closing and, assuming due authorization, execution and delivery by the Purchaser, each such Affiliate Transition Agreement shall be in full force and effect.
ARTICLE XI
TERMINATION
Section 11.1    Termination. This Agreement may be terminated at any time prior to the Closing in the following circumstances:
(a)    by the mutual written consent of the Seller and the Purchaser;
(b)    by either the Seller or the Purchaser, by giving written notice of such termination to the other Party, if the Closing shall not have occurred by August 28, 2014 (the “End Date”); provided, however, that the right to terminate this Agreement under this Section 11.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

(c)    by either the Seller or the Purchaser, by giving written notice of such termination to the other Party, in the event that any Governmental Order of any Governmental Authority in the United States restraining, enjoining, or otherwise prohibiting the transactions contemplated by this Agreement shall have become final and non-appealable;
(d)    by the Seller (but only so long as the Seller is not in material breach of its obligations under this Agreement), by giving written notice of such termination to the Purchaser, if there has been a breach of any representation, warranty, covenant or agreement of the Purchaser contained in this Agreement which (i) would result in the failure of the condition set forth in Section 10.1(a); and (ii) cannot be or is not cured prior to the End Date; or
(e)    by the Purchaser (but only so long as the Purchaser is not in material breach of its obligations under this Agreement), by giving written notice of such termination to the Seller, if there has been a breach of any representation, warranty, covenant or agreement of the Seller contained in this Agreement which (i) would result in the failure of the condition set forth in Section 10.2(a); and (ii) cannot be or is not cured prior to the End Date.
Section 11.2    Effect of Termination. In the event of termination of this Agreement as provided in Section 11.1, this Agreement shall forthwith become void and there shall be no liability under this Agreement on the part of either Party (except (a) as set forth in Section 11.3 and the last sentence of Section 7.2(b), which shall, along with this Section 11.2 and Sections 13.5, 13.6, 13.7, 13.8, 13.10, 13.11, 13.12 and 13.16, survive any termination of this Agreement, (b) that nothing herein shall relieve either Party from liability for fraud or intentional breach of this Agreement occurring prior to such termination, and (c) that nothing herein shall relieve the Purchaser from any liability for the Purchaser’s failure to have sufficient cash available on the Closing Date to pay the Purchase Price and/or its failure to so pay the Purchase Price on the Closing Date, in each case as required pursuant to Article III and Article IV and only if all of the conditions to Closing set forth in Section 10.2 are satisfied or to the extent permitted by applicable Law, waived (other than those conditions that by their nature are to be satisfied at Closing) (provided that in the case of this clause (c), the aggregate amount of Losses, if any, payable by the Purchaser for such breach shall not exceed the Purchase Price)) or any Debt Financing Source, any Debt Financing Source Affiliate or any of their respective representatives.
Section 11.3    Fees and Expenses.
(a)    Whether or not the transactions contemplated hereby are consummated, and except as otherwise specified herein, including this Section 11.3, each Party shall bear its own fees and expenses (including fees and disbursements to counsel, financial advisors and accountants) with respect to the transactions contemplated by this Agreement and the preparation and negotiation of this Agreement and the Ancillary Agreements.

(b)    If this Agreement is terminated (i) by the Seller or the Purchaser pursuant to Section 11.1(b) due to the failure to satisfy the conditions set forth in Sections 10.1(b), 10.1(c), 10.2(b) or 10.2(c) (and in the case of Section 10.1(c) or 10.2(c), in connection with the HSR Act or any other Competition Law), or (ii) by the Seller or the Purchaser pursuant to Section 11.1(c) if in connection with the HSR Act or any other Competition Law, and in the case of each of clauses (i) and (ii), the conditions set forth in Section 10.2 (other than the conditions set forth in Sections 10.2(b) and 10.2(c) and those conditions that by their terms are to be satisfied at the Closing but which conditions would reasonably be expected to be satisfied if the Closing were the date of such termination) have been satisfied, the Purchaser shall pay to the Seller in immediately available funds $17,550,000, within two Business Days of such termination.
ARTICLE XII
INDEMNIFICATION AND SURVIVAL
Section 12.1    Survival of Representations and Warranties. The representations and warranties of the Parties contained in this Agreement shall survive the Closing for a period of 12 months from the Closing Date and shall expire thereafter; provided, however, that (a) the Fundamental Representations shall survive indefinitely, (b) the representations and warranties contained in Sections 5.6 and 5.7 shall survive for a period of 18 months after the Closing Date and shall expire thereafter, (c) the representations and warranties contained in Section 5.11 shall survive until 30 days following the expiration of the applicable statute of limitations, (d) the representations and warranties contained in Section 5.12 shall survive for a period of 36 months after the Closing Date and shall expire thereafter, and (e) such representations or warranties shall survive beyond such period with respect to (but only with respect to) any inaccuracy therein or breach thereof, notice of which shall have been duly given within such applicable period in accordance with Sections 12.4 and 12.5. The covenants and agreements of the Parties contained in this Agreement shall survive indefinitely unless the covenant or agreement specifies a term, in which case such covenant or agreement shall survive for such specified term.
Section 12.2    Indemnification by the Purchaser. Subject to the other provisions of this Article XII, from and after the Closing, the Purchaser shall indemnify, hold harmless and reimburse the Seller Indemnified Parties from and against and in respect of any and all Losses that any of the Seller Indemnified Parties may actually suffer or incur to the extent arising out of or related to:
(a)    any breach of or inaccuracy in any warranty or representation of the Purchaser contained in this Agreement;
(b)    any breach by the Purchaser of, or failure by the Purchaser to perform, any of its covenants or other agreements set forth in this Agreement; and
(c)    the Assumed Liabilities.
Section 12.3    Indemnification by the Seller. Subject to the other provisions of this Article XII, from and after the Closing, the Seller shall indemnify, hold harmless and reimburse the Purchaser Indemnified Parties from and against and in respect of any and all Losses which any Purchaser Indemnified Parties may actually suffer or incur to the extent arising out of or related to:

(a)    any breach of or inaccuracy in any warranty or representation of the Seller contained in this Agreement (other than the Fundamental Representations);
(b)    any breach of or inaccuracy in any Fundamental Representation;
(c)    any breach by the Seller of, or failure by the Seller to perform, any of its covenants or other agreements set forth in this Agreement; and
(d)    the Excluded Liabilities.
Section 12.4    Limitations on Indemnification.
(a)    No amounts shall be payable for Losses in connection with any claim under Section 12.2 or Section 12.3:
(i)    unless the Indemnified Party has given the Indemnifying Party a Claim Notice or Indemnity Notice, as applicable, with respect to such claim, setting forth in reasonable detail the specific facts and circumstances pertaining thereto, as soon as practical following the time at which the Indemnified Party discovered, or reasonably should have discovered, such claim (except to the extent the Indemnifying Party is not prejudiced by any delay in the delivery of such notice) and, in any event, prior to the date on which the applicable representation, warranty, covenant or agreement ceases to survive pursuant to Section 12.1;
(ii)    to the extent any matter forming the basis for such Loss was (A) reflected or reserved for on the Financial Statements, or (B) taken into account in calculating the Estimated Working Capital or Final Working Capital, and no Losses related thereto shall be aggregated for purposes of Section 12.4(b)(ii) or Section 12.4(b)(iii); or
(iii)    to the extent it asserts a claim for consequential, incidental, indirect, special or punitive damages ((x) other than for reasonably foreseeable consequential damages; provided that neither the Purchaser nor the Seller shall have any further indemnity obligations under Section 12.2 or Section 12.3, respectively, for Losses related to such category of damages once the aggregate of all such Losses paid by it equals $25 million and (y) in the case of punitive damages, other than for amounts payable to third parties in respect of any Third Party Claim pursuant to a Law).
(b)    Notwithstanding anything to the contrary contained in this Agreement, the indemnity obligations of the Seller under this Article XII shall be further limited as set forth in this Section 12.4(b):
(i)    no indemnity shall be payable by the Seller under Section 12.3(a) with respect to any individual claim, or aggregated claims arising out of the same facts, events or circumstances, for Losses that does not exceed $20,000 (the “Minimum Amount”);

(ii)    with respect to individual Losses that are in excess of the Minimum Amount (the “Covered Losses”), no indemnity shall be payable by the Seller under Section 12.3(a) until the aggregate of such Covered Losses exceeds $5,850,000 (the “Basket”) and then only for such Covered Losses in excess of the Basket (provided that with respect to Covered Losses arising from breaches of Section 5.6 or Section 5.7, no indemnity shall be payable by the Seller under Section 12.3(a) until the aggregate of such Covered Losses exceeds $400,000 and then for all such Covered Losses from the first dollar thereof); and
(iii)    the Seller shall have no further indemnity obligations under Section 12.3(a) once the aggregate of all Covered Losses paid by it equals $43,875,000.
provided, however, that the foregoing clauses (i), (ii) and (iii) shall not apply to indemnity obligations with respect to Taxes (including Taxes that are Excluded Liabilities and breaches of the representations and warranties contained in Section 5.11).
(c)    For purposes of claims for indemnification under Section 12.3(a) and Section 12.3(b), in (i) determining whether there has been a breach of any representation or warranty of the Seller in this Agreement and (ii) calculating the amount of any Loss for which indemnification is sought by a Purchaser Indemnified Party pursuant to this Article XII, all “material”, “materially”, “in all material respects” and “Material Adverse Effect” qualifications shall be disregarded, in each case other than with respect to the representations and warranties of the Seller set forth in Sections 5.4(a), 5.4(c), 5.9(a), 5.13(a) and 5.13(b).
Section 12.5    Claims for Indemnification. All claims for indemnification by any Indemnified Party shall be asserted and resolved as set forth in this Section 12.5:
(a)    Third Party Claims. In the event that any written claim or demand for which an Indemnifying Party may be liable to any Indemnified Party hereunder is asserted against or sought to be collected from any Indemnified Party by a third party, such Indemnified Party shall promptly, but in no event later than fifteen (15) days following such Indemnified Party’s receipt of such claim or demand (including a copy of any related written third party demand, claim or complaint) (the “Third Party Claim”), deliver a Claim Notice to the Indemnifying Party. The failure of an Indemnified Party to timely deliver the Claim Notice, however, shall not release the Indemnifying Party from any of its obligations under this Article XII except to the extent that the Indemnifying Party is materially prejudiced by such failure. If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party shall be entitled to participate therein and, to the extent that the Indemnifying Party shall wish, to assume the defense thereof, and, after notice from the Indemnifying Party to the Indemnified Party of such election to so assume the defense thereof, the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof; provided that the Indemnifying Party will pay the legal expenses of the Indemnified Party’s separate counsel if, in the Indemnified Party’s good faith judgment, it is advisable, based on advice of counsel, for the Indemnified Party to be represented by such separate counsel because a conflict exists between the Indemnifying Party and the Indemnified Party. The Indemnified Party shall cooperate fully with the Indemnifying Party and its counsel in the defense against any such Third Party Claim. The Indemnified Party shall have the right to participate at its own expense in the defense of any Third Party Claim. Neither the Indemnifying Party, on the one hand, nor the Indemnified Party, on the other hand, shall admit liability to, or settle, compromise or discharge any Third Party Claim without the prior consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed); provided, however, that the Indemnifying Party may settle, compromise or discharge any Third Party Claim, the defense of which was assumed by the Indemnifying Party, if such Third Party Claim does not impose equitable remedies or any obligation on the Indemnified Party and provides only for the payment of monetary damages, includes an unconditional written release by the claimant or plaintiff of the Indemnified Party from all liability in respect of such Third Party Claim, and the Indemnified Party would not have any further liability thereunder. In the event the Indemnifying Party elects not to defend any Third Party Claim, the Indemnified Party shall defend against such Third Party Claim in good faith and in a commercially reasonable manner at the cost and expense of the Indemnifying Party, and the Indemnifying Party shall have the right to participate in such defense at its own expense.
(b)    Direct Claims. In the event any Indemnified Party should have a claim under Section 12.2 or Section 12.3 against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall promptly deliver an Indemnity Notice to the Indemnifying Party.
(c)    In the event of any claim for indemnity under Section 12.3, the Purchaser agrees to give the Seller and its representatives reasonable access to the books and records and employees of the Purchaser in connection with the matters for which indemnification is sought to the extent the Seller reasonably deems necessary in connection with its rights and obligations under this Article XII.
(d)    In the event of any claim for indemnity under Section 12.2, the Seller agrees to give the Purchaser and its representatives reasonable access to the books and records and employees of the Seller in connection with the matters for which indemnification is sought to the extent the Purchaser reasonably deems necessary in connection with its rights and obligations under this Article XII.
Section 12.6    Tax Effect. Any indemnification obligation of an Indemnifying Party under this Agreement shall be adjusted so as to give effect to any actual reduction in federal, state, local or foreign income or franchise tax liability (either by decrease in Taxes paid or increase in a refund due) in the year of a payment with respect to such indemnification obligation or any earlier period.
Section 12.7    Insurance Offset. If any Losses sustained by an Indemnified Party are covered by an insurance policy or an indemnification or contribution obligation of another Person (other than an Affiliate of such Indemnified Party), the Indemnified Party shall use commercially reasonable efforts to collect such insurance proceeds or indemnification or contribution payment. If the Indemnified Party receives such insurance proceeds or indemnity or contribution payments prior to being indemnified under this Article XII, the payment by an Indemnifying Party under this Article XII with respect to such Losses shall be reduced by the net amount of such insurance proceeds or indemnity or contribution payments paid to the Indemnified Party to the extent related to such Losses, less reasonable attorney’s fees and other expenses incurred in connection with such recovery. If the Indemnified Party receives such insurance proceeds or indemnity or contribution payments within 12 months after being indemnified by an Indemnifying Party with respect to such Losses, the Indemnified Party shall pay to the Indemnifying Party the net amount of such insurance proceeds or indemnity or contribution payments to the extent related to such Losses, less reasonable attorney’s fees and other expenses incurred in connection with such recovery.

Section 12.8    Exclusivity. After the Closing, the indemnities set forth in this Article XII shall be the sole and exclusive remedy of the Parties, their successors and assigns, and their respective officers, managers or directors, employees, agents, Members and Affiliates with respect to this Agreement, the events giving rise to this Agreement and the transactions contemplated hereby, except (a) for claims grounded in fraud, (b) as provided in Section 7.2 (Access to Information; Confidentiality) and Article IX (Taxes) and (c) for enforcement of Section 7.8 (Non-Competition) and Section 8.6 (Mutual Non-Solicitation). The indemnities set forth in this Article XII apply only to matters arising out of this Agreement. Any Loss arising under or pursuant to an Ancillary Agreement or the Affiliate Transition Agreement shall be governed by the indemnification obligations, if any, contained in such Ancillary Agreement or Affiliate Transition Agreement. The Parties shall not be entitled to a rescission of this Agreement or to any further indemnification rights or claims of any nature whatsoever in respect hereof (whether by Contract, Law or otherwise, all of which the Parties hereby waive).
Section 12.9    Treatment of Indemnification Payments. To the extent permitted by Law, any amounts payable pursuant to this Article XII shall be considered adjustments to the Purchase Price for all income Tax purposes and the Parties and their Affiliates agree to take no position inconsistent with such treatment in any Tax Return, in any refund claim, in any litigation, or otherwise unless required by a final determination by an applicable taxing authority.
Section 12.10    Indemnity Escrow Fund. The Purchaser hereby agrees that it shall first seek a remedy from the Indemnity Escrow Fund, to the extent of the amount then held in the Indemnity Escrow Fund, with respect to any indemnification claim asserted hereunder before seeking to recover any Losses directly from the Seller. All payments from the Indemnity Escrow Fund shall be made in accordance with the terms of the Escrow Agreement.
Section 12.11    Remedies Not Affected by Investigation, Disclosure or Knowledge. If the transactions contemplated hereby are consummated, each Party expressly reserves the right to seek indemnity or other remedy to the extent permitted by Section 12.8 for any Losses arising out of or relating to any breach of any representation, warranty, or covenant contained herein, notwithstanding any investigation by, disclosure to or knowledge of the other Party in respect of any facts or circumstances that reveal the occurrence of any such breach, whether before or after the execution and delivery hereof.

ARTICLE XIII
MISCELLANEOUS
Section 13.1    Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns; provided, however, that no assignment shall be made by either Party without the prior written consent of the other Party. Notwithstanding the foregoing, (a) either Party may assign its rights and obligations under this Agreement without such consent to a Member or Affiliate or in connection with a sale, merger or other transaction involving a transfer of substantially all of its assets, (b) the Purchaser may assign any of its rights but not its obligations hereunder to one of its subsidiaries, and (c) the Purchaser may assign any of its rights but not its obligations under this Agreement without such consent as collateral security to any Debt Financing Source in connection with any Debt Financing; provided that such assigning Party shall remain primarily liable for its obligations hereunder. Any attempted assignment in violation of this Section 13.1 shall be void.
Section 13.2    Public Announcements. Neither Party shall issue or make any public announcement, press release or other public disclosure regarding this Agreement or its subject matter without the other Party’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), except for any such disclosure that is, in the opinion of the disclosing Party’s counsel, required by applicable Law or the rules of a stock exchange on which the securities of the disclosing party are listed. In the event a Party is, in the opinion of its counsel, required to make a public disclosure regarding this Agreement or its subject matter by applicable Law or the rules of a stock exchange on which its securities are listed, such Party shall, to the extent practicable, submit the proposed disclosure in writing to the other Party prior to the date of disclosure and provide the other Party a reasonable opportunity to comment thereon.
Section 13.3    Severability. Each of the provisions contained in this Agreement shall be severable, and if any term or provision of this Agreement or any portion thereof is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or provision of this Agreement is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.
Section 13.4    No Third Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their permitted assigns and nothing herein, express or implied, shall give or be construed to give to any Person, other than the Parties and their permitted assigns, any legal or equitable rights hereunder, except (i) the Debt Financing Sources shall be intended third-party beneficiaries of the provisions of Sections 11.2 (to the extent expressly applicable to them), 13.1 (to the extent expressly applicable to them), 13.6, 13.7(c), 13.8, 13.14 (to the extent expressly applicable to them), 13.16 and this Section 13.4, and shall be entitled to rely upon and directly enforce their respective rights under such Sections, and (ii) the representatives of the Debt Financing Sources, the Debt Financing Source Affiliates and their representatives shall be intended third-party beneficiaries of the provisions of Sections 11.2 (to the extent expressly applicable to them), 13.6, 13.7(c), 13.8, 13.16 and this Section 13.4, and shall be entitled to rely upon and directly enforce their respective rights under such Sections.

Section 13.5    Waiver. The failure of any Party to enforce any condition or part of this Agreement at any time shall not be construed as a waiver of that condition or part, nor shall it forfeit any rights to future enforcement thereof. Any waiver hereunder shall be effective only if delivered to the other Party in writing by the Party making such waiver.
Section 13.6    Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.
Section 13.7    Jurisdiction.
(a)    Except as set forth in Section 13.7(b) or Section 13.7(c), the Parties agree that any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be exclusively brought in any state or federal court located in the city of Chicago, Illinois, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Illinois, and each of the Parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Action and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such Action in any such court or that any such Action which is brought in any such court has been brought in an inconvenient forum. Process in any such Action may be served on any Party anywhere in the world, whether within or without the jurisdiction of such court. Without limiting the foregoing, each Party agrees that delivery of notice to such Party as provided in Section 13.12 shall be deemed effective service of process on such Party.
(b)    The Parties agree that following any termination of this Agreement, any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby that survived the termination of this Agreement pursuant to clause (c) of Section 11.2 shall be exclusively brought in any state or federal court located in the State of Delaware, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Delaware, and each of the Parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Action and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such Action in any such court or that any such Action which is brought in any such court has been brought in an inconvenient forum. Process in any such Action may be served on any Party anywhere in the world, whether within or without the jurisdiction of such court. Without limiting the foregoing, each Party agrees that delivery of notice to such Party as provided in Section 13.12 shall be deemed effective service of process on such Party.

(c)    Notwithstanding anything to the contrary set forth in Section 13.7(b) or elsewhere in this Agreement, each of the Parties agrees that (i) it will not bring or support any Action, whether in law or in equity, whether in contract or in tort or otherwise, against any Debt Financing Source and its Debt Financing Source Affiliates and representatives in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including any dispute arising out of or relating in any way to the Debt Commitment Letter or the performance thereof, in any forum other than the Supreme Court of the State of New York, County of New York, or, if under applicable law exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof), (ii) that each such Action shall be subject to the exclusive jurisdiction of the Supreme Court of the State of New York, County of New York, or, if under applicable law exclusive jurisdiction is vested in the Federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof), and (iii) all agreements, waivers and consents set forth in Sections 13.7(a) and 13.8 shall apply to any such Action, mutatis mutandis, but with respect to the courts specified in this Section 13.7(c).
Section 13.8    Waiver of Jury Trial. EACH OF THE PARTIES WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.8.
Section 13.9    Specific Performance. The Parties acknowledge that, in view of the uniqueness of the Business, the Purchased Assets and the transactions contemplated by this Agreement, each Party would not have an adequate remedy at Law for money damages in the event that this Agreement has not been performed in accordance with its terms, and therefore agrees that the other Party shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled (in accordance with Section 13.7), at Law or in equity and without posting any bond or other undertaking.
Section 13.10    Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.
Section 13.11    Counterparts. The Parties may execute this Agreement (including by electronic transmission) in one or more counterparts, and each fully executed counterpart shall be deemed an original.
Section 13.12    Notices. All communications, notices and Consents provided for herein shall be in writing and be given in person or by means of fax or email (with request for assurance of receipt in a manner typical with respect to communications of that type), by overnight courier or by mail, and shall become effective: (a) on delivery if given in person; (b) on the date of transmission if sent by fax or email, provided receipt is confirmed by the recipient; (c) one Business Day after delivery to the overnight service; or (d) four Business Days after being mailed, with proper postage and documentation, for first-class registered or certified mail, prepaid.

Notices shall be addressed as follows:
If to the Purchaser, to:
CoStar Group, Inc.
1331 L Street, N.W.
Washington, D.C. 20005
Attn: Jon Coleman
Fax: (202) 346-6703
Email:  jcoleman@costar.com
with a copy to:
Gibson, Dunn & Crutcher LLP
1050 Connecticut Avenue, N.W.
Washington, D.C. 20036-5306
Attn:  Stephen I. Glover
Fax:  (202) 530-9598
Email:  siglover@gibsondunn.com
If to the Seller, to:
Classified Ventures, LLC
175 W. Jackson Blvd., 8th Floor
Chicago, Illinois, 60604
Attn: President and Chief Executive Officer
Fax: (312) 601-5775
Email: djauernig@classifiedventures.com
with a copy to:
Skadden, Arps, Slate, Meagher & Flom LLP
155 North Wacker Drive
Chicago, Illinois 60606
Attn: Rodd M. Schreiber
Fax: (312) 407-0411
Email: Rodd.Schreiber@Skadden.com
provided, however, that if any Party shall have designated a different address by notice to the others, then to the last address so designated.

Section 13.13    Performance of Obligations by Members or Affiliates. Any obligation of the Seller under or pursuant to this Agreement may be satisfied, met or fulfilled, in whole or in part, at the Seller’s sole and exclusive option, either by the Seller directly or by any Member or Affiliate of the Seller that the Seller causes to satisfy, meet or fulfill such obligation in whole or in part. Any obligation of the Purchaser under or pursuant to this Agreement may be satisfied, met or fulfilled, in whole or in part, at the Purchaser’s sole and exclusive option, either by the Purchaser directly or by any Affiliate that the Purchaser causes to satisfy, meet or fulfill such obligation, in whole or in part. With respect to any particular action, the use of the words “the Seller shall” also means “the Seller shall cause” the particular action to be performed, and the use of the words “the Purchaser shall” also means “the Purchaser shall cause” the particular action to be performed. Each of the Seller and the Purchaser guarantees the performance of all actions, agreements and obligations to be performed by any of their respective Members or Affiliates under the terms and conditions of this Agreement.
Section 13.14    Amendments; Entire Agreement. This Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by each of the Parties; provided that any amendment, supplement or modification of Sections 11.2, 13.1, 13.4, 13.6, 13.7(c), 13.8, and 13.16 and this Section 13.14 (in each case, together with any related definitions and other provisions to the extent an amendment, supplement or modification thereof would serve to modify the substance of such Sections) that adversely affects any Debt Financing Source or Debt Financing Source Affiliate or any representative of any of the foregoing shall not be effected, and shall be null and void, without the prior written consent of such Debt Financing Source. This Agreement, the Ancillary Agreements and the Confidentiality Agreement contain the entire agreement of the Parties with respect to the transactions covered hereby, superseding all negotiations, prior discussions and preliminary agreements made prior to the date hereof.
Section 13.15    Bulk Sales Law. The Purchaser hereby waives compliance by the Seller or any of its Affiliates with any applicable bulk sale or bulk transfer laws of any jurisdiction in connection with the sale of the Purchased Assets to the Purchaser.
Section 13.16    No Recourse to Debt Financing Sources. Notwithstanding anything herein to the contrary, the Seller agrees that the Debt Financing Sources and their respective Debt Financing Source Affiliates and representatives shall be subject to no liability to, or claims by, the Seller or its Related Parties or representatives in connection with the Debt Financing or in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including any dispute arising out of or relating in any way to the Debt Commitment Letter or the performance thereof, whether at law, in equity, in contract, in tort or otherwise.
* * * * *

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

COSTAR GROUP, INC.

By:	/s/ Andrew C. Florance
Name: Andrew C. Florance
Title: President and CEO

CLASSIFIED VENTURES, LLC

By:	/s/ Daniel A. Jauernig
Name: Daniel A. Jauernig
Title: President and CEO

[Signature page to Asset Purchase Agreement]

Exhibit A

ADMINISTRATIVE SERVICES AGREEMENT

THIS ADMINISTRATIVE SERVICES AGREEMENT (the “Agreement”) is entered into by and between Classified Ventures, LLC, a Delaware limited liability company (“Classified Ventures”), [PURCHASER], a [Delaware] [corporation][limited liability company] (“Apartments.com”), and for purposes of Section 3.19 only, CoStar Group, Inc. (“CoStar”).

RECITALS

WHEREAS, Classified Ventures is a Delaware limited liability company engaged in the business of operating certain online classified advertisement websites;

WHEREAS, Classified Ventures and CoStar have executed an Asset Purchase Agreement, dated as of February 28, 2014 (the “APA”), providing for the sale of certain assets and liabilities of Classified Ventures related to the Business (as defined in the APA);

WHEREAS, Classified Ventures operates a website for automobile classified advertising and editorial content at www.auto.com (“Auto.com”);

WHEREAS, following the Closing (as defined in the APA), Apartments.com will operate the Business;

WHEREAS, certain personnel based in Austin, TX who are expected to be employed by Apartments.com following the Closing in accordance with the APA also currently perform certain services on behalf of Classified Ventures’ Auto.com site (“Austin Employees”);

WHEREAS, prior to the Closing, Classified Ventures contracted with certain third parties on behalf of the Business (the “Third Party Services”) and employed certain employees who provided services to the Business as well as to Classified Ventures’ other divisions (the “Corporate Services Employees”);

WHEREAS, Classified Ventures historically performed certain functions on behalf of the Business prior to the Closing, including without limitation customer invoicing, billing and collection for the Business (the “Customer Services”);

WHEREAS, Apartments.com wishes to contract with Classified Ventures whereby Classified Ventures would make available the Third Party Services, Corporate Services Employees, and the Customer Services in connection with the operation of the Business by Apartments.com beginning on the first day following the Closing, and Classified Ventures is able and willing to provide such services for the consideration described herein;

WHEREAS, Classified Ventures wishes to contract with Apartments.com whereby Apartments.com would make available the Apartments.com Services (as hereinafter defined) and the Austin Employees to Classified Ventures in support of Auto.com, beginning on the first day after the Closing;

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and for other good and valuable consideration, received to the full satisfaction of each of them, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I:
CLASSIFIED VENTURES SERVICES

Section 1.1.    CV Services.

a.
Subject to Section 1.4 hereof, Classified Ventures shall, or shall cause one or more of its subsidiaries to, provide those Third Party Services, and those Customer Services to Apartments.com that Classified Ventures provided to the Business immediately prior to the date hereof (and those Customer Services Classified Ventures has agreed to provide as of the date hereof) as set forth on Schedule I hereto (collectively, the “CV Services”). Apartments.com may request Classified Ventures to provide additional services (with the costs thereof to be negotiated at such time) or may direct Classified Ventures to cease delivering certain of the CV Services hereunder upon thirty (30) days’ prior written notice to Classified Ventures. Classified Ventures agrees to provide Transferred Employees (as defined in the APA) continued access to the CV Services, including through a VPN or extranet, if Apartments.com relocates any Transferred Employees to a different office location during the term of this Agreement.

b.
Unless specifically provided to the contrary on Schedule I hereto or otherwise agreed upon in writing by Classified Ventures and Apartments.com, all CV Services provided pursuant to this Agreement shall be performed or provided, as applicable, in substantially the same manner as those CV Services have been provided with respect to the Business by Classified Ventures prior to the date hereof (or, if such service was not provided with respect to the Business by Classified Ventures on or prior to the date hereof, such service shall be performed in substantially the same manner as Classified Ventures provides such services to itself or its affiliates). In providing the CV Services, Classified Ventures will use commercially reasonable care and will provide such CV Services at a level which is at least at a level that is consistent with past practices with respect to the Business and will comply with the service guidelines set forth on Schedule V in connection with providing the CV Services pursuant to this Agreement. In performing its responsibilities hereunder, Classified Ventures will accord to Apartments.com the same priority under comparable circumstances as it provides itself and its affiliates.

Section 1.2. Costs.

a.
Subject to Section 1.3 hereof, the monthly fees owed by Apartments.com to Classified Ventures for the CV Services (the “CV Service Fee”) shall be: (i) one-twelfth of the amount of Classified Ventures’ annual allocations for each CV Service provided as set forth in the CY2014 Apartments.com budget set forth on Schedule III hereto (the “Classified Ventures Allocation Methodology”), or (ii) if more or less than the amount in subsection (i) as set forth on supporting documentation provided by Classified Ventures to Apartments.com, then Classified Ventures’ actual costs for the relevant month to provide the applicable CV Services, with no additional mark-up or profit margin.

b.
Classified Ventures shall provide Apartments.com with an invoice within thirty (30) days following each calendar month setting forth the amount of the CV Service Fee for such month. Each such invoice will specify the various costs and out-of-pocket expenses to be reimbursed by Apartments.com. Classified Ventures shall provide Apartments.com with such supporting detail on such fees and expenses as Apartments.com may from time to time reasonably request. Apartments.com shall pay the CV Service Fee to Classified Ventures by wire transfer of immediately available funds within thirty (30) days after the date of Apartments.com’s receipt of the invoice.

Section 1.3.    Terminated CV Services.
In the event Apartments.com terminates one or more of the CV Services pursuant to Section 1.1(a) hereof prior to the end of the Term, Apartments.com shall not be obligated to pay any amounts to Classified Ventures in connection with any such termination beyond the date that is thirty (30) days after Apartments.com has informed Classified Ventures that it no longer desires to use the relevant CV Services. Classified Ventures shall utilize commercially reasonable efforts to mitigate any such post-termination expenses.

Section 1.4.    Certain Third Party Services.

Apartments.com acknowledges and understands that there may be certain restrictions on Classified Ventures’ ability to deliver certain of the Third Party Services (a “Restricted Third Party Service”). In such event:

a.
Classified Ventures hereby grants to Apartments.com full use and benefit of Classified Ventures’ interest in the Restricted Third Party Service to the extent permitted by the terms of or applicable to such Restricted Third Party Service;

b.
As requested by Apartments.com, Classified Ventures will make commercially reasonable efforts to permit delivery of the Restricted Third Party Service to Apartments.com, including obtaining any necessary consents; and

c.
Apartments.com will cooperate with Classified Ventures in furtherance of Classified Ventures’ obligations under Section 1.4(b), and pay all costs and out-of-pocket expenses incurred by Classified Ventures in connection therewith.

ARTICLE II:
APARTMENTS.COM SERVICES

Section 2.1.    Apartments.com Services.

a.
For a period of four (4) months from the Closing (“Auto.com Service Term”) Apartments.com shall provide those services to Classified Ventures’ Auto.com site via the Austin Employees which they provided to Auto.com immediately prior to the date hereof as set forth on Schedule II hereto (the “Apartments.com Services”). During the Auto.com Service Term, Classified Ventures may request that Apartments.com provide additional services (with the costs thereof to be negotiated at such time), or direct Apartments.com to cease delivering certain of the Apartments.com Services hereunder upon thirty (30) days’ prior written notice to Apartments.com.

b.
Unless specifically provided to the contrary on Schedule II hereto or otherwise agreed upon in writing by Classified Ventures and Apartments.com, all Apartments.com Services provided pursuant to this Agreement shall be performed or provided, as applicable, in substantially the same manner as those Apartments.com Services have been provided with respect to Auto.com by the Austin Employees prior to the date hereof; provided, however, that Apartments.com may substitute employees for any of the Austin Employees if such substitute employees are qualified to provide the Apartments.com Services at a level that is consistent with past practice. In providing the Apartments.com Services, Apartments.com will use commercially reasonable care and will provide such Apartments.com Service at a level which is at least at a level that is consistent with past practices. In performing its responsibilities hereunder, Apartments.com will accord to Classified Ventures the same priority under comparable circumstances as it provides itself and its affiliates.

Section 2.2. Costs.

a.
Subject to Section 2.3 hereof, the monthly fees owed by Classified Ventures to Apartments.com for the Apartments.com Services (the “Apartments.com Service Fee”) shall be: (i) the amount of Classified Ventures’ allocations for such Apartments.com Services in the relevant calendar month as shown in the CY2014 Auto.com Budget in Schedule IV hereto (the “Apartments.com Allocation Methodology”), or (ii) if more or less than the amount in subsection (i) as set forth on supporting documentation provided by Apartments.com to Classified Ventures, then Apartments.com’s actual costs for the relevant month to provide the applicable Apartments.com Services, with no additional mark-up or profit margin.

b.
Apartments.com shall provide Classified Ventures with an invoice within thirty (30) days following each calendar month during the Auto.com Service Term setting forth the amount of the Apartments.com Service Fees for such month. Each such invoice will specify the various costs and out-of-pocket expenses to be reimbursed by Classified Ventures. Apartments.com shall provide Classified Ventures with such supporting detail on fees and expenses as Classified Ventures may from time to time reasonably request. Classified Ventures shall pay the Apartments.com Service Fee to Apartments.com by wire transfer of immediately available funds within thirty (30) days of the date of Classified Ventures’ receipt of the invoice.

Section 2.3.    Terminated Apartments.com Services.
In the event Classified Ventures terminates one or more of the Apartments.com Services pursuant to Section 2.1(a) hereof prior to the end of the Auto.com Service Term, Classified Ventures shall not be obligated to pay any amounts to Apartments.com in connection with any such termination beyond the date that is thirty (30) days after Classified Ventures has informed Apartments.com that it no longer desires to use the relevant Apartments.com Services. Apartments.com shall utilize commercially reasonable efforts to mitigate any such post-termination expenses.

ARTICLE III:
MISCELLANEOUS

Section 3.1. Dispute Resolution.
In the event of any dispute, controversy or claim arising out of or relating to the transactions contemplated by this Agreement, or the validity, interpretation, breach or termination of any provision of this Agreement, or calculation of the CV Service Fee or Apartments.com Service Fee, including claims seeking redress or asserting rights under any law (each, a “Dispute”), Classified Ventures and Apartments.com shall negotiate in good faith in an attempt to resolve such Dispute amicably between themselves at the operational level. If such Dispute has not been resolved to the mutual satisfaction of Classified Ventures and Apartments.com within twenty (20) business days (or such longer period as the parties may agree), then at the request of either party the matter shall be submitted to the President and Chief Executive Officer of Classified Ventures and the Chief Executive Officer or Chief Financial Officer of Apartments.com for their consideration. If the dispute has still not been resolved to the parties’ mutual satisfaction within thirty (30) days after any such submission, then each will be entitled to pursue any available remedies at law, subject to the provisions of Section 3.9.

Section 3.2. Indemnification.

a.
Apartments.com shall indemnify and hold harmless Classified Ventures and its officers, directors and employees, from and against any losses, liabilities, costs or expenses (including, without limitation, reasonable attorneys’ fees and costs) (“Losses”) arising out of or incurred in connection with: (i) any material breach by Apartments.com of this Agreement, (ii) Apartments.com’s gross negligence or willful misconduct in connection with the performance of its obligations hereunder, and (iii) any third party claim against Classified Ventures arising out of Apartments.com’s use of the CV Services (including without limitation any Restricted Third Party Service), except to the extent such claim arose out of the gross negligence or willful misconduct of Classified Ventures, and (iv) any third party claim against Classified Ventures arising out of Classified Ventures’ use of the Apartments.com Services to the extent such claim arose out of the gross negligence or willful misconduct of Apartments.com.

b.
Classified Ventures shall indemnify and hold harmless Apartments.com, its members, and their respective officers, directors and employees, from and against any losses, liabilities, costs or expenses (including, without limitation, reasonable attorneys’ fees and costs) (“Losses”) arising out of or incurred in connection with: (i) any material breach by Classified Ventures of this Agreement, (ii) Classified Ventures’ gross negligence or willful misconduct in connection with the performance of its obligations hereunder, and (iii) any third party claim against Apartments.com arising out of Classified Ventures’ use of the Apartments.com Services, except to the extent such claim arose out of the gross negligence or willful misconduct of Apartments.com, and (iv) any third party claim against Apartments.com arising out of Apartments.com’s use of the CV Services to the extent such claim arose out of the gross negligence or willful misconduct of Classified Ventures.

Section 3.3.    Limited Liability.

a.
Notwithstanding any provisions of the Agreement to the contrary, no party shall be liable to any other party or any of its affiliates for any indirect, incidental, consequential, reliance or special damages suffered by such other party (including damages for harm to business, lost revenues, lost savings or lost profits), except that (x) a party may seek and may be entitled to such damages if and to the extent such party is obligated to pay such damages with respect to any third party claims and (y) either party shall be liable to any other party or any of its affiliates for reasonably foreseeable consequential damages.

b.
The parties agree that their respective total liability for all claims of any kind arising as a result of, or related to this Agreement (other than any claims arising as a result of, or related to, any CV Services set forth on Schedule I under the headings “Finance” and “Corporate Technology”), whether based on contract, tort (including but not limited to strict liability and negligence), warranty or any other legal or equitable grounds, shall be limited to general money damages and shall not exceed an amount equal to the sum of the total CV Service Fees (for claims against Classified Ventures) or Apartments.com Service Fees (for claims against Apartments.com) paid under this Agreement; provided, however, that the preceding limitation shall not apply to Classified Ventures’ liability for payment of undisputed, unpaid, invoiced amounts for Apartments.com Services, or for Apartments.com’s liability to Classified Ventures for undisputed, unpaid, invoiced amounts for CV Services.

Section 3.4 Termination of Agreement, Survival.

a.
With respect to the CV Services, this Agreement shall expire twelve (12) months after the Closing. With respect to the Apartments.com Services, this Agreement shall expire at the end of the Apartments.com Service Term. In either case, such date will be referred to as the “Expiration Date.” In addition, this Agreement may be terminated at any time by: (i) the mutual written consent of the parties hereto; or (ii) either party effective upon delivery of notice to the other party if the other party: (a) makes an assignment for the benefit of creditors, or becomes bankrupt or insolvent, or is petitioned into bankruptcy, or takes advantage of any state, federal or foreign bankruptcy or insolvency act, or if a receiver or receiver/manager is appointed for all or any substantial part of its property and business and such receiver or receiver/manager remains undischarged for a period of thirty (30) days or (b) materially defaults in the performance of any of its covenants or obligations contained in this Agreement and such default is not remedied to the non-defaulting party’s reasonable satisfaction within thirty (30) days after notice to the defaulting party of such default, or if such default is not capable of rectification within thirty (30) days, if the defaulting party has not promptly begun to rectify the default within such thirty (30) day period and is not proceeding diligently to rectify the default. Notwithstanding the foregoing, either party may terminate specific services provided by the other party, in accordance with Sections 1.1(a) and 2.1(a) as applicable.

b.
Following any termination of this Agreement, each party will cooperate with the other party as reasonably necessary to avoid disruption of the ordinary course of the other party’s business. In the event of termination of this Agreement, this Agreement shall become void and there shall be no liability on the part of any party hereto except that: (i) each party shall retain their respective indemnification obligations set forth in Section 3.2 and (ii) Apartments.com’s obligation to pay amounts for (A) periods prior to the termination of this Agreement, and (B) costs incurred by Classified Ventures pursuant to Section 1.3, shall survive such termination in each case; and (iii) Classified Ventures’ obligation to pay amounts for (A) periods prior to the termination of this Agreement, and (B) costs incurred by Apartments.com pursuant to Section 2.3, shall survive such termination in each case. In addition to the foregoing, the obligations of the parties contained in Sections 3.1, 3.2, 3.3, 3.9, 3.12, 3.13, 3.17 and 3.19 shall survive termination of this Agreement.

Section 3.5.    Independent Contractor Relationship.
In all matters relating to this Agreement, each party hereto shall be solely responsible for the acts of its employees, agents and representatives, and the employees, agents and representatives of one party shall not be considered, and shall not hold themselves out as, employees, agents, representatives or partners of the other party. Except as otherwise specifically provided herein, or as otherwise agreed in writing by the parties, neither party shall have, nor shall hold itself out as having, any right, power or authority to create any obligation, express or implied, on behalf of the other party.

Section 3.6. Severability.
If any provision of this Agreement may be held by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced under any law or as a matter of public policy, such provision shall be construed and enforced by such court to the maximum extent permissible to give effect as to the intent of the parties, or the same shall be stricken. In either event, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect.

Section 3.7. Successors and Assigns; No Third Party Beneficiaries.
This Agreement is for the sole benefit of the parties to this Agreement and their permitted successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Neither Apartments.com nor Classified Ventures shall assign this Agreement or their respective rights and obligations hereunder, in whole or in part, without the prior written consent of the other; provided, however, that upon written notice, either party may assign this Agreement or its rights hereunder to any purchaser of all or substantially all of its assets; provided that the assignee agrees in writing to assume all of the assignor’s obligations hereunder and the assigning party shall remain primarily liable for its obligations hereunder. Subject to the foregoing, this Agreement will be binding upon and inure solely for the benefit of the parties hereto and their respective successors and assigns, and no other person shall acquire or have any right hereunder or by virtue hereof.

Section 3.8. Force Majeure.
Neither of the parties hereto shall be liable for the nonperformance or defective or later performance of any of its obligations hereunder (except with respect to the payment of money), or be in breach of any term or condition of this Agreement for such nonperformance or defective or late performance, to the extent and for such periods of time as such nonperformance or defective or late performance is due to reasons outside such party’s control, including acts of God, war (declared or undeclared), acts (including failure to act) of any governmental authority, riots, acts of terrorism, fire, floods, explosions, weather, strikes, restrictions imposed by law or governmental order, mechanical or computer breakdowns to the extent outside of the relevant party’s control, or delays of suppliers or subcontractors for the same causes (each, a “Force Majeure Event”); provided, however, that the party that is affected by a Force Majeure Event shall promptly notify the other party of the condition constituting a Force Majeure Event and shall exert reasonable efforts to overcome the causes thereof and to resume performance of its obligations hereunder at the earliest possible time.

Section 3.9. Governing Law.
This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware as applied to contracts made and performed within the State of Delaware without regard to principles of conflict of laws. Each party agrees that any action, claim, or cause arising from this Agreement may only be brought in the state or federal courts sitting in Chicago, IL, and hereby submit themselves to the jurisdiction of such courts. Each party hereby waives any objections to the laying of such forum, including without limitation any objection alleging the forum to be inconvenient.

Section 3.10. Further Assurances.
Each party hereto agrees to use commercially reasonable efforts to obtain all consents and approvals and to do all other things necessary to consummate the transactions contemplated by this Agreement. The parties agree to take such further action and to deliver or cause to be delivered any additional agreements or instruments as any of them may reasonably request for the purpose of carrying out this Agreement and the agreements and transactions contemplated hereby.

Section 3.11. No Right to Set-Off.
Each party shall pay the full amount of fees, costs, and disbursements incurred under this Agreement and chargeable to such party, and shall not set-off, counterclaim, or otherwise withhold any other amounts owed to the other party on account of any obligation of a party or any of its affiliates.

Section 3.12. Confidentiality; Books, Records and Files.

a
From and after the date hereof, the existence, and terms and conditions of this Agreement together with the information shared pursuant hereto will be kept confidential by the parties hereto. This Section 3.12 shall not apply with respect to information that is generally available to the public through no fault of the disclosing party or its affiliates or representatives. In addition, a disclosure of any information covered by this Section 3.12 by a party (i) in response to an order by a governmental entity, (ii) as required by applicable law, (iii) as necessary to establish the rights of such party under this Agreement, or (iv) to such party’s accountants, bankers, lawyers, investors, lenders, shareholders, members, prospective acquirers or investors or lenders or shareholders or members, business partners, and employees who have a business need to know such information and agree to keep such information confidential, shall not be considered to be a breach of this Agreement by such party; provided that, with respect to clauses (i) and (ii), such party shall provide prompt prior written notice thereof to the other party to enable the other party to immediately seek a protective order or otherwise prevent such disclosure prior to the date of any such required disclosure, that such party limit the extent of such disclosure solely to the extent required by such order or law, and that such party use its commercially reasonable efforts to ensure that such disclosed information is treated strictly confidentially by the recipients thereof.

b
Upon the termination of a service with respect to which Classified Ventures holds books, records or files, including current and archived copies of computer files, owned by Apartments.com and used by Classified Ventures in connection with the provision of such service, Classified Ventures will return all of such books, records or files as soon as reasonably practicable, at the cost of Apartments.com. At its expense, Classified Ventures may make a copy of such books, records or files for its legal files pursuant to Classified Ventures’ document retention policy.

c
From and after the date of this Agreement until the termination or expiration of this Agreement, Classified Ventures agrees to give Apartments.com and its representatives reasonable cooperation, access and staff assistance, as needed, during normal business hours and upon reasonable notice, with respect to the internal controls over the CV Services and the transactions processed under this Agreement by Classified Ventures, including site visits by Apartments.com and its representatives, discussions with Classified Ventures’ independent auditors and access to any work papers for the audits for fiscal years 2011, 2012 and 2013, and internal control reports from service organizations and copies of relevant supporting internal controls documentation.

Section 3.13 Notices.
All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, telecopy, telegram, or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 3.13):

if to Classified Ventures:
Classified Ventures, LLC
175 W. Jackson Blvd., 8th Floor
Chicago, IL, 60604
Attn: President and Chief Executive Officer

if to Apartments.com or CoStar:
[PURCHASER]
[c/o CoStar Group, Inc.]
1331 L Street, N.W.
Washington, D.C. 20005
Attn: Jon Coleman

Section 3.14.    Counterparts.
This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 3.15.    Entire Agreement.
This Agreement (together with any exhibits, schedules or annexes hereto) constitutes the entire agreement of the parties hereto with respect to the subject matter of this Agreement and supersedes all prior agreements and undertakings, both written and oral, between or on behalf of the parties hereto with respect to the subject matter of this Agreement.

Section 3.16.    Amendment.
This Agreement may not be amended or modified except by an instrument in writing signed by Classified Ventures and Apartments.com.

Section 3.17.     Waiver.
A failure of any party to insist in any instance upon the strict and punctual performance of any provision of this Agreement shall not constitute a continuing waiver of such provision. No party shall be deemed to have waived any right, power or privilege under this Agreement unless the waiver is in writing and duly executed by the party to be charged with the waiver, and the waiver shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the waiving party or the obligations of the other parties in any other respect or at any other time.

Section 3.18.    Headings.
The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 3.19    CoStar Guaranty.
CoStar hereby absolutely, unconditionally and irrevocably guarantees to Classified Ventures the due and punctual performance and discharge of all of the payment obligations of Apartments.com under Section 1.2 and Section 3.2, subject to the terms and conditions hereof. CoStar reserves the right to assert any defense which Apartments.com may have to payment of any such obligations under the terms of this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth below, with the Agreement to become effective the day after the Closing:

	CLASSIFIED VENTURES, LLC:		[PURCHASER]:

By:		By:
Name:		Name:
Title:		Title:

COSTAR GROUP, INC.:

By:
Name:
Title:

Exhibit B-1

AFFILIATE TRANSITION AND LINKING AGREEMENT

THIS AFFILIATE TRANSITION AND LINKING AGREEMENT (“Agreement”) is made this _____ day of _________, 2014 (“Effective Date”), by and between CoStar Group, Inc., a Delaware corporation (“ADC”), located at 1331 L Street, N.W., Washington, D.C. 20005 and The McClatchy Company, a Delaware corporation (“Publisher”), located at 2100 Q Street, Sacramento, CA 95816-6899. Together, ADC and Publisher may be referred to herein as the “Parties.”

RECITALS

WHEREAS, pursuant to the closing (the “Closing”) on the Effective Date of the transactions contemplated by that certain Asset Purchase Agreement, dated February 28, 2014 (the “APA”), between Classified Ventures, LLC (“CV”) and ADC, ADC has acquired from CV (the “Sale”) certain assets and certain liabilities of the Business (as defined in the APA) previously owned and operated by CV. Apartments.com is a provider of multifamily and single-family rental classified advertising products and related editorial content to publishers and consumers, whose assets include, without limitation, certain websites with established Links (as defined below) to one or more web sites owned and operated by or on behalf of Publisher and/or its Affiliates (as defined below);

WHEREAS, in connection with the consummation of the Sale and prospective operation of the Business, ADC wishes to maintain such Links in the manner and for the period specified herein;

WHEREAS, Publisher is willing to maintain the Links in accordance with the terms and conditions of this Agreement;

WHEREAS, effective concurrently with the consummation of the Sale, the rights and obligations of CV and Publisher, solely to the extent applicable to the Business, were terminated under that certain Classified Ventures Affiliate Agreement, dated December 31, 1998, between CV and Publisher (on behalf of itself and/or its Affiliates) (as amended, the “Affiliate Agreement”) pursuant to the Affiliate Termination Agreement, dated on or prior to the date hereof and substantially in the form of Exhibit A hereto (the “Termination Agreement”);

WHEREAS, Publisher and ADC desire to facilitate a transition of those customers of Publisher or its Affiliates that have advertising agreements related to the Business to direct agreements with ADC; and

WHEREAS, Publisher’s willingness to enter into this Agreement was a material consideration in ADC’s decision to acquire the Business.

NOW, THEREFORE, for good and adequate consideration, the receipt and sufficiency of which the Parties hereby acknowledge, the Parties agree as follows:

1. Definitions.

“Action” means any claim, action, lawsuit, arbitration, inquiry, proceeding or investigation by or before any governmental authority.

“ADC” shall have the meaning set forth in the preamble.

“ADC Web Page(s)” means web page(s) within Apartments.com.

“Affiliates” means those newspaper properties owned or controlled by Publisher as of the Effective Date, whose associated web sites host Links as of the Effective Date, and which are listed in Schedule I hereto.

“Affiliate Web Pages” means those web pages within the Affiliate Web Sites which are accessible to Users.

“Affiliate Web Site” means those web sites listed in Schedule I hereto, which are owned or controlled by Publisher or its Affiliates and which host Links as of the Effective Date, and any iterations of such web sites as Publisher or its Affiliates may employ during the Term, regardless of whether such Affiliate Web Site is displayed via an internet browser or mobile device.

“Agreement” shall have the meaning set forth in the preamble.

“APA” shall have the meaning set forth in the recitals.

“Apartments Products” means Customer Packages (as defined in the Affiliate Agreement) of the Business and other products and services of the Business sold by Publisher or its Affiliates.

“Apartments.com” means the public-facing web site(s) owned or controlled by ADC and operated in connection with the Business, currently located and accessible at the universal resource locator http://www.apartments.com, as well as such other URLs as ADC may employ for the Business during the Term, whether rendered for access on an internet browser or mobile device.

“Closing” shall have the meaning set forth in the recitals.

“Customers” shall have the meaning set forth in the Affiliate Agreement.

“CV” shall have the meaning set forth in the recitals.

“Effective Date” shall have the meaning set forth in the preamble.

“Existing Affiliate Customer Agreements” shall have the meaning set forth in Section 9.3.

“Global Navigation” means prominent graphical or text elements which a User can select to navigate to Affiliate Web Pages sorted by topic or type, whether displayed as a static menu bar or from drop-down menus, which are located on the Home Page of an Affiliate Web Site, and which are the primary means of facilitating initial User navigation within such Affiliate Web Site. For illustration only, examples of compliant Global Navigation are attached hereto in Schedule II.

“Home Page” means the initial or default landing page of an Affiliate Web Site, as rendered to a User, regardless of device type.

“Link” means a graphical or text-based element with associated hypertext markup language (“HTML”) code, located on the Home Page of an Affiliate Web Site, which when selected by a User, will navigate such User to either an Affiliate Web Page containing a Widget, or directly to Apartments.com. For illustration only, examples of Links and appropriate Link coding are attached hereto in Schedule II.

“Parties” shall have the meaning set forth in the preamble.

“Person” means any individual, corporation, partnership, limited partnership, joint venture, limited liability company, trust or unincorporated organization or governmental authority or any other entity.

“Products” means, collectively, the Apartments.com products identified on Schedule V.

“Publisher” shall have the meaning set forth in the preamble.

“Publisher Indemnified Party” shall have the meaning set forth in Section 5.1.

“Responsive Design” means a method of rendering web site content and functionality to a User in substantially the same manner regardless of whether the User accesses such site via an internet browser or via a mobile device.

“Restricted Business” shall have the meaning set forth in Section 8.1.

“Sale” shall have the meaning set forth in the recitals.

“Term” shall mean 24 months from the Effective Date unless earlier terminated by one of the Parties in accordance with the terms hereof.

“User” means an individual utilizing a browser to access an Affiliate Web Site, or Apartments.com, regardless of device type.

“Widget” means an Apartments.com-branded search interface accessible to Users, which will permit such Users to enter certain criteria to search residential rental property listings and which will send Users to a listings search results page hosted by ADC on Apartments.com. The Widget will be generated by software code provided to the Publisher or Affiliate by ADC for integration on an Affiliate Web Page reachable from a Link. For illustration only, current versions of the Widget are attached hereto in Schedule III.

2. Links and Linking Matters.

2.1.    Link Location. During the Term, Publisher agrees to provide, or will cause its Affiliates to provide, either:

(a)	a Link within the Global Navigation located on the Home Page of each Affiliate Web Site; or

(b)	a prominent Link otherwise located on the Home Page of each Affiliate Web Site.

2.2.    Link Features. A Link must be substantially similar in prominence, location, size, design, and functionality to other linking elements used by an Affiliate for User access to top-level content category navigation within an Affiliate Web Site. For example, a Link to the Affiliate Web Page containing primarily content or classified advertising related to residential or multifamily rental properties may be rendered as the word “Rentals,” within a User-accessible menu of similar top-level content categories like “Autos,” or “Real Estate.” It will also be permissible to use “Apartments,” “Apartments for Rent,” “Apartments.com” or a similarly descriptive term rendered in text or a graphical element as the Link, if all other requirements for the Link set forth herein are met.

2.3    Link Updating. Any modification of a Link by Publisher or Affiliate during the Term must not:

(a)	knowingly and intentionally interfere or materially reduce the visibility, accessibility, or relative value of the Link to major search engine indexing processes, page rankings, or search algorithms;

(b)	result in the removal of the Link from the Home Page of the relevant Affiliate Web Site; or

(c)	otherwise remove the Link from reasonable proximity with other similar navigational elements on the Affiliate Home Page.

2.4    Link and Widget Availability. Publisher shall, and shall cause its relevant Affiliates to, use their respective commercially reasonable efforts to maintain the availability of any Links or Widgets on the Affiliate Web Pages, and, if any Links or Widgets on any Affiliate Web Pages become unavailable to Users other than due to any scheduled or emergency maintenance of the relevant Affiliate Web Pages, Publisher shall, and shall cause its relevant Affiliate to, use their respective commercially reasonable efforts to make the Links available again as soon as possible.

2.5    Link Building, Source Code Type. Links must be HTML-based, and may not be built using Flash, JavaScript, or iFraming. When the Link is viewed as source code within the relevant Affiliate Web Page, it must contain a specific text reference to www.apartments.com, in the manner of the example shown in Schedule II, or a specific text reference to an Affiliate Web Page containing a Widget, in the manner of the example shown in Schedule III.

2.6    Current State. ADC acknowledges that as of the Effective Date, the existing manner of Link display, referencing and integration on each of the Affiliate Web Sites set forth on Schedule I is compliant with this Agreement, and, in order to facilitate Publisher’s and its Affiliates’ compliance with their obligations contained in this Agreement, Publisher and its Affiliates may standardize the display, referencing and integration across all of the Affiliate Web Sites to be consistent with the existing display, referencing and integration of any Affiliate Web Site set forth on Schedule I as of the Effective Date.

2.7    Complete List of Affiliates and Affiliate Web Sites. Publisher, on behalf of itself and the Affiliates, hereby represents and warrants to ADC that the web sites set forth on Schedule I are the primary Affiliate Web Site for each listed Affiliate.

3. Widget.

3.1    Delivery of Widget Code. From time to time during the Term, ADC will deliver to Publisher or relevant Affiliates software code for integration into Affiliate Web Sites which will render and display the Widget on Affiliate Web Pages to Users of the Affiliate Web Sites, and enable Users to search Apartments.com rental classified listings and navigate to search results on Apartments.com. Publisher and its Affiliates will be required to display the Widget on an Affiliate Web Page only if the Link on an Affiliate Web Site does not navigate Users directly to Apartments.com. The content and functionality of the Widget will be determined at the sole discretion of ADC, provided that the Widget will only be used by ADC for the primary purpose of enabling Users to search rental property listings and navigate to search results on Apartments.com. ADC may change the design of the Widget, provided that any material change to the design of the Widget is subject to Publisher’s consent (not to be unreasonably withheld, conditioned or delayed); provided, however, that Publisher agrees that any Widget in use on an Affiliate Web Page as of the Effective Date, and any Widget that is substantially similar to a Widget in use on an Affiliate Web Page as of the Effective Date, constitutes a reasonable Widget design and is not subject to any consent right of Publisher.

3.2    Widget Size, Location. If Publisher or an Affiliate elects to display the Widget on Affiliate Web Pages, Publisher will ensure, and will cause its Affiliates to ensure, that the Widget as rendered on such Affiliate Web Pages is: (i) rendered to Users in a size of between 320 and 620 pixels in width, as illustrated in Schedule III, and (ii) when viewed by a User via a non-mobile optimized browser, is located no more than 600 pixels from the top of the Affiliate Web Page. In the event that an Affiliate Web Site does not utilize Responsive Design, the Widget may be displayed in a size and configuration consistent with similar search interfaces used by the Affiliate within the Affiliate Web Site for like content, provided it is otherwise compliant with Section 3.1.

4. Operation and Maintenance Costs and Expenses.

4.1    Publisher’s Costs and Expenses. Except as otherwise expressly stated herein, Publisher is and will be solely responsible for the operation and maintenance of the Affiliate Web Sites and for all costs and expenses related thereto.

4.2    ADC’s Costs and Expenses. ADC is and will be solely responsible for the operation and maintenance of Apartments.com and the Widget, and for all costs and expenses related thereto.

5. Indemnification.

5.1    Indemnity. ADC agrees to indemnify and hold harmless Publisher and its Affiliates, members, managers, directors, officers, and employees (each, a “Publisher Indemnified Party” and collectively, the “Publisher Indemnified Parties”) from and against any and all losses, liabilities, claims, costs, damages and expenses (including reasonable attorney’s fees) which any Publisher Indemnified Party may sustain arising out of or in connection with any Action (a) relating to Apartments.com content, and/or (b) for infringement or misappropriation of any patent (United States), trademark, copyright, trade secret or other proprietary right of any third party with respect to the display and use of the Widget by Publisher or any Affiliate or the access and use of the Widget by Users, but in any event excluding any losses, liabilities, claims, costs, damages and expenses for which ADC is entitled to be indemnified under the APA.

5.2    Remedies Not Exclusive. The remedies provided in this Section are not exclusive of and do not limit any other remedies that may be available to any Publisher Indemnified Party.

6. Limitation of Liability, Liquidation of Certain Damages.

6.1    Limitation of Liability. EXCEPT FOR THIRD PARTY CLAIMS ARISING UNDER SECTION 5 HEREIN, OR IN CONNECTION WITH A PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THAT PARTY’S PERFORMANCE HEREUNDER, EVEN IF THAT PARTY HAS BEEN ADVISED, KNOWS, OR SHOULD KNOW OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED THAT THE PUBLISHER AND EACH OF ITS AFFILIATES SHALL BE LIABLE TO ADC FOR REASONABLY FORESEEABLE CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH PUBLISHER’S OR ANY OF ITS AFFILIATES’ BREACH OF SECTIONS 2 OR 8 HEREIN; PROVIDED, FURTHER, HOWEVER THAT IN NO EVENT SHALL THE TOTAL AMOUNT OF ANY CONSEQUENTIAL DAMAGES AWARDED TO ADC UNDER THIS AGREEMENT EXCEED TEN MILLION DOLLARS ($10,000,000) IN THE AGGREGATE. EXCEPT FOR CLAIMS ARISING FROM A MATERIAL BREACH OF SECTIONS 2, 5, 8, 9 AND 10 HEREIN, UNDER NO CIRCUMSTANCES WILL EITHER PARTY’S TOTAL AGGREGATE LIABILITY TO THE OTHER PARTY HERETO FOR ALL CLAIMS OF ANY KIND ARISING FROM THIS AGREEMENT EXCEED FIFTY THOUSAND DOLLARS ($50,000.00).

7. Termination.

7.1.    Termination for Cause. This Agreement may be terminated by either Party if the other Party commits a material breach of Sections 2 through 5 hereof that is not remedied within thirty (30) days of receipt of a written request from the non-breaching party specifying the nature of such breach and requesting remediation. Any such termination shall be without prejudice to any other rights or remedies a Party may be entitled to hereunder at or in equity, and shall not affect any accrued rights or liabilities of either Party. Section 5.1 will survive any termination of this Agreement. In the event of a termination by ADC for a material breach by Publisher or an Affiliate that is not remedied in accordance with this Section 7.1, Sections 1, 2, 6 and 8 through 11 will survive such termination for the remainder of the Term. In the event of a termination of this Agreement by Publisher for a material breach that is not remedied in accordance with this Section 7.1, Publisher’s obligations hereunder will terminate with no further liability to ADC.

7.2.    Effect of Termination. Upon expiration of the Term, or termination of this Agreement in accordance with Section 7.1, Publisher shall promptly discontinue all use and display of the Widget and Link, as well as any marks or logos of ADC.

8. Non-Compete.

8.1    Non-Compete.

(a) For a period of 24 months after the Effective Date, Publisher shall not, and shall cause its Affiliates not to, directly or indirectly (i) in the United States, engage in the business of providing a national searchable online resource to individuals seeking residential or multifamily rental housing through internet websites or selling or providing advertising products and services through such websites to third parties substantially equivalent to the Products (the “Restricted Business”), which are substantially similar to those listed on Schedule IV attached hereto or (ii) publish a graphical or text-based elements with associated HTML code on an Affiliate Web Site of an Affiliate, which when selected by a User, will navigate such User to either (A) an Affiliate Web Page containing a search interface accessible to Users which will permit such Users to enter certain criteria to search residential rental property listings and which will send Users to a listings search results page hosted by or on behalf of a Restricted Business or (B) directly to a web page maintained by or on behalf of a Restricted Business.

(b) For the avoidance of doubt, and without in any way expanding the scope of the restriction set forth in Section 8.1(a), the Publisher and each of its Affiliates shall not be restricted under Section 8.1 from:

(i) directly or indirectly selling advertisements of any type in printed form, including, without limitation, advertisements for residential or multifamily rental housing;

(ii) publishing versions of print advertisements sold by any such Affiliate for online display on its associated Affiliate Web Site of any type, including, without limitation, advertisements for residential or multifamily rental housing, provided that such print advertisements are not provided by or sold on behalf of a Restricted Business;

(iii) directly or indirectly engaging in any of the businesses (other than the Business) conducted by Publisher or any of its Affiliates as of the Effective Date;

(iv) the sale of banner advertisements and display advertisements by any such Affiliate in the ordinary course of such Affiliate’s business consistent with past practice, other than banner advertisements and display advertisements for a Restricted Business;

(v) the sale and resale of remnant banner and display advertising inventory on Affiliate Web Sites in the ordinary course of such Affiliate’s business, consistent with Affiliate’s practice as of the Effective Date; provided, that the Affiliate shall use commercially reasonable efforts to direct the third party purchasing and reselling such remnant inventory to prevent the serving of advertisements for a Restricted Business;

(vi) making any such Affiliate’s classified advertisements for residential or multifamily housing sold by any such Affiliate generally searchable by Users on its associated Affiliated Web Site, other than classified advertisements for residential or multifamily housing provided by or sold on behalf of a Restricted Business;

(vii) adding additional links on Affiliate Web Sites for classified advertisements for residential or multifamily housing sold by the relevant Affiliate, other than links to or for a Restricted Business;

(viii) making passive investments in the ordinary course of business in investment funds that, to the Publisher (or Affiliate’s as applicable) knowledge, make investments of 25% or less of the outstanding securities of any Person engaged in a Restricted Business, provided that the Publisher or its applicable Affiliate is not active in the management or governance of such Person and that Publisher is not actively investing in the securities of any such Person in concert with any other Member (as defined in the APA);

(ix) acquiring any Person that owns (directly or indirectly) a Restricted Business, provided, that (A) such Restricted Business constitutes less than 25% of such Person’s revenues at the time of acquisition and (B) Publisher or its Affiliate divests the portion of such Person that is the Restricted Business within six months of acquisition; or

(x) exercising its rights or complying with its obligations under this Agreement.

9. Certain Affiliate Customer Transition Matters.

9.1    Affiliate Customer Transition Cooperation. Publisher and its applicable Affiliates shall cooperate in a commercially reasonable manner with ADC (and, if applicable, CV as its designee) in transitioning existing Apartments Products Customers as of the Effective Date who have agreements with Publisher and/or its Affiliate(s) for Apartments Products to direct agreements with ADC for such products. For purposes of this Agreement, such cooperation shall include, without limitation, the provision of available records and Customer information needed to complete Customer transitions and reasonable access for ADC to relevant personnel in connection with Customer transitions. Nothing in this Agreement shall obligate Publisher or its Affiliates to incur any liability or expense in connection with any such transition. Publisher hereby covenants and agrees not to, and shall cause its applicable Affiliates not to, terminate any existing Apartments Products Customer who has an agreement with Publisher and/or its Affiliates for Apartments Products prior to the earliest of: (a) the successful transition of the applicable Customer to a new agreement with Apartments.com for Apartments Products, (b) the termination of such agreement by such Customer or the expiration of such agreement in accordance with its terms and (c) one year from the Effective Date; provided, however, that if any such agreement with an Apartments Products Customer includes both Apartments and non-Apartments Products, Publisher and/or its Affiliates may amend such agreement to terminate or otherwise remove the non-Apartments Products.

9.2    ADC Representation and Warranty. ADC represents and warrants that it will continue to provide Apartments Products and services pursuant to the Existing Affiliate Customer Agreements, which Publisher has provided to ADC on or prior to the Effective Date, until the earliest of: (a) such Customers are transitioned to direct agreements with ADC, (b) such Existing Affiliate Customer Agreements expire or are terminated in accordance with their respective terms and (c) one year from the Effective Date.

9.3    Customer Billing Files. Publisher confirms it has transferred to ADC on or prior to the Effective Date all active Apartments Products billing files for Customers who currently purchase Apartments Products from Publisher and/or its Affiliate(s) under agreements with the Publisher and/or its Affiliate(s) (the “Existing Affiliate Customer Agreements”). Publisher hereby assigns and grants to ADC (or CV as its designee if applicable) the sole right (as between the Parties) to issue invoices or otherwise bill and collect amounts due and payable from existing Customers under all Existing Affiliate Customer Agreements for amounts arising from the provision of Apartments Products and services provided after the Closing. Publisher and its Affiliates will retain the right to bill and collect amounts for non-Apartments Products and services, and will retain the right to bill and collect amounts due for Apartments Products and services provided prior to the Closing. Except with respect to any Apartments Products billing issued following the Closing for services delivered by Publisher or any of its Affiliates prior to Closing, if Publisher or any of its Affiliates receives any payments from Customers properly attributable to Apartments Products delivered following the Closing, the Member or such Affiliate (as applicable) shall promptly (i.e., no later than 30 days from receipt of such payments) remit such payments to ADC (or CV as its designee). If ADC receives any payments from Customers following the Closing which are attributable to (i) non-Apartments Products, or (ii) Apartments Products sold and fulfilled by an Affiliate prior to Closing, then ADC shall promptly (i.e., no later than 30 days from receipt of such payments) remit such payments to the relevant Affiliate (or, at the Affiliate’s request, Publisher). In addition, each Party shall, upon the request of the other Party, jointly provide notices or otherwise communicate to Customers party to such Existing Affiliate Customer Agreements of the foregoing assignment of billing and collection rights.

9.4    Existing Affiliate Customer Agreements. Publisher, on behalf of itself and the Affiliates, hereby represents and warrants to ADC that as of the date of Closing, to the best of Publisher’s knowledge and upon reasonable inquiry, the Apartments Products billing files it has provided for the Existing Affiliate Customer Agreements are complete in all material respects. Publisher agrees to use its commercially reasonable efforts to provide an accurate and complete copy of each Existing Affiliate Customer Agreement, or an accurate and complete description of the material terms of each Existing Affiliate Customer Agreement, to ADC on or prior to the Effective Date. For purposes of this Section, “material terms” of the Existing Affiliate Customer Agreements shall mean the party being billed, the amounts to be billed, and the products for which such Affiliate customer is being billed.

10. Sale or Other Disposition of Affiliates by Publisher.

10.1    Sale, Merger or Other Disposition of Affiliate. If (i) Publisher directly or indirectly sells or otherwise transfers control of all or substantially all of the equity or assets of an Affiliate to an unaffiliated third party, or (ii) an Affiliate ceases commercial operations, then in each case, the obligations of Publisher hereunder with respect to such Affiliate will terminate as of the effective date of such sale, transfer or other disposition or cessation of operations, without further liability to Publisher, the Affiliate, their successors or permitted assignees. For the purposes of this Section 10.1, “control,” when used with respect to any specified Person, shall mean the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through ownership of voting securities or other ownership interests, by contract or otherwise.

11. General Terms.

11.1    Entire Agreement; Amendment. This Agreement contains the entire agreement between ADC and Publisher with respect to the subject matter hereof and supersedes all prior oral and written communications, proposals, negotiations, representations, understandings, courses of dealing, agreements, contracts, and the like between the Parties. This Agreement may not be modified or amended except by a written agreement executed by both Parties.

11.2    Severability. If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

11.3    Waiver. The failure of a Party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that Party’s right to subsequently enforce and compel strict compliance with that provision or any other provision of this Agreement.

11.4    Applicable Law. All questions concerning the construction, validity, and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal law, not the law of conflicts, of the State of Delaware.

11.5    Assignment. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by ADC and Publisher and their respective successors, heirs, legatees, personal representatives, and permitted assigns. Neither Party may assign this Agreement, its rights hereunder or any portion hereof, by operation of law or otherwise, without the prior written consent of the other Party. Notwithstanding the foregoing, either Party may assign its rights and obligations under this Agreement without such consent to any of its affiliates or in connection with a sale, merger or other transaction involving a transfer of substantially all of its assets, provided, that the assigning Party shall remain primarily liable for its obligations hereunder. Any attempted assignment in violation of this Section 11.5 shall be void.

11.6    Notices. All notices, requests, consents, demands or other communications given under this Agreement shall be in writing and shall be deemed duly given and received (a) upon personal delivery to the Party to whom it is directed; (b) seven days after being sent by certified or registered mail return receipt requested, to the Party to whom it is directed, postage and charges pre-paid; or (c) one business day after being sent by express overnight delivery by a national carrier to the Party to whom it is directed. All notices, requests, consents, demands and other communications to ADC or Publisher shall be sent to the addresses set forth above to this Agreement, unless changed by notice to the other Party in accordance with this Section.

11.7    Independent Contractors. Publisher and ADC are independent contractors with respect to each other, and nothing in this Agreement may be construed to create any partnership, joint venture, agency, franchise, sales representative, or employment relationship between the Parties. Neither Party, nor its respective employees, affiliates, or agents shall have, nor represent themselves as having, any authority to approve or accept any proposal on behalf of the other Party, or make any promise, representation, contract or other commitment binding upon the other Party.

11.8    Headings. The headings, recitals, and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Agreement. Common nouns and pronouns will be deemed to refer to the masculine, feminine, neuter, singular, and plural, as the context may require.

11.9    Affiliate Agreement; Waiver of Liability. The Publisher and its Affiliates acknowledge and agree that, effective upon the consummation of the Sale, (a) ADC will have the sole right to operate the Business, including to market and sell Apartments Products formerly marketed and sold pursuant to the Affiliate Agreement, (b) the rights and obligations of CV and Publisher and their respective Affiliates, solely to the extent applicable to the Business, are terminated under the Affiliate Agreement in accordance with the terms and provisions of the Termination Agreement, and (c) neither ADC nor any of its affiliates shall have any liability to Publisher or any of its Affiliates for any losses, damages, liabilities, deficiencies, claims, interest, awards, judgments, penalties, costs and expenses (including any losses or damages arising under third party claims) to the extent arising out of or resulting from (i) the operation of the Business or under any Existing Affiliate Customer Contracts prior to the consummation of the Sale or (ii) the Affiliate Agreement or any other agreement between CV, on the one hand, and Publisher and its Affiliates, on the other hand.

11.10    Specific Performance. The Publisher acknowledges that, in view of the uniqueness of the transactions contemplated by this Agreement, ADC would not have an adequate remedy at Law for money damages in the event that Section 8 of this Agreement has not been performed in accordance with its terms, and therefore agrees that ADC shall, in addition to any other remedies permitted by law, be entitled to seek equitable remedies, including, without limitation, specific enforcement of the terms of Section 8 hereof, injunctive relief, a temporary restraining order and/or a permanent injunction in any court of competent jurisdiction, to prevent or otherwise restrain a breach of any of the provisions of Section 8, without the necessity of proving damages, posting any bond or other undertaking. Such relief shall be in addition to and not in substitution of any other remedies available to ADC.

11.11    Waiver of Jury Trial. THE PARTIES SPECIFICALLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY COURT WITH RESPECT TO ANY CONTRACTUAL, TORTIOUS, OR STATUTORY CLAIM, COUNTERCLAIM, OR CROSS-CLAIM AGAINST THE OTHER ARISING OUT OF OR CONNECTED IN ANY WAY TO THIS AGREEMENT, BECAUSE THE PARTIES HERETO, BOTH OF WHOM ARE REPRESENTED BY COUNSEL, BELIEVE THAT THE COMPLEX COMMERCIAL AND PROFESSIONAL ASPECTS OF THEIR DEALINGS WITH ONE ANOTHER MAKE A JURY DETERMINATION NEITHER DESIRABLE NOR APPROPRIATE.

11.12    Further Action. Each of the Parties shall use its commercially reasonable efforts to take, or cause to be taken, all appropriate action, to do or cause to be done all things necessary, proper or advisable under applicable Law, and to execute and deliver such documents and other papers and any other agreements as may be necessary to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its duly authorized representatives on the respective dates entered below.

	THE MCLATCHY COMPANY		COSTAR GROUP, INC.

By:		By:

Name:		Name:

Title:		Title:

Date:		Date:

Exhibit B-2

AFFILIATE TRANSITION AND LINKING AGREEMENT

THIS AFFILIATE TRANSITION AND LINKING AGREEMENT (“Agreement”) is made this _____ day of _________, 2014 (“Effective Date”), by and between CoStar Group, Inc., a Delaware corporation (“ADC”), located at 1331 L Street, N.W., Washington, D.C. 20005 and Gannett Co., Inc., a Delaware corporation (“Publisher”), located at 7950 Jones Branch Drive, McLean, VA 22107-0910. Together, ADC and Publisher may be referred to herein as the “Parties.”

RECITALS

WHEREAS, pursuant to the closing (the “Closing”) on the Effective Date of the transactions contemplated by that certain Asset Purchase Agreement, dated February 28, 2014 (the “APA”), between Classified Ventures, LLC (“CV”) and ADC, ADC has acquired from CV (the “Sale”) certain assets and certain liabilities of the Business (as defined in the APA) previously owned and operated by CV. Apartments.com is a provider of multifamily and single-family rental classified advertising products and related editorial content to publishers and consumers, whose assets include, without limitation, certain websites with established Links (as defined below) to one or more web sites owned and operated by or on behalf of Publisher and/or its Affiliates (as defined below);

WHEREAS, in connection with the consummation of the Sale and prospective operation of the Business, ADC wishes to maintain such Links in the manner and for the period specified herein;

WHEREAS, Publisher is willing to maintain the Links in accordance with the terms and conditions of this Agreement;

WHEREAS, effective concurrently with the consummation of the Sale, the rights and obligations of CV and Publisher, solely to the extent applicable to the Business, were terminated under that certain Classified Ventures Affiliate Agreement, dated December 31, 1998, between CV and Publisher (on behalf of itself and/or its Affiliates) (as amended, the “Affiliate Agreement”) pursuant to the Affiliate Termination Agreement, dated on or prior to the date hereof and substantially in the form of Exhibit A hereto (the “Termination Agreement”);

WHEREAS, Publisher and ADC desire to facilitate a transition of those customers of Publisher or its Affiliates that have advertising agreements related to the Business to direct agreements with ADC; and

WHEREAS, Publisher’s willingness to enter into this Agreement was a material consideration in ADC’s decision to acquire the Business.

NOW, THEREFORE, for good and adequate consideration, the receipt and sufficiency of which the Parties hereby acknowledge, the Parties agree as follows:

1. Definitions.

“Action” means any claim, action, lawsuit, arbitration, inquiry, proceeding or investigation by or before any governmental authority.

“ADC” shall have the meaning set forth in the preamble.

“ADC Web Page(s)” means web page(s) within Apartments.com.

“Affiliates” means those newspaper properties owned or controlled by Publisher as of the Effective Date, whose associated web sites host Links as of the Effective Date, and which are listed in Schedule I hereto.

“Affiliate Web Pages” means those web pages within the Affiliate Web Sites which are accessible to Users.

“Affiliate Web Site” means those web sites listed in Schedule I hereto, which are owned or controlled by Publisher or its Affiliates and which host Links as of the Effective Date, and any iterations of such web sites as Publisher or its Affiliates may employ during the Term, regardless of whether such Affiliate Web Site is displayed via an internet browser or mobile device.

“Agreement” shall have the meaning set forth in the preamble.

“APA” shall have the meaning set forth in the recitals.

“Apartments Products” means Customer Packages (as defined in the Affiliate Agreement) of the Business and other products and services of the Business sold by Publisher or its Affiliates.

“Apartments.com” means the public-facing web site(s) owned or controlled by ADC and operated in connection with the Business, currently located and accessible at the universal resource locator http://www.apartments.com, as well as such other URLs as ADC may employ for the Business during the Term, whether rendered for access on an internet browser or mobile device.

“Closing” shall have the meaning set forth in the recitals.

“Customers” shall have the meaning set forth in the Affiliate Agreement.

“CV” shall have the meaning set forth in the recitals.

“Effective Date” shall have the meaning set forth in the preamble.

“Existing Affiliate Customer Agreements” shall have the meaning set forth in Section 9.3.

“Global Navigation” means prominent graphical or text elements which a User can select to navigate to Affiliate Web Pages sorted by topic or type, whether displayed as a static menu bar or from drop-down menus, which are located on the Home Page of an Affiliate Web Site, and which are the primary means of facilitating initial User navigation within such Affiliate Web Site. For illustration only, examples of compliant Global Navigation are attached hereto in Schedule II.

“Home Page” means the initial or default landing page of an Affiliate Web Site, as rendered to a User, regardless of device type.

“Link” means a graphical or text-based element with associated hypertext markup language (“HTML”) code, located on the Home Page of an Affiliate Web Site, which when selected by a User, will navigate such User to either an Affiliate Web Page containing a Widget, or directly to Apartments.com. For illustration only, examples of Links and appropriate Link coding are attached hereto in Schedule II.

“Parties” shall have the meaning set forth in the preamble.

“Person” means any individual, corporation, partnership, limited partnership, joint venture, limited liability company, trust or unincorporated organization or governmental authority or any other entity.

“Products” means, collectively, the Apartments.com products identified on Schedule V.

“Publisher” shall have the meaning set forth in the preamble.

“Publisher Indemnified Party” shall have the meaning set forth in Section 5.1.

“Responsive Design” means a method of rendering web site content and functionality to a User in substantially the same manner regardless of whether the User accesses such site via an internet browser or via a mobile device.

“Restricted Business” shall have the meaning set forth in Section 8.1.

“Sale” shall have the meaning set forth in the recitals.

“Term” shall mean 24 months from the Effective Date unless earlier terminated by one of the Parties in accordance with the terms hereof.

“User” means an individual utilizing a browser to access an Affiliate Web Site, or Apartments.com, regardless of device type.

“Widget” means an Apartments.com-branded search interface accessible to Users, which will permit such Users to enter certain criteria to search residential rental property listings and which will send Users to a listings search results page hosted by ADC on Apartments.com. The Widget will be generated by software code provided to the Publisher or Affiliate by ADC for integration on an Affiliate Web Page reachable from a Link. For illustration only, current versions of the Widget are attached hereto in Schedule III.

2. Links and Linking Matters.

2.1.    Link Location. During the Term, Publisher agrees to provide, or will cause its Affiliates to provide, either:

(a)	a Link within the Global Navigation located on the Home Page of each Affiliate Web Site; or

(b)	a prominent Link otherwise located on the Home Page of each Affiliate Web Site.

2.2.    Link Features. A Link must be substantially similar in prominence, location, size, design, and functionality to other linking elements used by an Affiliate for User access to top-level content category navigation within an Affiliate Web Site. For example, a Link to the Affiliate Web Page containing primarily content or classified advertising related to residential or multifamily rental properties may be rendered as the word “Rentals,” within a User-accessible menu of similar top-level content categories like “Autos,” or “Real Estate.” It will also be permissible to use “Apartments,” “Apartments for Rent,” “Apartments.com” or a similarly descriptive term rendered in text or a graphical element as the Link, if all other requirements for the Link set forth herein are met.

2.3    Link Updating. Any modification of a Link by Publisher or Affiliate during the Term must not:

(a)	knowingly and intentionally interfere or materially reduce the visibility, accessibility, or relative value of the Link to major search engine indexing processes, page rankings, or search algorithms;

(b)	result in the removal of the Link from the Home Page of the relevant Affiliate Web Site; or

(c)	otherwise remove the Link from reasonable proximity with other similar navigational elements on the Affiliate Home Page.

2.4    Link and Widget Availability. Publisher shall, and shall cause its relevant Affiliates to, use their respective commercially reasonable efforts to maintain the availability of any Links or Widgets on the Affiliate Web Pages, and, if any Links or Widgets on any Affiliate Web Pages become unavailable to Users other than due to any scheduled or emergency maintenance of the relevant Affiliate Web Pages, Publisher shall, and shall cause its relevant Affiliate to, use their respective commercially reasonable efforts to make the Links available again as soon as possible.

2.5    Link Building, Source Code Type. Links must be HTML-based, and may not be built using Flash, JavaScript, or iFraming. When the Link is viewed as source code within the relevant Affiliate Web Page, it must contain a specific text reference to www.apartments.com, in the manner of the example shown in Schedule II, or a specific text reference to an Affiliate Web Page containing a Widget, in the manner of the example shown in Schedule III.

2.6    Current State. ADC acknowledges that as of the Effective Date, the existing manner of Link display, referencing and integration on each of the Affiliate Web Sites set forth on Schedule I is compliant with this Agreement, and, in order to facilitate Publisher’s and its Affiliates’ compliance with their obligations contained in this Agreement, Publisher and its Affiliates may standardize the display, referencing and integration across all of the Affiliate Web Sites to be consistent with the existing display, referencing and integration of any Affiliate Web Site set forth on Schedule I as of the Effective Date.

2.7    Complete List of Affiliates and Affiliate Web Sites. Publisher, on behalf of itself and the Affiliates, hereby represents and warrants to ADC that the web sites set forth on Schedule I are the primary Affiliate Web Site for each listed Affiliate.

3. Widget.

3.1    Delivery of Widget Code. From time to time during the Term, ADC will deliver to Publisher or relevant Affiliates software code for integration into Affiliate Web Sites which will render and display the Widget on Affiliate Web Pages to Users of the Affiliate Web Sites, and enable Users to search Apartments.com rental classified listings and navigate to search results on Apartments.com. Publisher and its Affiliates will be required to display the Widget on an Affiliate Web Page only if the Link on an Affiliate Web Site does not navigate Users directly to Apartments.com. The content and functionality of the Widget will be determined at the sole discretion of ADC, provided that the Widget will only be used by ADC for the primary purpose of enabling Users to search rental property listings and navigate to search results on Apartments.com. ADC may change the design of the Widget, provided that any material change to the design of the Widget is subject to Publisher’s consent (not to be unreasonably withheld, conditioned or delayed); provided, however, that Publisher agrees that any Widget in use on an Affiliate Web Page as of the Effective Date, and any Widget that is substantially similar to a Widget in use on an Affiliate Web Page as of the Effective Date, constitutes a reasonable Widget design and is not subject to any consent right of Publisher.

3.2    Widget Size, Location. If Publisher or an Affiliate elects to display the Widget on Affiliate Web Pages, Publisher will ensure, and will cause its Affiliates to ensure, that the Widget as rendered on such Affiliate Web Pages is: (i) rendered to Users in a size of between 320 and 620 pixels in width, as illustrated in Schedule III, and (ii) when viewed by a User via a non-mobile optimized browser, is located no more than 600 pixels from the top of the Affiliate Web Page. In the event that an Affiliate Web Site does not utilize Responsive Design, the Widget may be displayed in a size and configuration consistent with similar search interfaces used by the Affiliate within the Affiliate Web Site for like content, provided it is otherwise compliant with Section 3.1.

4. Operation and Maintenance Costs and Expenses.

4.1    Publisher’s Costs and Expenses. Except as otherwise expressly stated herein, Publisher is and will be solely responsible for the operation and maintenance of the Affiliate Web Sites and for all costs and expenses related thereto.

4.2    ADC’s Costs and Expenses. ADC is and will be solely responsible for the operation and maintenance of Apartments.com and the Widget, and for all costs and expenses related thereto.

5. Indemnification.

5.1    Indemnity. ADC agrees to indemnify and hold harmless Publisher and its Affiliates, members, managers, directors, officers, and employees (each, a “Publisher Indemnified Party” and collectively, the “Publisher Indemnified Parties”) from and against any and all losses, liabilities, claims, costs, damages and expenses (including reasonable attorney’s fees) which any Publisher Indemnified Party may sustain arising out of or in connection with any Action (a) relating to Apartments.com content, and/or (b) for infringement or misappropriation of any patent (United States), trademark, copyright, trade secret or other proprietary right of any third party with respect to the display and use of the Widget by Publisher or any Affiliate or the access and use of the Widget by Users, but in any event excluding any losses, liabilities, claims, costs, damages and expenses for which ADC is entitled to be indemnified under the APA.

5.2    Remedies Not Exclusive. The remedies provided in this Section are not exclusive of and do not limit any other remedies that may be available to any Publisher Indemnified Party.

6. Limitation of Liability, Liquidation of Certain Damages.

6.1    Limitation of Liability. EXCEPT FOR THIRD PARTY CLAIMS ARISING UNDER SECTION 5 HEREIN, OR IN CONNECTION WITH A PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THAT PARTY’S PERFORMANCE HEREUNDER, EVEN IF THAT PARTY HAS BEEN ADVISED, KNOWS, OR SHOULD KNOW OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED THAT THE PUBLISHER AND EACH OF ITS AFFILIATES SHALL BE LIABLE TO ADC FOR REASONABLY FORESEEABLE CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH PUBLISHER’S OR ANY OF ITS AFFILIATES’ BREACH OF SECTIONS 2 OR 8 HEREIN; PROVIDED, FURTHER, HOWEVER THAT IN NO EVENT SHALL THE TOTAL AMOUNT OF ANY CONSEQUENTIAL DAMAGES AWARDED TO ADC UNDER THIS AGREEMENT EXCEED TEN MILLION DOLLARS ($10,000,000) IN THE AGGREGATE. EXCEPT FOR CLAIMS ARISING FROM A MATERIAL BREACH OF SECTIONS 2, 5, 8, 9 AND 10 HEREIN, UNDER NO CIRCUMSTANCES WILL EITHER PARTY’S TOTAL AGGREGATE LIABILITY TO THE OTHER PARTY HERETO FOR ALL CLAIMS OF ANY KIND ARISING FROM THIS AGREEMENT EXCEED FIFTY THOUSAND DOLLARS ($50,000.00).

7. Termination.

7.1.    Termination for Cause. This Agreement may be terminated by either Party if the other Party commits a material breach of Sections 2 through 5 hereof that is not remedied within thirty (30) days of receipt of a written request from the non-breaching party specifying the nature of such breach and requesting remediation. Any such termination shall be without prejudice to any other rights or remedies a Party may be entitled to hereunder at or in equity, and shall not affect any accrued rights or liabilities of either Party. Section 5.1 will survive any termination of this Agreement. In the event of a termination by ADC for a material breach by Publisher or an Affiliate that is not remedied in accordance with this Section 7.1, Sections 1, 2, 6 and 8 through 11 will survive such termination for the remainder of the Term. In the event of a termination of this Agreement by Publisher for a material breach that is not remedied in accordance with this Section 7.1, Publisher’s obligations hereunder will terminate with no further liability to ADC.

7.2.    Effect of Termination. Upon expiration of the Term, or termination of this Agreement in accordance with Section 7.1, Publisher shall promptly discontinue all use and display of the Widget and Link, as well as any marks or logos of ADC.

8. Non-Compete.

8.1    Non-Compete.

(a) For a period of 24 months after the Effective Date, Publisher shall not, and shall cause its Affiliates not to, directly or indirectly (i) in the United States, engage in the business of providing a national searchable online resource to individuals seeking residential or multifamily rental housing through internet websites or selling or providing advertising products and services through such websites to third parties substantially equivalent to the Products (the “Restricted Business”), which are substantially similar to those listed on Schedule IV attached hereto or (ii) publish a graphical or text-based elements with associated HTML code on an Affiliate Web Site of an Affiliate, which when selected by a User, will navigate such User to either (A) an Affiliate Web Page containing a search interface accessible to Users which will permit such Users to enter certain criteria to search residential rental property listings and which will send Users to a listings search results page hosted by or on behalf of a Restricted Business or (B) directly to a web page maintained by or on behalf of a Restricted Business.

(b) For the avoidance of doubt, and without in any way expanding the scope of the restriction set forth in Section 8.1(a), the Publisher and each of its Affiliates shall not be restricted under Section 8.1 from:

(i) directly or indirectly selling advertisements of any type in printed form, including, without limitation, advertisements for residential or multifamily rental housing;

(ii) publishing versions of print advertisements sold by any such Affiliate for online display on its associated Affiliate Web Site of any type, including, without limitation, advertisements for residential or multifamily rental housing, provided that such print advertisements are not provided by or sold on behalf of a Restricted Business;

(iii) directly or indirectly engaging in any of the businesses (other than the Business) conducted by Publisher or any of its Affiliates as of the Effective Date;

(iv) the sale of banner advertisements and display advertisements by any such Affiliate in the ordinary course of such Affiliate’s business consistent with past practice, other than banner advertisements and display advertisements for a Restricted Business;

(v) the sale and resale of remnant banner and display advertising inventory on Affiliate Web Sites in the ordinary course of such Affiliate’s business, consistent with Affiliate’s practice as of the Effective Date; provided, that the Affiliate shall use commercially reasonable efforts to direct the third party purchasing and reselling such remnant inventory to prevent the serving of advertisements for a Restricted Business;

(vi) making any such Affiliate’s classified advertisements for residential or multifamily housing sold by any such Affiliate generally searchable by Users on its associated Affiliated Web Site, other than classified advertisements for residential or multifamily housing provided by or sold on behalf of a Restricted Business;

(vii) adding additional links on Affiliate Web Sites for classified advertisements for residential or multifamily housing sold by the relevant Affiliate, other than links to or for a Restricted Business;

(viii) making passive investments in the ordinary course of business in investment funds that, to the Publisher (or Affiliate’s as applicable) knowledge, make investments of 25% or less of the outstanding securities of any Person engaged in a Restricted Business, provided that the Publisher or its applicable Affiliate is not active in the management or governance of such Person and that Publisher is not actively investing in the securities of any such Person in concert with any other Member (as defined in the APA);

(ix) acquiring any Person that owns (directly or indirectly) a Restricted Business, provided, that (A) such Restricted Business constitutes less than 25% of such Person’s revenues at the time of acquisition and (B) Publisher or its Affiliate divests the portion of such Person that is the Restricted Business within six months of acquisition; or

(x) exercising its rights or complying with its obligations under this Agreement.

9. Certain Affiliate Customer Transition Matters.

9.1    Affiliate Customer Transition Cooperation. Publisher and its applicable Affiliates shall cooperate in a commercially reasonable manner with ADC (and, if applicable, CV as its designee) in transitioning existing Apartments Products Customers as of the Effective Date who have agreements with Publisher and/or its Affiliate(s) for Apartments Products to direct agreements with ADC for such products. For purposes of this Agreement, such cooperation shall include, without limitation, the provision of available records and Customer information needed to complete Customer transitions and reasonable access for ADC to relevant personnel in connection with Customer transitions. Nothing in this Agreement shall obligate Publisher or its Affiliates to incur any liability or expense in connection with any such transition. Publisher hereby covenants and agrees not to, and shall cause its applicable Affiliates not to, terminate any existing Apartments Products Customer who has an agreement with Publisher and/or its Affiliates for Apartments Products prior to the earliest of: (a) the successful transition of the applicable Customer to a new agreement with Apartments.com for Apartments Products, (b) the termination of such agreement by such Customer or the expiration of such agreement in accordance with its terms and (c) one year from the Effective Date; provided, however, that if any such agreement with an Apartments Products Customer includes both Apartments and non-Apartments Products, Publisher and/or its Affiliates may amend such agreement to terminate or otherwise remove the non-Apartments Products.

9.2    ADC Representation and Warranty. ADC represents and warrants that it will continue to provide Apartments Products and services pursuant to the Existing Affiliate Customer Agreements, which Publisher has provided to ADC on or prior to the Effective Date, until the earliest of: (a) such Customers are transitioned to direct agreements with ADC, (b) such Existing Affiliate Customer Agreements expire or are terminated in accordance with their respective terms and (c) one year from the Effective Date.

9.3    Customer Billing Files. Publisher confirms it has transferred to ADC on or prior to the Effective Date all active Apartments Products billing files for Customers who currently purchase Apartments Products from Publisher and/or its Affiliate(s) under agreements with the Publisher and/or its Affiliate(s) (the “Existing Affiliate Customer Agreements”). Publisher hereby assigns and grants to ADC (or CV as its designee if applicable) the sole right (as between the Parties) to issue invoices or otherwise bill and collect amounts due and payable from existing Customers under all Existing Affiliate Customer Agreements for amounts arising from the provision of Apartments Products and services provided after the Closing. Publisher and its Affiliates will retain the right to bill and collect amounts for non-Apartments Products and services, and will retain the right to bill and collect amounts due for Apartments Products and services provided prior to the Closing. Except with respect to any Apartments Products billing issued following the Closing for services delivered by Publisher or any of its Affiliates prior to Closing, if Publisher or any of its Affiliates receives any payments from Customers properly attributable to Apartments Products delivered following the Closing, the Member or such Affiliate (as applicable) shall promptly (i.e., no later than 30 days from receipt of such payments) remit such payments to ADC (or CV as its designee). If ADC receives any payments from Customers following the Closing which are attributable to (i) non-Apartments Products, or (ii) Apartments Products sold and fulfilled by an Affiliate prior to Closing, then ADC shall promptly (i.e., no later than 30 days from receipt of such payments) remit such payments to the relevant Affiliate (or, at the Affiliate’s request, Publisher). In addition, each Party shall, upon the request of the other Party, jointly provide notices or otherwise communicate to Customers party to such Existing Affiliate Customer Agreements of the foregoing assignment of billing and collection rights.

9.4    Existing Affiliate Customer Agreements. Publisher, on behalf of itself and the Affiliates, hereby represents and warrants to ADC that as of the date of Closing, to the best of Publisher’s knowledge and upon reasonable inquiry, the Apartments Products billing files it has provided for the Existing Affiliate Customer Agreements are complete in all material respects. Publisher agrees to use its commercially reasonable efforts to provide an accurate and complete copy of each Existing Affiliate Customer Agreement, or an accurate and complete description of the material terms of each Existing Affiliate Customer Agreement, to ADC on or prior to the Effective Date. For purposes of this Section, “material terms” of the Existing Affiliate Customer Agreements shall mean the party being billed, the amounts to be billed, and the products for which such Affiliate customer is being billed.

10. Sale or Other Disposition of Affiliates by Publisher.

10.1    Sale, Merger or Other Disposition of Affiliate. If (i) Publisher directly or indirectly sells or otherwise transfers control of all or substantially all of the equity or assets of an Affiliate to an unaffiliated third party, or (ii) an Affiliate ceases commercial operations, then in each case, the obligations of Publisher hereunder with respect to such Affiliate will terminate as of the effective date of such sale, transfer or other disposition or cessation of operations, without further liability to Publisher, the Affiliate, their successors or permitted assignees. For the purposes of this Section 10.1, “control,” when used with respect to any specified Person, shall mean the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through ownership of voting securities or other ownership interests, by contract or otherwise.

11. General Terms.

11.1    Entire Agreement; Amendment. This Agreement contains the entire agreement between ADC and Publisher with respect to the subject matter hereof and supersedes all prior oral and written communications, proposals, negotiations, representations, understandings, courses of dealing, agreements, contracts, and the like between the Parties. This Agreement may not be modified or amended except by a written agreement executed by both Parties.

11.2    Severability. If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

11.3    Waiver. The failure of a Party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that Party’s right to subsequently enforce and compel strict compliance with that provision or any other provision of this Agreement.

11.4    Applicable Law. All questions concerning the construction, validity, and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal law, not the law of conflicts, of the State of Delaware.

11.5    Assignment. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by ADC and Publisher and their respective successors, heirs, legatees, personal representatives, and permitted assigns. Neither Party may assign this Agreement, its rights hereunder or any portion hereof, by operation of law or otherwise, without the prior written consent of the other Party. Notwithstanding the foregoing, either Party may assign its rights and obligations under this Agreement without such consent to any of its affiliates or in connection with a sale, merger or other transaction involving a transfer of substantially all of its assets, provided, that the assigning Party shall remain primarily liable for its obligations hereunder. Any attempted assignment in violation of this Section 11.5 shall be void.

11.6    Notices. All notices, requests, consents, demands or other communications given under this Agreement shall be in writing and shall be deemed duly given and received (a) upon personal delivery to the Party to whom it is directed; (b) seven days after being sent by certified or registered mail return receipt requested, to the Party to whom it is directed, postage and charges pre-paid; or (c) one business day after being sent by express overnight delivery by a national carrier to the Party to whom it is directed. All notices, requests, consents, demands and other communications to ADC or Publisher shall be sent to the addresses set forth above to this Agreement, unless changed by notice to the other Party in accordance with this Section.

11.7    Independent Contractors. Publisher and ADC are independent contractors with respect to each other, and nothing in this Agreement may be construed to create any partnership, joint venture, agency, franchise, sales representative, or employment relationship between the Parties. Neither Party, nor its respective employees, affiliates, or agents shall have, nor represent themselves as having, any authority to approve or accept any proposal on behalf of the other Party, or make any promise, representation, contract or other commitment binding upon the other Party.

11.8    Headings. The headings, recitals, and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Agreement. Common nouns and pronouns will be deemed to refer to the masculine, feminine, neuter, singular, and plural, as the context may require.

11.9    Affiliate Agreement; Waiver of Liability. The Publisher and its Affiliates acknowledge and agree that, effective upon the consummation of the Sale, (a) ADC will have the sole right to operate the Business, including to market and sell Apartments Products formerly marketed and sold pursuant to the Affiliate Agreement, (b) the rights and obligations of CV and Publisher and their respective Affiliates, solely to the extent applicable to the Business, are terminated under the Affiliate Agreement in accordance with the terms and provisions of the Termination Agreement, and (c) neither ADC nor any of its affiliates shall have any liability to Publisher or any of its Affiliates for any losses, damages, liabilities, deficiencies, claims, interest, awards, judgments, penalties, costs and expenses (including any losses or damages arising under third party claims) to the extent arising out of or resulting from (i) the operation of the Business or under any Existing Affiliate Customer Contracts prior to the consummation of the Sale or (ii) the Affiliate Agreement or any other agreement between CV, on the one hand, and Publisher and its Affiliates, on the other hand.

11.10    Specific Performance. The Publisher acknowledges that, in view of the uniqueness of the transactions contemplated by this Agreement, ADC would not have an adequate remedy at Law for money damages in the event that Section 8 of this Agreement has not been performed in accordance with its terms, and therefore agrees that ADC shall, in addition to any other remedies permitted by law, be entitled to seek equitable remedies, including, without limitation, specific enforcement of the terms of Section 8 hereof, injunctive relief, a temporary restraining order and/or a permanent injunction in any court of competent jurisdiction, to prevent or otherwise restrain a breach of any of the provisions of Section 8, without the necessity of proving damages, posting any bond or other undertaking. Such relief shall be in addition to and not in substitution of any other remedies available to ADC.

11.11    Waiver of Jury Trial. THE PARTIES SPECIFICALLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY COURT WITH RESPECT TO ANY CONTRACTUAL, TORTIOUS, OR STATUTORY CLAIM, COUNTERCLAIM, OR CROSS-CLAIM AGAINST THE OTHER ARISING OUT OF OR CONNECTED IN ANY WAY TO THIS AGREEMENT, BECAUSE THE PARTIES HERETO, BOTH OF WHOM ARE REPRESENTED BY COUNSEL, BELIEVE THAT THE COMPLEX COMMERCIAL AND PROFESSIONAL ASPECTS OF THEIR DEALINGS WITH ONE ANOTHER MAKE A JURY DETERMINATION NEITHER DESIRABLE NOR APPROPRIATE.

11.12    Further Action. Each of the Parties shall use its commercially reasonable efforts to take, or cause to be taken, all appropriate action, to do or cause to be done all things necessary, proper or advisable under applicable Law, and to execute and deliver such documents and other papers and any other agreements as may be necessary to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its duly authorized representatives on the respective dates entered below.

	GANNETT CO., INC.		COSTAR GROUP, INC.

By:		By:

Name:		Name:

Title:		Title:

Date:		Date:

Exhibit B-3

AFFILIATE TRANSITION AND LINKING AGREEMENT

THIS AFFILIATE TRANSITION AND LINKING AGREEMENT (“Agreement”) is made this _____ day of _________, 2014 (“Effective Date”), by and between CoStar Group, Inc., a Delaware corporation (“ADC”), located at 1331 L Street, N.W., Washington, D.C. 20005 and Tribune Publishing Company, LLC, a Delaware limited liability company (“Publisher”), located at 435 North Michigan Avenue, Chicago, Illinois 60611. Together, ADC and Publisher may be referred to herein as the “Parties.”

RECITALS

WHEREAS, pursuant to the closing (the “Closing”) on the Effective Date of the transactions contemplated by that certain Asset Purchase Agreement, dated February 28, 2014 (the “APA”), between Classified Ventures, LLC (“CV”) and ADC, ADC has acquired from CV (the “Sale”) certain assets and certain liabilities of the Business (as defined in the APA) previously owned and operated by CV. Apartments.com is a provider of multifamily and single-family rental classified advertising products and related editorial content to publishers and consumers, whose assets include, without limitation, certain websites with established Links (as defined below) to one or more web sites owned and operated by or on behalf of Publisher and/or its Affiliates (as defined below);

WHEREAS, in connection with the consummation of the Sale and prospective operation of the Business, ADC wishes to maintain such Links in the manner and for the period specified herein;

WHEREAS, Publisher is willing to maintain the Links in accordance with the terms and conditions of this Agreement;

WHEREAS, effective concurrently with the consummation of the Sale, the rights and obligations of CV and Publisher, solely to the extent applicable to the Business, were terminated under that certain Classified Ventures Affiliate Agreement, dated December 31, 1998, between CV and Tribune Company (on behalf of itself and/or its Affiliates) (as amended, the “Affiliate Agreement”) pursuant to the Affiliate Termination Agreement, dated on or prior to the date hereof and substantially in the form of Exhibit A hereto (the “Termination Agreement”);

WHEREAS, Publisher and ADC desire to facilitate a transition of those customers of Publisher or its Affiliates that have advertising agreements related to the Business to direct agreements with ADC; and

WHEREAS, Publisher’s willingness to enter into this Agreement was a material consideration in ADC’s decision to acquire the Business.

NOW, THEREFORE, for good and adequate consideration, the receipt and sufficiency of which the Parties hereby acknowledge, the Parties agree as follows:

1. Definitions.

“Action” means any claim, action, lawsuit, arbitration, inquiry, proceeding or investigation by or before any governmental authority.

“ADC” shall have the meaning set forth in the preamble.

“ADC Web Page(s)” means web page(s) within Apartments.com.

“Affiliates” means those newspaper properties owned or controlled by Publisher as of the Effective Date, whose associated web sites host Links as of the Effective Date, and which are listed in Schedule I hereto.

“Affiliate Web Pages” means those web pages within the Affiliate Web Sites which are accessible to Users.

“Affiliate Web Site” means those web sites listed in Schedule I hereto, which are owned or controlled by Publisher or its Affiliates and which host Links as of the Effective Date, and any iterations of such web sites as Publisher or its Affiliates may employ during the Term, regardless of whether such Affiliate Web Site is displayed via an internet browser or mobile device.

“Agreement” shall have the meaning set forth in the preamble.

“APA” shall have the meaning set forth in the recitals.

“Apartments Products” means Customer Packages (as defined in the Affiliate Agreement) of the Business and other products and services of the Business sold by Publisher or its Affiliates.

“Apartments.com” means the public-facing web site(s) owned or controlled by ADC and operated in connection with the Business, currently located and accessible at the universal resource locator http://www.apartments.com, as well as such other URLs as ADC may employ for the Business during the Term, whether rendered for access on an internet browser or mobile device.

“Closing” shall have the meaning set forth in the recitals.

“Customers” shall have the meaning set forth in the Affiliate Agreement.

“CV” shall have the meaning set forth in the recitals.

“Effective Date” shall have the meaning set forth in the preamble.

“Existing Affiliate Customer Agreements” shall have the meaning set forth in Section 9.3.

“Global Navigation” means prominent graphical or text elements which a User can select to navigate to Affiliate Web Pages sorted by topic or type, whether displayed as a static menu bar or from drop-down menus, which are located on the Home Page of an Affiliate Web Site, and which are the primary means of facilitating initial User navigation within such Affiliate Web Site. For illustration only, examples of compliant Global Navigation are attached hereto in Schedule II.

“Home Page” means the initial or default landing page of an Affiliate Web Site, as rendered to a User, regardless of device type.

“Link” means a graphical or text-based element with associated hypertext markup language (“HTML”) code, located on the Home Page of an Affiliate Web Site, which when selected by a User, will navigate such User to either an Affiliate Web Page containing a Widget, or directly to Apartments.com. For illustration only, examples of Links and appropriate Link coding are attached hereto in Schedule II.

“Parties” shall have the meaning set forth in the preamble.

“Person” means any individual, corporation, partnership, limited partnership, joint venture, limited liability company, trust or unincorporated organization or governmental authority or any other entity.

“Products” means, collectively, the Apartments.com products identified on Schedule V.

“Publisher” shall have the meaning set forth in the preamble.

“Publisher Indemnified Party” shall have the meaning set forth in Section 5.1.

“Responsive Design” means a method of rendering web site content and functionality to a User in substantially the same manner regardless of whether the User accesses such site via an internet browser or via a mobile device.

“Restricted Business” shall have the meaning set forth in Section 8.1.

“Sale” shall have the meaning set forth in the recitals.

“Term” shall mean 24 months from the Effective Date unless earlier terminated by one of the Parties in accordance with the terms hereof.

“User” means an individual utilizing a browser to access an Affiliate Web Site, or Apartments.com, regardless of device type.

“Widget” means an Apartments.com-branded search interface accessible to Users, which will permit such Users to enter certain criteria to search residential rental property listings and which will send Users to a listings search results page hosted by ADC on Apartments.com. The Widget will be generated by software code provided to the Publisher or Affiliate by ADC for integration on an Affiliate Web Page reachable from a Link. For illustration only, current versions of the Widget are attached hereto in Schedule III.

2. Links and Linking Matters.

2.1.    Link Location. During the Term, Publisher agrees to provide, or will cause its Affiliates to provide, either:

(a)	a Link within the Global Navigation located on the Home Page of each Affiliate Web Site; or

(b)	a prominent Link otherwise located on the Home Page of each Affiliate Web Site.

2.2.    Link Features. A Link must be substantially similar in prominence, location, size, design, and functionality to other linking elements used by an Affiliate for User access to top-level content category navigation within an Affiliate Web Site. For example, a Link to the Affiliate Web Page containing primarily content or classified advertising related to residential or multifamily rental properties may be rendered as the word “Rentals,” within a User-accessible menu of similar top-level content categories like “Autos,” or “Real Estate.” It will also be permissible to use “Apartments,” “Apartments for Rent,” “Apartments.com” or a similarly descriptive term rendered in text or a graphical element as the Link, if all other requirements for the Link set forth herein are met.

2.3    Link Updating. Any modification of a Link by Publisher or Affiliate during the Term must not:

(a)	knowingly and intentionally interfere or materially reduce the visibility, accessibility, or relative value of the Link to major search engine indexing processes, page rankings, or search algorithms;

(b)	result in the removal of the Link from the Home Page of the relevant Affiliate Web Site; or

(c)	otherwise remove the Link from reasonable proximity with other similar navigational elements on the Affiliate Home Page.

2.4    Link and Widget Availability. Publisher shall, and shall cause its relevant Affiliates to, use their respective commercially reasonable efforts to maintain the availability of any Links or Widgets on the Affiliate Web Pages, and, if any Links or Widgets on any Affiliate Web Pages become unavailable to Users other than due to any scheduled or emergency maintenance of the relevant Affiliate Web Pages, Publisher shall, and shall cause its relevant Affiliate to, use their respective commercially reasonable efforts to make the Links available again as soon as possible.

2.5    Link Building, Source Code Type. Links must be HTML-based, and may not be built using Flash, JavaScript, or iFraming. When the Link is viewed as source code within the relevant Affiliate Web Page, it must contain a specific text reference to www.apartments.com, in the manner of the example shown in Schedule II, or a specific text reference to an Affiliate Web Page containing a Widget, in the manner of the example shown in Schedule III.

2.6    Current State. ADC acknowledges that as of the Effective Date, the existing manner of Link display, referencing and integration on each of the Affiliate Web Sites set forth on Schedule I is compliant with this Agreement, and, in order to facilitate Publisher’s and its Affiliates’ compliance with their obligations contained in this Agreement, Publisher and its Affiliates may standardize the display, referencing and integration across all of the Affiliate Web Sites to be consistent with the existing display, referencing and integration of any Affiliate Web Site set forth on Schedule I as of the Effective Date.

2.7    Complete List of Affiliates and Affiliate Web Sites. Publisher, on behalf of itself and the Affiliates, hereby represents and warrants to ADC that the web sites set forth on Schedule I are the primary Affiliate Web Site for each listed Affiliate.

3. Widget.

3.1    Delivery of Widget Code. From time to time during the Term, ADC will deliver to Publisher or relevant Affiliates software code for integration into Affiliate Web Sites which will render and display the Widget on Affiliate Web Pages to Users of the Affiliate Web Sites, and enable Users to search Apartments.com rental classified listings and navigate to search results on Apartments.com. Publisher and its Affiliates will be required to display the Widget on an Affiliate Web Page only if the Link on an Affiliate Web Site does not navigate Users directly to Apartments.com. The content and functionality of the Widget will be determined at the sole discretion of ADC, provided that the Widget will only be used by ADC for the primary purpose of enabling Users to search rental property listings and navigate to search results on Apartments.com. ADC may change the design of the Widget, provided that any material change to the design of the Widget is subject to Publisher’s consent (not to be unreasonably withheld, conditioned or delayed); provided, however, that Publisher agrees that any Widget in use on an Affiliate Web Page as of the Effective Date, and any Widget that is substantially similar to a Widget in use on an Affiliate Web Page as of the Effective Date, constitutes a reasonable Widget design and is not subject to any consent right of Publisher.

3.2    Widget Size, Location. If Publisher or an Affiliate elects to display the Widget on Affiliate Web Pages, Publisher will ensure, and will cause its Affiliates to ensure, that the Widget as rendered on such Affiliate Web Pages is: (i) rendered to Users in a size of between 320 and 620 pixels in width, as illustrated in Schedule III, and (ii) when viewed by a User via a non-mobile optimized browser, is located no more than 600 pixels from the top of the Affiliate Web Page. In the event that an Affiliate Web Site does not utilize Responsive Design, the Widget may be displayed in a size and configuration consistent with similar search interfaces used by the Affiliate within the Affiliate Web Site for like content, provided it is otherwise compliant with Section 3.1.

4. Operation and Maintenance Costs and Expenses.

4.1    Publisher’s Costs and Expenses. Except as otherwise expressly stated herein, Publisher is and will be solely responsible for the operation and maintenance of the Affiliate Web Sites and for all costs and expenses related thereto.

4.2    ADC’s Costs and Expenses. ADC is and will be solely responsible for the operation and maintenance of Apartments.com and the Widget, and for all costs and expenses related thereto.

5. Indemnification.

5.1    Indemnity. ADC agrees to indemnify and hold harmless Publisher and its Affiliates, members, managers, directors, officers, and employees (each, a “Publisher Indemnified Party” and collectively, the “Publisher Indemnified Parties”) from and against any and all losses, liabilities, claims, costs, damages and expenses (including reasonable attorney’s fees) which any Publisher Indemnified Party may sustain arising out of or in connection with any Action (a) relating to Apartments.com content, and/or (b) for infringement or misappropriation of any patent (United States), trademark, copyright, trade secret or other proprietary right of any third party with respect to the display and use of the Widget by Publisher or any Affiliate or the access and use of the Widget by Users, but in any event excluding any losses, liabilities, claims, costs, damages and expenses for which ADC is entitled to be indemnified under the APA.

5.2    Remedies Not Exclusive. The remedies provided in this Section are not exclusive of and do not limit any other remedies that may be available to any Publisher Indemnified Party.

6. Limitation of Liability, Liquidation of Certain Damages.

6.1    Limitation of Liability. EXCEPT FOR THIRD PARTY CLAIMS ARISING UNDER SECTION 5 HEREIN, OR IN CONNECTION WITH A PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THAT PARTY’S PERFORMANCE HEREUNDER, EVEN IF THAT PARTY HAS BEEN ADVISED, KNOWS, OR SHOULD KNOW OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED THAT THE PUBLISHER AND EACH OF ITS AFFILIATES SHALL BE LIABLE TO ADC FOR REASONABLY FORESEEABLE CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH PUBLISHER’S OR ANY OF ITS AFFILIATES’ BREACH OF SECTIONS 2 OR 8 HEREIN; PROVIDED, FURTHER, HOWEVER THAT IN NO EVENT SHALL THE TOTAL AMOUNT OF ANY CONSEQUENTIAL DAMAGES AWARDED TO ADC UNDER THIS AGREEMENT EXCEED TEN MILLION DOLLARS ($10,000,000) IN THE AGGREGATE. EXCEPT FOR CLAIMS ARISING FROM A MATERIAL BREACH OF SECTIONS 2, 5, 8, 9 AND 10 HEREIN, UNDER NO CIRCUMSTANCES WILL EITHER PARTY’S TOTAL AGGREGATE LIABILITY TO THE OTHER PARTY HERETO FOR ALL CLAIMS OF ANY KIND ARISING FROM THIS AGREEMENT EXCEED FIFTY THOUSAND DOLLARS ($50,000.00).

7. Termination.

7.1.    Termination for Cause. This Agreement may be terminated by either Party if the other Party commits a material breach of Sections 2 through 5 hereof that is not remedied within thirty (30) days of receipt of a written request from the non-breaching party specifying the nature of such breach and requesting remediation. Any such termination shall be without prejudice to any other rights or remedies a Party may be entitled to hereunder at or in equity, and shall not affect any accrued rights or liabilities of either Party. Section 5.1 will survive any termination of this Agreement. In the event of a termination by ADC for a material breach by Publisher or an Affiliate that is not remedied in accordance with this Section 7.1, Sections 1, 2, 6 and 8 through 11 will survive such termination for the remainder of the Term. In the event of a termination of this Agreement by Publisher for a material breach that is not remedied in accordance with this Section 7.1, Publisher’s obligations hereunder will terminate with no further liability to ADC.

7.2.    Effect of Termination. Upon expiration of the Term, or termination of this Agreement in accordance with Section 7.1, Publisher shall promptly discontinue all use and display of the Widget and Link, as well as any marks or logos of ADC.

8. Non-Compete.

8.1    Non-Compete.

(a) For a period of 24 months after the Effective Date, Publisher shall not, and shall cause its Affiliates not to, directly or indirectly (i) in the United States, engage in the business of providing a national searchable online resource to individuals seeking residential or multifamily rental housing through internet websites or selling or providing advertising products and services through such websites to third parties substantially equivalent to the Products (the “Restricted Business”), which are substantially similar to those listed on Schedule IV attached hereto or (ii) publish a graphical or text-based elements with associated HTML code on an Affiliate Web Site of an Affiliate, which when selected by a User, will navigate such User to either (A) an Affiliate Web Page containing a search interface accessible to Users which will permit such Users to enter certain criteria to search residential rental property listings and which will send Users to a listings search results page hosted by or on behalf of a Restricted Business or (B) directly to a web page maintained by or on behalf of a Restricted Business.

(b) For the avoidance of doubt, and without in any way expanding the scope of the restriction set forth in Section 8.1(a), the Publisher and each of its Affiliates shall not be restricted under Section 8.1 from:

(i) directly or indirectly selling advertisements of any type in printed form, including, without limitation, advertisements for residential or multifamily rental housing;

(ii) publishing versions of print advertisements sold by any such Affiliate for online display on its associated Affiliate Web Site of any type, including, without limitation, advertisements for residential or multifamily rental housing, provided that such print advertisements are not provided by or sold on behalf of a Restricted Business;

(iii) directly or indirectly engaging in any of the businesses (other than the Business) conducted by Publisher or any of its Affiliates as of the Effective Date;

(iv) the sale of banner advertisements and display advertisements by any such Affiliate in the ordinary course of such Affiliate’s business consistent with past practice, other than banner advertisements and display advertisements for a Restricted Business;

(v) the sale and resale of remnant banner and display advertising inventory on Affiliate Web Sites in the ordinary course of such Affiliate’s business, consistent with Affiliate’s practice as of the Effective Date; provided, that the Affiliate shall use commercially reasonable efforts to direct the third party purchasing and reselling such remnant inventory to prevent the serving of advertisements for a Restricted Business;

(vi) making any such Affiliate’s classified advertisements for residential or multifamily housing sold by any such Affiliate generally searchable by Users on its associated Affiliated Web Site, other than classified advertisements for residential or multifamily housing provided by or sold on behalf of a Restricted Business;

(vii) adding additional links on Affiliate Web Sites for classified advertisements for residential or multifamily housing sold by the relevant Affiliate, other than links to or for a Restricted Business;

(viii) making passive investments in the ordinary course of business in investment funds that, to the Publisher (or Affiliate’s as applicable) knowledge, make investments of 25% or less of the outstanding securities of any Person engaged in a Restricted Business, provided that the Publisher or its applicable Affiliate is not active in the management or governance of such Person and that Publisher is not actively investing in the securities of any such Person in concert with any other Member (as defined in the APA);

(ix) acquiring any Person that owns (directly or indirectly) a Restricted Business, provided, that (A) such Restricted Business constitutes less than 25% of such Person’s revenues at the time of acquisition and (B) Publisher or its Affiliate divests the portion of such Person that is the Restricted Business within six months of acquisition; or

(x) exercising its rights or complying with its obligations under this Agreement.

9. Certain Affiliate Customer Transition Matters.

9.1    Affiliate Customer Transition Cooperation. Publisher and its applicable Affiliates shall cooperate in a commercially reasonable manner with ADC (and, if applicable, CV as its designee) in transitioning existing Apartments Products Customers as of the Effective Date who have agreements with Publisher and/or its Affiliate(s) for Apartments Products to direct agreements with ADC for such products. For purposes of this Agreement, such cooperation shall include, without limitation, the provision of available records and Customer information needed to complete Customer transitions and reasonable access for ADC to relevant personnel in connection with Customer transitions. Nothing in this Agreement shall obligate Publisher or its Affiliates to incur any liability or expense in connection with any such transition. Publisher hereby covenants and agrees not to, and shall cause its applicable Affiliates not to, terminate any existing Apartments Products Customer who has an agreement with Publisher and/or its Affiliates for Apartments Products prior to the earliest of: (a) the successful transition of the applicable Customer to a new agreement with Apartments.com for Apartments Products, (b) the termination of such agreement by such Customer or the expiration of such agreement in accordance with its terms and (c) one year from the Effective Date; provided, however, that if any such agreement with an Apartments Products Customer includes both Apartments and non-Apartments Products, Publisher and/or its Affiliates may amend such agreement to terminate or otherwise remove the non-Apartments Products.

9.2    ADC Representation and Warranty. ADC represents and warrants that it will continue to provide Apartments Products and services pursuant to the Existing Affiliate Customer Agreements, which Publisher has provided to ADC on or prior to the Effective Date, until the earliest of: (a) such Customers are transitioned to direct agreements with ADC, (b) such Existing Affiliate Customer Agreements expire or are terminated in accordance with their respective terms and (c) one year from the Effective Date.

9.3    Customer Billing Files. Publisher confirms it has transferred to ADC on or prior to the Effective Date all active Apartments Products billing files for Customers who currently purchase Apartments Products from Publisher and/or its Affiliate(s) under agreements with the Publisher and/or its Affiliate(s) (the “Existing Affiliate Customer Agreements”). Publisher hereby assigns and grants to ADC (or CV as its designee if applicable) the sole right (as between the Parties) to issue invoices or otherwise bill and collect amounts due and payable from existing Customers under all Existing Affiliate Customer Agreements for amounts arising from the provision of Apartments Products and services provided after the Closing. Publisher and its Affiliates will retain the right to bill and collect amounts for non-Apartments Products and services, and will retain the right to bill and collect amounts due for Apartments Products and services provided prior to the Closing. Except with respect to any Apartments Products billing issued following the Closing for services delivered by Publisher or any of its Affiliates prior to Closing, if Publisher or any of its Affiliates receives any payments from Customers properly attributable to Apartments Products delivered following the Closing, the Member or such Affiliate (as applicable) shall promptly (i.e., no later than 30 days from receipt of such payments) remit such payments to ADC (or CV as its designee). If ADC receives any payments from Customers following the Closing which are attributable to (i) non-Apartments Products, or (ii) Apartments Products sold and fulfilled by an Affiliate prior to Closing, then ADC shall promptly (i.e., no later than 30 days from receipt of such payments) remit such payments to the relevant Affiliate (or, at the Affiliate’s request, Publisher). In addition, each Party shall, upon the request of the other Party, jointly provide notices or otherwise communicate to Customers party to such Existing Affiliate Customer Agreements of the foregoing assignment of billing and collection rights.

9.4    Existing Affiliate Customer Agreements. Publisher, on behalf of itself and the Affiliates, hereby represents and warrants to ADC that as of the date of Closing, to the best of Publisher’s knowledge and upon reasonable inquiry, the Apartments Products billing files it has provided for the Existing Affiliate Customer Agreements are complete in all material respects. Publisher agrees to use its commercially reasonable efforts to provide an accurate and complete copy of each Existing Affiliate Customer Agreement, or an accurate and complete description of the material terms of each Existing Affiliate Customer Agreement, to ADC on or prior to the Effective Date. For purposes of this Section, “material terms” of the Existing Affiliate Customer Agreements shall mean the party being billed, the amounts to be billed, and the products for which such Affiliate customer is being billed.

10. Sale or Other Disposition of Affiliates by Publisher.

10.1    Sale, Merger or Other Disposition of Affiliate. If (i) Publisher directly or indirectly sells or otherwise transfers control of all or substantially all of the equity or assets of an Affiliate to an unaffiliated third party, or (ii) an Affiliate ceases commercial operations, then in each case, the obligations of Publisher hereunder with respect to such Affiliate will terminate as of the effective date of such sale, transfer or other disposition or cessation of operations, without further liability to Publisher, the Affiliate, their successors or permitted assignees. For the purposes of this Section 10.1, “control,” when used with respect to any specified Person, shall mean the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through ownership of voting securities or other ownership interests, by contract or otherwise.

11. General Terms.

11.1    Entire Agreement; Amendment. This Agreement contains the entire agreement between ADC and Publisher with respect to the subject matter hereof and supersedes all prior oral and written communications, proposals, negotiations, representations, understandings, courses of dealing, agreements, contracts, and the like between the Parties. This Agreement may not be modified or amended except by a written agreement executed by both Parties.

11.2    Severability. If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

11.3    Waiver. The failure of a Party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that Party’s right to subsequently enforce and compel strict compliance with that provision or any other provision of this Agreement.

11.4    Applicable Law. All questions concerning the construction, validity, and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal law, not the law of conflicts, of the State of Delaware.

11.5    Assignment. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by ADC and Publisher and their respective successors, heirs, legatees, personal representatives, and permitted assigns. Neither Party may assign this Agreement, its rights hereunder or any portion hereof, by operation of law or otherwise, without the prior written consent of the other Party. Notwithstanding the foregoing, either Party may assign its rights and obligations under this Agreement without such consent to any of its affiliates or in connection with a sale, merger or other transaction involving a transfer of substantially all of its assets, provided, that the assigning Party shall remain primarily liable for its obligations hereunder. Any attempted assignment in violation of this Section 11.5 shall be void.

11.6    Notices. All notices, requests, consents, demands or other communications given under this Agreement shall be in writing and shall be deemed duly given and received (a) upon personal delivery to the Party to whom it is directed; (b) seven days after being sent by certified or registered mail return receipt requested, to the Party to whom it is directed, postage and charges pre-paid; or (c) one business day after being sent by express overnight delivery by a national carrier to the Party to whom it is directed. All notices, requests, consents, demands and other communications to ADC or Publisher shall be sent to the addresses set forth above to this Agreement, unless changed by notice to the other Party in accordance with this Section.

11.7    Independent Contractors. Publisher and ADC are independent contractors with respect to each other, and nothing in this Agreement may be construed to create any partnership, joint venture, agency, franchise, sales representative, or employment relationship between the Parties. Neither Party, nor its respective employees, affiliates, or agents shall have, nor represent themselves as having, any authority to approve or accept any proposal on behalf of the other Party, or make any promise, representation, contract or other commitment binding upon the other Party.

11.8    Headings. The headings, recitals, and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Agreement. Common nouns and pronouns will be deemed to refer to the masculine, feminine, neuter, singular, and plural, as the context may require.

11.9    Affiliate Agreement; Waiver of Liability. The Publisher and its Affiliates acknowledge and agree that, effective upon the consummation of the Sale, (a) ADC will have the sole right to operate the Business, including to market and sell Apartments Products formerly marketed and sold pursuant to the Affiliate Agreement, (b) the rights and obligations of CV and Publisher and their respective Affiliates, solely to the extent applicable to the Business, are terminated under the Affiliate Agreement in accordance with the terms and provisions of the Termination Agreement, and (c) neither ADC nor any of its affiliates shall have any liability to Publisher or any of its Affiliates for any losses, damages, liabilities, deficiencies, claims, interest, awards, judgments, penalties, costs and expenses (including any losses or damages arising under third party claims) to the extent arising out of or resulting from (i) the operation of the Business or under any Existing Affiliate Customer Contracts prior to the consummation of the Sale or (ii) the Affiliate Agreement or any other agreement between CV, on the one hand, and Publisher and its Affiliates, on the other hand.

11.10    Specific Performance. The Publisher acknowledges that, in view of the uniqueness of the transactions contemplated by this Agreement, ADC would not have an adequate remedy at Law for money damages in the event that Section 8 of this Agreement has not been performed in accordance with its terms, and therefore agrees that ADC shall, in addition to any other remedies permitted by law, be entitled to seek equitable remedies, including, without limitation, specific enforcement of the terms of Section 8 hereof, injunctive relief, a temporary restraining order and/or a permanent injunction in any court of competent jurisdiction, to prevent or otherwise restrain a breach of any of the provisions of Section 8, without the necessity of proving damages, posting any bond or other undertaking. Such relief shall be in addition to and not in substitution of any other remedies available to ADC.

11.11    Waiver of Jury Trial. THE PARTIES SPECIFICALLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY COURT WITH RESPECT TO ANY CONTRACTUAL, TORTIOUS, OR STATUTORY CLAIM, COUNTERCLAIM, OR CROSS-CLAIM AGAINST THE OTHER ARISING OUT OF OR CONNECTED IN ANY WAY TO THIS AGREEMENT, BECAUSE THE PARTIES HERETO, BOTH OF WHOM ARE REPRESENTED BY COUNSEL, BELIEVE THAT THE COMPLEX COMMERCIAL AND PROFESSIONAL ASPECTS OF THEIR DEALINGS WITH ONE ANOTHER MAKE A JURY DETERMINATION NEITHER DESIRABLE NOR APPROPRIATE.

11.12    Further Action. Each of the Parties shall use its commercially reasonable efforts to take, or cause to be taken, all appropriate action, to do or cause to be done all things necessary, proper or advisable under applicable Law, and to execute and deliver such documents and other papers and any other agreements as may be necessary to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its duly authorized representatives on the respective dates entered below.

	TRIBUNE PUBLISHING COMPANY, LLC		COSTAR GROUP, INC.

By:		By:

Name:		Name:

Title:		Title:

Date:		Date:

Exhibit B-4

AFFILIATE TRANSITION AND LINKING AGREEMENT

THIS AFFILIATE TRANSITION AND LINKING AGREEMENT (“Agreement”) is made this _____ day of _________, 2014 (“Effective Date”), by and between CoStar Group, Inc., a Delaware corporation (“ADC”), located at 1331 L Street, N.W., Washington, D.C. 20005 and Washington Post Company, a Delaware corporation (“Publisher”), located at 1150 15th Street, N.W. Washington, D.C. 20071. Together, ADC and Publisher may be referred to herein as the “Parties.”

RECITALS

WHEREAS, pursuant to the closing (the “Closing”) on the Effective Date of the transactions contemplated by that certain Asset Purchase Agreement, dated February 28, 2014 (the “APA”), between Classified Ventures, LLC (“CV”) and ADC, ADC has acquired from CV (the “Sale”) certain assets and certain liabilities of the Business (as defined in the APA) previously owned and operated by CV. Apartments.com is a provider of multifamily and single-family rental classified advertising products and related editorial content to publishers and consumers, whose assets include, without limitation, certain websites with established Links (as defined below) to one or more web sites owned and operated by or on behalf of Publisher and/or its Affiliates (as defined below);

WHEREAS, in connection with the consummation of the Sale and prospective operation of the Business, ADC wishes to maintain such Links in the manner and for the period specified herein;

WHEREAS, Publisher is willing to maintain the Links in accordance with the terms and conditions of this Agreement;

WHEREAS, Publisher and ADC desire to facilitate a transition of those customers of Publisher or its Affiliates that have advertising agreements related to the Business to direct agreements with ADC; and

WHEREAS, Publisher’s willingness to enter into this Agreement was a material consideration in ADC’s decision to acquire the Business.

NOW, THEREFORE, for good and adequate consideration, the receipt and sufficiency of which the Parties hereby acknowledge, the Parties agree as follows:

1. Definitions.

“Action” means any claim, action, lawsuit, arbitration, inquiry, proceeding or investigation by or before any governmental authority.

“ADC” shall have the meaning set forth in the preamble.

“ADC Web Page(s)” means web page(s) within Apartments.com.

“Affiliates” means those newspaper properties owned or controlled by Publisher as of the Effective Date, whose associated web sites host Links as of the Effective Date, and which are listed in Schedule I hereto.

“Affiliate Web Pages” means those web pages within the Affiliate Web Sites which are accessible to Users.

“Affiliate Web Site” means those web sites listed in Schedule I hereto, which are owned or controlled by Publisher or its Affiliates and which host Links as of the Effective Date, and any iterations of such web sites as Publisher or its Affiliates may employ during the Term, regardless of whether such Affiliate Web Site is displayed via an internet browser or mobile device.

“Agreement” shall have the meaning set forth in the preamble.

“APA” shall have the meaning set forth in the recitals.

“Apartments Products” means products and services of the Business sold by Publisher or its Affiliates.

“Apartments.com” means the public-facing web site(s) owned or controlled by ADC and operated in connection with the Business, currently located and accessible at the universal resource locator http://www.apartments.com, as well as such other URLs as ADC may employ for the Business during the Term, whether rendered for access on an internet browser or mobile device.

“Closing” shall have the meaning set forth in the recitals.

“Customers” means a purchaser of products and services of the Business sold by Publisher or its Affiliates.

“CV” shall have the meaning set forth in the recitals.

“Effective Date” shall have the meaning set forth in the preamble.

“Existing Affiliate Customer Agreements” shall have the meaning set forth in Section 9.3.

“Global Navigation” means prominent graphical or text elements which a User can select to navigate to Affiliate Web Pages sorted by topic or type, whether displayed as a static menu bar or from drop-down menus, which are located on the Home Page of an Affiliate Web Site, and which are the primary means of facilitating initial User navigation within such Affiliate Web Site. For illustration only, examples of compliant Global Navigation are attached hereto in Schedule II.

“Home Page” means the initial or default landing page of an Affiliate Web Site, as rendered to a User, regardless of device type.

“Link” means a graphical or text-based element with associated hypertext markup language (“HTML”) code, located on the Home Page of an Affiliate Web Site, which when selected by a User, will navigate such User to either an Affiliate Web Page containing a Widget, or directly to Apartments.com. For illustration only, examples of Links and appropriate Link coding are attached hereto in Schedule II.

“Parties” shall have the meaning set forth in the preamble.

“Person” means any individual, corporation, partnership, limited partnership, joint venture, limited liability company, trust or unincorporated organization or governmental authority or any other entity.

“Products” means, collectively, the Apartments.com products identified on Schedule V.

“Publisher” shall have the meaning set forth in the preamble.

“Publisher Indemnified Party” shall have the meaning set forth in Section 5.1.

“Responsive Design” means a method of rendering web site content and functionality to a User in substantially the same manner regardless of whether the User accesses such site via an internet browser or via a mobile device.

“Restricted Business” shall have the meaning set forth in Section 8.1.

“Sale” shall have the meaning set forth in the recitals.

“Term” shall mean 24 months from the Effective Date unless earlier terminated by one of the Parties in accordance with the terms hereof.

“User” means an individual utilizing a browser to access an Affiliate Web Site, or Apartments.com, regardless of device type.

“Widget” means an Apartments.com-branded search interface accessible to Users, which will permit such Users to enter certain criteria to search residential rental property listings and which will send Users to a listings search results page hosted by ADC on Apartments.com. The Widget will be generated by software code provided to the Publisher or Affiliate by ADC for integration on an Affiliate Web Page reachable from a Link. For illustration only, current versions of the Widget are attached hereto in Schedule III.

2. Links and Linking Matters.

2.1.    Link Location. During the Term, Publisher agrees to provide, or will cause its Affiliates to provide, either:

(a)	a Link within the Global Navigation located on the Home Page of each Affiliate Web Site; or

(b)	a prominent Link otherwise located on the Home Page of each Affiliate Web Site.

2.2.    Link Features. A Link must be substantially similar in prominence, location, size, design, and functionality to other linking elements used by an Affiliate for User access to top-level content category navigation within an Affiliate Web Site. For example, a Link to the Affiliate Web Page containing primarily content or classified advertising related to residential or multifamily rental properties may be rendered as the word “Rentals,” within a User-accessible menu of similar top-level content categories like “Autos,” or “Real Estate.” It will also be permissible to use “Apartments,” “Apartments for Rent,” “Apartments.com” or a similarly descriptive term rendered in text or a graphical element as the Link, if all other requirements for the Link set forth herein are met.

2.3    Link Updating. Any modification of a Link by Publisher or Affiliate during the Term must not:

(a)	knowingly and intentionally interfere or materially reduce the visibility, accessibility, or relative value of the Link to major search engine indexing processes, page rankings, or search algorithms;

(b)	result in the removal of the Link from the Home Page of the relevant Affiliate Web Site; or

(c)	otherwise remove the Link from reasonable proximity with other similar navigational elements on the Affiliate Home Page.

2.4    Link and Widget Availability. Publisher shall, and shall cause its relevant Affiliates to, use their respective commercially reasonable efforts to maintain the availability of any Links or Widgets on the Affiliate Web Pages, and, if any Links or Widgets on any Affiliate Web Pages become unavailable to Users other than due to any scheduled or emergency maintenance of the relevant Affiliate Web Pages, Publisher shall, and shall cause its relevant Affiliate to, use their respective commercially reasonable efforts to make the Links available again as soon as possible.

2.5    Link Building, Source Code Type. Links must be HTML-based, and may not be built using Flash, JavaScript, or iFraming. When the Link is viewed as source code within the relevant Affiliate Web Page, it must contain a specific text reference to www.apartments.com, in the manner of the example shown in Schedule II, or a specific text reference to an Affiliate Web Page containing a Widget, in the manner of the example shown in Schedule III.

2.6    Current State. ADC acknowledges that as of the Effective Date, the existing manner of Link display, referencing and integration on each of the Affiliate Web Sites set forth on Schedule I is compliant with this Agreement, and, in order to facilitate Publisher’s and its Affiliates’ compliance with their obligations contained in this Agreement, Publisher and its Affiliates may standardize the display, referencing and integration across all of the Affiliate Web Sites to be consistent with the existing display, referencing and integration of any Affiliate Web Site set forth on Schedule I as of the Effective Date.

2.7    Complete List of Affiliates and Affiliate Web Sites. Publisher, on behalf of itself and the Affiliates, hereby represents and warrants to ADC that the web sites set forth on Schedule I are the primary Affiliate Web Site for each listed Affiliate.

3. Widget.

3.1    Delivery of Widget Code. From time to time during the Term, ADC will deliver to Publisher or relevant Affiliates software code for integration into Affiliate Web Sites which will render and display the Widget on Affiliate Web Pages to Users of the Affiliate Web Sites, and enable Users to search Apartments.com rental classified listings and navigate to search results on Apartments.com. Publisher and its Affiliates will be required to display the Widget on an Affiliate Web Page only if the Link on an Affiliate Web Site does not navigate Users directly to Apartments.com. The content and functionality of the Widget will be determined at the sole discretion of ADC, provided that the Widget will only be used by ADC for the primary purpose of enabling Users to search rental property listings and navigate to search results on Apartments.com. ADC may change the design of the Widget, provided that any material change to the design of the Widget is subject to Publisher’s consent (not to be unreasonably withheld, conditioned or delayed); provided, however, that Publisher agrees that any Widget in use on an Affiliate Web Page as of the Effective Date, and any Widget that is substantially similar to a Widget in use on an Affiliate Web Page as of the Effective Date, constitutes a reasonable Widget design and is not subject to any consent right of Publisher.

3.2    Widget Size, Location. If Publisher or an Affiliate elects to display the Widget on Affiliate Web Pages, Publisher will ensure, and will cause its Affiliates to ensure, that the Widget as rendered on such Affiliate Web Pages is: (i) rendered to Users in a size of between 320 and 620 pixels in width, as illustrated in Schedule III, and (ii) when viewed by a User via a non-mobile optimized browser, is located no more than 600 pixels from the top of the Affiliate Web Page. In the event that an Affiliate Web Site does not utilize Responsive Design, the Widget may be displayed in a size and configuration consistent with similar search interfaces used by the Affiliate within the Affiliate Web Site for like content, provided it is otherwise compliant with Section 3.1.

4. Operation and Maintenance Costs and Expenses.

4.1    Publisher’s Costs and Expenses. Except as otherwise expressly stated herein, Publisher is and will be solely responsible for the operation and maintenance of the Affiliate Web Sites and for all costs and expenses related thereto.

4.2    ADC’s Costs and Expenses. ADC is and will be solely responsible for the operation and maintenance of Apartments.com and the Widget, and for all costs and expenses related thereto.

5. Indemnification.

5.1    Indemnity. ADC agrees to indemnify and hold harmless Publisher and its Affiliates, members, managers, directors, officers, and employees (each, a “Publisher Indemnified Party” and collectively, the “Publisher Indemnified Parties”) from and against any and all losses, liabilities, claims, costs, damages and expenses (including reasonable attorney’s fees) which any Publisher Indemnified Party may sustain arising out of or in connection with any Action (a) relating to Apartments.com content, and/or (b) for infringement or misappropriation of any patent (United States), trademark, copyright, trade secret or other proprietary right of any third party with respect to the display and use of the Widget by Publisher or any Affiliate or the access and use of the Widget by Users, but in any event excluding any losses, liabilities, claims, costs, damages and expenses for which ADC is entitled to be indemnified under the APA.

5.2    Remedies Not Exclusive. The remedies provided in this Section are not exclusive of and do not limit any other remedies that may be available to any Publisher Indemnified Party.

6. Limitation of Liability, Liquidation of Certain Damages.

6.1    Limitation of Liability. EXCEPT FOR THIRD PARTY CLAIMS ARISING UNDER SECTION 5 HEREIN, OR IN CONNECTION WITH A PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THAT PARTY’S PERFORMANCE HEREUNDER, EVEN IF THAT PARTY HAS BEEN ADVISED, KNOWS, OR SHOULD KNOW OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED THAT THE PUBLISHER AND EACH OF ITS AFFILIATES SHALL BE LIABLE TO ADC FOR REASONABLY FORESEEABLE CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH PUBLISHER’S OR ANY OF ITS AFFILIATES’ BREACH OF SECTIONS 2 OR 8 HEREIN; PROVIDED, FURTHER, HOWEVER THAT IN NO EVENT SHALL THE TOTAL AMOUNT OF ANY CONSEQUENTIAL DAMAGES AWARDED TO ADC UNDER THIS AGREEMENT EXCEED TEN MILLION DOLLARS ($10,000,000) IN THE AGGREGATE. EXCEPT FOR CLAIMS ARISING FROM A MATERIAL BREACH OF SECTIONS 2, 5, 8, 9 AND 10 HEREIN, UNDER NO CIRCUMSTANCES WILL EITHER PARTY’S TOTAL AGGREGATE LIABILITY TO THE OTHER PARTY HERETO FOR ALL CLAIMS OF ANY KIND ARISING FROM THIS AGREEMENT EXCEED FIFTY THOUSAND DOLLARS ($50,000.00).

7. Termination.

7.1.    Termination for Cause. This Agreement may be terminated by either Party if the other Party commits a material breach of Sections 2 through 5 hereof that is not remedied within thirty (30) days of receipt of a written request from the non-breaching party specifying the nature of such breach and requesting remediation. Any such termination shall be without prejudice to any other rights or remedies a Party may be entitled to hereunder at or in equity, and shall not affect any accrued rights or liabilities of either Party. Section 5.1 will survive any termination of this Agreement. In the event of a termination by ADC for a material breach by Publisher or an Affiliate that is not remedied in accordance with this Section 7.1, Sections 1, 2, 6 and 8 through 11 will survive such termination for the remainder of the Term. In the event of a termination of this Agreement by Publisher for a material breach that is not remedied in accordance with this Section 7.1, Publisher’s obligations hereunder will terminate with no further liability to ADC.

7.2.    Effect of Termination. Upon expiration of the Term, or termination of this Agreement in accordance with Section 7.1, Publisher shall promptly discontinue all use and display of the Widget and Link, as well as any marks or logos of ADC.

8. Non-Compete.

8.1    Non-Compete.

(a) For a period of 24 months after the Effective Date, Publisher shall not, and shall cause its Affiliates not to, directly or indirectly (i) in the United States, engage in the business of providing a national searchable online resource to individuals seeking residential or multifamily rental housing through internet websites or selling or providing advertising products and services through such websites to third parties substantially equivalent to the Products (the “Restricted Business”), which are substantially similar to those listed on Schedule IV attached hereto or (ii) publish a graphical or text-based elements with associated HTML code on an Affiliate Web Site of an Affiliate, which when selected by a User, will navigate such User to either (A) an Affiliate Web Page containing a search interface accessible to Users which will permit such Users to enter certain criteria to search residential rental property listings and which will send Users to a listings search results page hosted by or on behalf of a Restricted Business or (B) directly to a web page maintained by or on behalf of a Restricted Business.

(b) For the avoidance of doubt, and without in any way expanding the scope of the restriction set forth in Section 8.1(a), the Publisher and each of its Affiliates shall not be restricted under Section 8.1 from:

(i) directly or indirectly selling advertisements of any type in printed form, including, without limitation, advertisements for residential or multifamily rental housing;

(ii) publishing versions of print advertisements sold by any such Affiliate for online display on its associated Affiliate Web Site of any type, including, without limitation, advertisements for residential or multifamily rental housing, provided that such print advertisements are not provided by or sold on behalf of a Restricted Business;

(iii) directly or indirectly engaging in any of the businesses (other than the Business) conducted by Publisher or any of its Affiliates as of the Effective Date;

(iv) the sale of banner advertisements and display advertisements by any such Affiliate in the ordinary course of such Affiliate’s business consistent with past practice, other than banner advertisements and display advertisements for a Restricted Business;

(v) the sale and resale of remnant banner and display advertising inventory on Affiliate Web Sites in the ordinary course of such Affiliate’s business, consistent with Affiliate’s practice as of the Effective Date; provided, that the Affiliate shall use commercially reasonable efforts to direct the third party purchasing and reselling such remnant inventory to prevent the serving of advertisements for a Restricted Business;

(vi) making any such Affiliate’s classified advertisements for residential or multifamily housing sold by any such Affiliate generally searchable by Users on its associated Affiliated Web Site, other than classified advertisements for residential or multifamily housing provided by or sold on behalf of a Restricted Business;

(vii) adding additional links on Affiliate Web Sites for classified advertisements for residential or multifamily housing sold by the relevant Affiliate, other than links to or for a Restricted Business;

(viii) making passive investments in the ordinary course of business in investment funds that, to the Publisher (or Affiliate’s as applicable) knowledge, make investments of 25% or less of the outstanding securities of any Person engaged in a Restricted Business, provided that the Publisher or its applicable Affiliate is not active in the management or governance of such Person and that Publisher is not actively investing in the securities of any such Person in concert with any other Member (as defined in the APA);

(ix) acquiring any Person that owns (directly or indirectly) a Restricted Business, provided, that (A) such Restricted Business constitutes less than 25% of such Person’s revenues at the time of acquisition and (B) Publisher or its Affiliate divests the portion of such Person that is the Restricted Business within six months of acquisition; or

(x) exercising its rights or complying with its obligations under this Agreement.

9. Certain Affiliate Customer Transition Matters.

9.1    Affiliate Customer Transition Cooperation. Publisher and its applicable Affiliates shall cooperate in a commercially reasonable manner with ADC (and, if applicable, CV as its designee) in transitioning existing Apartments Products Customers as of the Effective Date who have agreements with Publisher and/or its Affiliate(s) for Apartments Products to direct agreements with ADC for such products. For purposes of this Agreement, such cooperation shall include, without limitation, the provision of available records and Customer information needed to complete Customer transitions and reasonable access for ADC to relevant personnel in connection with Customer transitions. Nothing in this Agreement shall obligate Publisher or its Affiliates to incur any liability or expense in connection with any such transition. Publisher hereby covenants and agrees not to, and shall cause its applicable Affiliates not to, terminate any existing Apartments Products Customer who has an agreement with Publisher and/or its Affiliates for Apartments Products prior to the earliest of: (a) the successful transition of the applicable Customer to a new agreement with Apartments.com for Apartments Products, (b) the termination of such agreement by such Customer or the expiration of such agreement in accordance with its terms and (c) one year from the Effective Date; provided, however, that if any such agreement with an Apartments Products Customer includes both Apartments and non-Apartments Products, Publisher and/or its Affiliates may amend such agreement to terminate or otherwise remove the non-Apartments Products.

9.2    ADC Representation and Warranty. ADC represents and warrants that it will continue to provide Apartments Products and services pursuant to the Existing Affiliate Customer Agreements, which Publisher has provided to ADC on or prior to the Effective Date, until the earliest of: (a) such Customers are transitioned to direct agreements with ADC, (b) such Existing Affiliate Customer Agreements expire or are terminated in accordance with their respective terms and (c) one year from the Effective Date.

9.3    Customer Billing Files. Publisher confirms it has transferred to ADC on or prior to the Effective Date all active Apartments Products billing files for Customers who currently purchase Apartments Products from Publisher and/or its Affiliate(s) under agreements with the Publisher and/or its Affiliate(s) (the “Existing Affiliate Customer Agreements”). Publisher hereby assigns and grants to ADC (or CV as its designee if applicable) the sole right (as between the Parties) to issue invoices or otherwise bill and collect amounts due and payable from existing Customers under all Existing Affiliate Customer Agreements for amounts arising from the provision of Apartments Products and services provided after the Closing. Publisher and its Affiliates will retain the right to bill and collect amounts for non-Apartments Products and services, and will retain the right to bill and collect amounts due for Apartments Products and services provided prior to the Closing. Except with respect to any Apartments Products billing issued following the Closing for services delivered by Publisher or any of its Affiliates prior to Closing, if Publisher or any of its Affiliates receives any payments from Customers properly attributable to Apartments Products delivered following the Closing, the Member or such Affiliate (as applicable) shall promptly (i.e., no later than 30 days from receipt of such payments) remit such payments to ADC (or CV as its designee). If ADC receives any payments from Customers following the Closing which are attributable to (i) non-Apartments Products, or (ii) Apartments Products sold and fulfilled by an Affiliate prior to Closing, then ADC shall promptly (i.e., no later than 30 days from receipt of such payments) remit such payments to the relevant Affiliate (or, at the Affiliate’s request, Publisher). In addition, each Party shall, upon the request of the other Party, jointly provide notices or otherwise communicate to Customers party to such Existing Affiliate Customer Agreements of the foregoing assignment of billing and collection rights.

9.4    Existing Affiliate Customer Agreements. Publisher, on behalf of itself and the Affiliates, hereby represents and warrants to ADC that as of the date of Closing, to the best of Publisher’s knowledge and upon reasonable inquiry, the Apartments Products billing files it has provided for the Existing Affiliate Customer Agreements are complete in all material respects. Publisher agrees to use its commercially reasonable efforts to provide an accurate and complete copy of each Existing Affiliate Customer Agreement, or an accurate and complete description of the material terms of each Existing Affiliate Customer Agreement, to ADC on or prior to the Effective Date. For purposes of this Section, “material terms” of the Existing Affiliate Customer Agreements shall mean the party being billed, the amounts to be billed, and the products for which such Affiliate customer is being billed.

10. Sale or Other Disposition of Affiliates by Publisher.

10.1    Sale, Merger or Other Disposition of Affiliate. If (i) Publisher directly or indirectly sells or otherwise transfers control of all or substantially all of the equity or assets of an Affiliate to an unaffiliated third party, or (ii) an Affiliate ceases commercial operations, then in each case, the obligations of Publisher hereunder with respect to such Affiliate will terminate as of the effective date of such sale, transfer or other disposition or cessation of operations, without further liability to Publisher, the Affiliate, their successors or permitted assignees. For the purposes of this Section 10.1, “control,” when used with respect to any specified Person, shall mean the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through ownership of voting securities or other ownership interests, by contract or otherwise.

11. General Terms.

11.1    Entire Agreement; Amendment. This Agreement contains the entire agreement between ADC and Publisher with respect to the subject matter hereof and supersedes all prior oral and written communications, proposals, negotiations, representations, understandings, courses of dealing, agreements, contracts, and the like between the Parties. This Agreement may not be modified or amended except by a written agreement executed by both Parties.

11.2    Severability. If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

11.3    Waiver. The failure of a Party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that Party’s right to subsequently enforce and compel strict compliance with that provision or any other provision of this Agreement.

11.4    Applicable Law. All questions concerning the construction, validity, and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal law, not the law of conflicts, of the State of Delaware.

11.5    Assignment. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by ADC and Publisher and their respective successors, heirs, legatees, personal representatives, and permitted assigns. Neither Party may assign this Agreement, its rights hereunder or any portion hereof, by operation of law or otherwise, without the prior written consent of the other Party. Notwithstanding the foregoing, either Party may assign its rights and obligations under this Agreement without such consent to any of its affiliates or in connection with a sale, merger or other transaction involving a transfer of substantially all of its assets, provided, that the assigning Party shall remain primarily liable for its obligations hereunder. Any attempted assignment in violation of this Section 11.5 shall be void.

11.6    Notices. All notices, requests, consents, demands or other communications given under this Agreement shall be in writing and shall be deemed duly given and received (a) upon personal delivery to the Party to whom it is directed; (b) seven days after being sent by certified or registered mail return receipt requested, to the Party to whom it is directed, postage and charges pre-paid; or (c) one business day after being sent by express overnight delivery by a national carrier to the Party to whom it is directed. All notices, requests, consents, demands and other communications to ADC or Publisher shall be sent to the addresses set forth above to this Agreement, unless changed by notice to the other Party in accordance with this Section.

11.7    Independent Contractors. Publisher and ADC are independent contractors with respect to each other, and nothing in this Agreement may be construed to create any partnership, joint venture, agency, franchise, sales representative, or employment relationship between the Parties. Neither Party, nor its respective employees, affiliates, or agents shall have, nor represent themselves as having, any authority to approve or accept any proposal on behalf of the other Party, or make any promise, representation, contract or other commitment binding upon the other Party.

11.8    Headings. The headings, recitals, and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Agreement. Common nouns and pronouns will be deemed to refer to the masculine, feminine, neuter, singular, and plural, as the context may require.

11.9    Waiver of Liability. The Publisher and its Affiliates acknowledge and agree that, effective upon the consummation of the Sale, (a) ADC will have the sole right to operate the Business, including to market and sell Apartments Products formerly marketed and sold by Publisher and (b) neither ADC nor any of its affiliates shall have any liability to Publisher or any of its Affiliates for any losses, damages, liabilities, deficiencies, claims, interest, awards, judgments, penalties, costs and expenses (including any losses or damages arising under third party claims) to the extent arising out of or resulting from (i) the operation of the Business or under any Existing Affiliate Customer Contracts prior to the consummation of the Sale or (ii) any other agreement between CV, on the one hand, and Publisher and its Affiliates, on the other hand.

11.10    Specific Performance. The Publisher acknowledges that, in view of the uniqueness of the transactions contemplated by this Agreement, ADC would not have an adequate remedy at Law for money damages in the event that Section 8 of this Agreement has not been performed in accordance with its terms, and therefore agrees that ADC shall, in addition to any other remedies permitted by law, be entitled to seek equitable remedies, including, without limitation, specific enforcement of the terms of Section 8 hereof, injunctive relief, a temporary restraining order and/or a permanent injunction in any court of competent jurisdiction, to prevent or otherwise restrain a breach of any of the provisions of Section 8, without the necessity of proving damages, posting any bond or other undertaking. Such relief shall be in addition to and not in substitution of any other remedies available to ADC.

11.11    Waiver of Jury Trial. THE PARTIES SPECIFICALLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY COURT WITH RESPECT TO ANY CONTRACTUAL, TORTIOUS, OR STATUTORY CLAIM, COUNTERCLAIM, OR CROSS-CLAIM AGAINST THE OTHER ARISING OUT OF OR CONNECTED IN ANY WAY TO THIS AGREEMENT, BECAUSE THE PARTIES HERETO, BOTH OF WHOM ARE REPRESENTED BY COUNSEL, BELIEVE THAT THE COMPLEX COMMERCIAL AND PROFESSIONAL ASPECTS OF THEIR DEALINGS WITH ONE ANOTHER MAKE A JURY DETERMINATION NEITHER DESIRABLE NOR APPROPRIATE.

11.12    Further Action. Each of the Parties shall use its commercially reasonable efforts to take, or cause to be taken, all appropriate action, to do or cause to be done all things necessary, proper or advisable under applicable Law, and to execute and deliver such documents and other papers and any other agreements as may be necessary to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its duly authorized representatives on the respective dates entered below.

	WASHINGTON POST COMPANY		COSTAR GROUP, INC.

By:		By:

Name:		Name:

Title:		Title:

Date:		Date:

Exhibit C

FORM OF BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT
This BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of [●], 2014, is entered into by and between Classified Ventures, LLC, a Delaware limited liability company (the “Seller”), and [PURCHASER], a [Delaware] [corporation][limited liability company] (the “Purchaser”). The Seller and the Purchaser are each referred to individually as a “Party” and collectively as the “Parties.” Capitalized terms used but not otherwise defined herein have the meanings set forth in the Asset Purchase Agreement (as defined below).
WHEREAS, the Seller and CoStar Group, Inc. (“CoStar”) are parties to that certain Asset Purchase Agreement, dated as of February 28, 2014 (the “Asset Purchase Agreement”);
WHEREAS, upon the terms and subject to the conditions of the Asset Purchase Agreement, at the Closing, the Seller agreed to sell, convey, assign and transfer to CoStar or one or more of its Affiliates, and CoStar or one or more of its Affiliates agreed to purchase, the Purchased Assets;
WHEREAS, upon the terms and subject to the conditions of the Asset Purchase Agreement, at the Closing, CoStar agreed to assume and agreed to pay, perform and discharge when due, the Assumed Liabilities;
WHEREAS, pursuant to Section 13.13 of the Asset Purchase Agreement, an Affiliate of CoStar may satisfy or fulfill an obligation of CoStar under the Asset Purchase Agreement, subject to the terms of such Section 13.13; and
WHEREAS, the Seller and the Purchaser desire to carry out the intent and purpose of the Asset Purchase Agreement by their execution and delivery of this Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller and the Purchaser agree as follows:
1.Sale and Assignment of Assets. Upon the terms and subject to the conditions of the Asset Purchase Agreement, by this Agreement, the Seller hereby sells, conveys, assigns and transfers to the Purchaser, and the Purchaser hereby purchases and takes assignment of, all of the Seller’s right, title and interest in and to the Purchased Assets; provided, however, that any of the Purchased Assets that are specifically assigned or transferred pursuant to the Intellectual Property Assignment Agreement and the Lease Assignment shall not be assigned or transferred pursuant to this Agreement.
2.    Assumption of Liabilities. Upon the terms and subject to the conditions of the Asset Purchase Agreement, by this Agreement, the Purchaser hereby assumes and agrees to pay, perform and discharge when due, the Assumed Liabilities; provided, however, that any of the Assumed Liabilities that are specifically assigned or transferred pursuant to the Lease Assignment shall not be assigned or transferred pursuant to this Agreement.
3.    Further Assurances. Each of the Seller and the Purchaser shall, and shall cause its respective Affiliates to, at the request of the other Party, execute and deliver to such other Party all such further instruments, assignments, assurances and other documents as such other Party may reasonably request in connection with the carrying out of this Agreement and the transactions contemplated hereby.

4.    No Third Party Beneficiaries; Assignment. This Agreement is for the sole benefit of the Parties and their permitted assigns and nothing herein, express or implied, shall give or be construed to give to any Person, other than the Parties and their permitted assigns, any legal or equitable rights hereunder. This Agreement and any rights or obligations hereunder may not be assigned except in accordance with Section 13.1 of the Asset Purchase Agreement.
5.    Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
6.    Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns.
7.    Conflicts with Asset Purchase Agreement. Notwithstanding anything contained herein to the contrary, in the event of any inconsistency between the terms of this Agreement and the terms of the Asset Purchase Agreement, the terms of the Asset Purchase Agreement shall govern. Nothing contained in this Agreement shall be deemed to modify, supersede, enlarge or affect the rights of any Person under the Asset Purchase Agreement.
8.    Counterparts. The Parties may execute this Agreement (including by electronic transmission) in one or more counterparts, and each fully executed counterpart shall be deemed an original.
9.    Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.
* * * * *

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers as of the date first written above.

[PURCHASER]

By:
Name:
Title:

CLASSIFIED VENTURES, LLC

By:
Name:
Title:

Exhibit D

ESCROW AGREEMENT
This Escrow Agreement, dated as of [●], 2014 (this “Escrow Agreement”), is entered into by and among Classified Ventures, LLC, a Delaware limited liability company (the “Seller”), CoStar Group, Inc., a Delaware corporation (the “Purchaser,” and together with the Seller, sometimes referred to individually as a Party and collectively as the “Parties”), and JPMorgan Chase Bank, NA, as Escrow Agent (the “Escrow Agent”). Capitalized terms used but not defined herein have the meanings given to them in the Asset Purchase Agreement (as defined below); provided, however, only the terms defined herein shall be applicable to the Escrow Agent.
RECITALS
WHEREAS, the Seller and the Purchaser are the parties to that certain Asset Purchase Agreement, dated as of February 28, 2014 (the “Asset Purchase Agreement”); and
WHEREAS, Section 3.1 of the Asset Purchase Agreement provides that, at the Closing, as part of the Purchase Price, the Purchaser shall deposit the Indemnity Escrow Amount of $29,250,000 by wire transfer of immediately available funds with the Escrow Agent to be managed and paid by the Escrow Agent pursuant to the terms of this Escrow Agreement.
NOW, THEREFORE, in consideration of the agreements of the Parties and the Escrow Agent and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties and the Escrow Agent hereby agree as follows:
ARTICLE I
ESCROW DEPOSIT
Section 1.1    Appointment of Escrow Agent and Deposit of Escrow Property. The Parties hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein. Simultaneously with the Closing and the execution and delivery of this Escrow Agreement, the Purchaser shall deliver to the Escrow Agent and the Escrow Agent shall accept the amount of $29,250,000 in United States dollars (together with all net income or net gain resulting from investments of such amounts that has not previously been disbursed, and as such amounts may be increased or decreased as provided herein, the “Escrow Deposit”) by wire transfer of immediately available funds. The Escrow Property (as defined below) will be held and administered by the Escrow Agent in accordance with and subject to the terms hereof. The Escrow Property shall be held in an escrow account.

Section 1.2    Investments.
(a)    Escrow Agent shall hold the Escrow Deposit in one or more demand deposit accounts and shall invest and reinvest the Escrow Deposit and the proceeds thereof (the “Escrow Property”) in an interest bearing demand deposit account at JPMorgan Chase Bank, N.A., or a successor investment offered by Escrow Agent as permitted hereunder. Interest bearing demand deposit accounts have rates of interest or compensation that may vary from time to time as determined by the Escrow Agent based upon market conditions. The Parties recognize and agree that instructions to make any other investment (“Alternative Investment”), must be in a joint writing and executed by an Authorized Representative (as defined in Section 1.7) of each of the Parties and shall specify the type and identity of the investments to be purchased and/or sold.
(b)    The Escrow Agent is hereby authorized and directed to sell or redeem any such investments as it deems necessary to make any payments or distributions required under this Escrow Agreement. The Escrow Agent is further authorized to execute purchases and sales of investments through the facilities of its own trading or capital markets operations or those of any affiliated entity. The Escrow Agent or any of its affiliates may receive its usual and customary compensation with respect to any Alternative Investment directed hereunder including without limitation charging any applicable usual and customary agency fee or trade execution fee in connection with each transaction. Market values, exchange rates and other valuation information (including without limitation, market value, current value or notional value) of any Alternative Investment furnished in any report or statement may be obtained from third party sources and is furnished for the exclusive use of the Parties. The Escrow Agent has no responsibility whatsoever to determine the market or other value of any Alternative Investment and makes no representation or warranty, express or implied, as to the accuracy of any such valuations or that any values necessarily reflect the proceeds that may be received on the sale of an Alternative Investment. The Escrow Agent shall not have any liability for any loss sustained as a result of any investment made pursuant to the terms of this Escrow Agreement or as a result of any liquidation of any investment prior to its maturity pursuant to the terms of this Escrow Agreement, or for the failure of an Authorized Representative of the Parties to give the Escrow Agent instructions to invest or reinvest the Escrow Property. The Escrow Agent shall have the right to liquidate any investments held in order to provide funds necessary to make required payments under this Escrow Agreement. The Parties acknowledge that the Escrow Agent is not providing investment supervision, recommendations, or advice relating to either the investment of moneys held in the Escrow Property or the purchase, sale, retention or other disposition of any investment described herein.
Section 1.3    Procedures with Respect to Claims on the Escrow Property by a Claimant.
(a)    Claims Periods. The “Claims Period” shall be any time from the Closing until the earlier of (1) 5:00 PM New York City time on the Business Day 12 months after the Closing (or the following Business Day if such day is not a Business Day), or (2) when the Escrow Property has been exhausted.

(b)    Claim Notice. If a Purchaser Indemnified Party is entitled to make a claim against the Escrow Property pursuant to its rights under Article XII of the Asset Purchase Agreement (each, a “Claim”), during the Claims Period, an Authorized Representative of the Purchaser, on its own behalf or on behalf of another Purchaser Indemnified Party (such claiming party, the “Claimant”), shall deliver a written notice of the Claim to the Escrow Agent, with a copy to the Seller, substantially in the form attached hereto as Annex I (a “Claim Notice”). The Claim Notice shall set forth in reasonable detail, to the extent known by the Claimant, (i) the Claim asserted thereby, (ii) the facts and circumstances giving rise to such Claim, (iii) a reference to the specific provisions of the Asset Purchase Agreement pursuant to which the Claimant is seeking indemnification, (iv) the nature and amount of Losses actually suffered or incurred (the “Known Claimed Amount”), and (v) to the extent the Losses have not yet been suffered or incurred, a good faith estimate of the amount of Losses (together with the nature of such Losses) reasonably expected to be suffered or incurred then estimable by the Claimant (the “Estimated Claimed Amount” and together with the Known Claimed Amount, the “Claimed Amount”). The Purchaser may file a Claim Notice only based upon its good faith belief that the Purchaser Indemnified Party is entitled to such payment and for such amount pursuant to the terms of the Asset Purchase Agreement. The Estimated Claim Amount included in a Claim Notice shall not have any impact on the amount of Losses that a Claimant Indemnified Party shall be entitled to be indemnified for when the related Claim is finally resolved.
(c)    Response by the Seller. Within 30 calendar days, and in no event later than 5:00 PM New York City Time on the 30th calendar day (or the following Business Day if such day is not one) following receipt of a Claim Notice (the “Response Period”), an Authorized Representative of the Seller shall, with respect to such Claim Notice, by notice to the Escrow Agent, with a copy to the Purchaser, substantially in the form attached hereto as Annex II (a “Response Notice”), (i) concede liability for the Claimed Amount, (ii) deny liability for the Claimed Amount, or (iii) concede liability for the Claimed Amount in part and deny liability for the remaining part of the Claimed Amount. Any portion of the Claimed Amount for which the Seller does not affirmatively concede liability shall be deemed to have been denied. If the Seller denies liability in whole or in part, such Response Notice shall be accompanied by a reasonably detailed description of the basis for such denial. The portion of the Claimed Amount for which the Seller has conceded liability is referred to herein as the “Conceded Amount.” If the Seller has conceded liability for any portion of the Claimed Amount, an Authorized Representative of the Seller and the Purchaser, respectively, by joint notice substantially in the form attached hereto as Annex III (a “Conceded Amount Notice”), shall instruct the Escrow Agent to promptly pay the applicable Claimant the Conceded Amount in accordance with the Conceded Amount Notice.
(d)    Resolutions of Indemnity Disputes. If the Seller has denied liability for the Claimed Amount, in whole or in part, the Seller and the Purchaser, on behalf of the applicable Claimant, shall attempt to resolve such dispute as promptly as possible, and in any event within 30 days of such denial. If the Seller and the Purchaser resolve such dispute, an Authorized Representative of the Seller and the Purchaser, respectively, shall deliver to the Escrow Agent a Conceded Amount Notice and the Escrow Agent shall promptly pay the applicable Claimant the Conceded Amount in accordance with the Conceded Amount Notice.

(e)    Further Indemnity Disputes. If, for any reason, no agreement is reached pursuant to Section 1.3(d) and except as provided below in Section 1.4, 1.5, 3.1, and 3.3, the Escrow Agent shall only release amounts from the Escrow Property upon (i) receipt of a Conceded Amount Notice or other joint written instruction from an Authorized Representative of the Seller and the Purchaser, respectively, or (ii) receipt of a final and non-appealable order, decree, or judgment of a federal or state court within the city of Chicago, Illinois directing delivery of the Escrow Property (including pursuant to resolution of an interpleader action as described in this Section 1.3(e)) accompanied by a written certification from counsel for the instructing Party attesting that such order, decree, or judgment is final, not subject to further proceedings or appeal, and obtained by the instructing Party in accordance with Section 4.5, along with a written instruction from an Authorized Representative of the instructing Party given to effectuate such order, decree, or judgment. The Escrow Agent shall be entitled to reasonably rely upon any such certification and instruction and shall have no responsibility to further review the order, decree, or judgment to which such certification and instruction refers or to make any further determination as to whether such order, decree, or is final. In the event of a continuing dispute pursuant to this Section 1.3(e), the Escrow Agent shall be entitled to make a filing of an interpleader action in any federal or state court within the city of Chicago, Illinois, and upon the filing thereof, the Escrow Agent shall be relieved of all liability as to the Escrow Property (other than to pay any amounts as directed upon resolution thereof). The costs and expenses (including reasonable attorneys’ fees) incurred in connection with commencing and maintaining any such interpleader action shall be paid in equal amounts by each of the Parties; provided, that any amount due from the Seller shall be paid from the Escrow Property, except to the extent it exceeds the Escrow Property, in which case the excess amount shall be paid by the Seller.
Section 1.4    Return of the Escrow Property to the Seller.
(a)    Upon expiration of the Claims Period, the Escrow Agent shall release from the Escrow Property for distribution to the Seller any portion of the Escrow Property then remaining less the aggregate Claimed Amounts for all then outstanding or unresolved Claims (“Outstanding Claims”).
(b)    Upon a resolution and payment with respect to an Outstanding Claim pursuant to a Conceded Amount Notice or Section 1.3(e)(ii), the Escrow Agent shall distribute to the Seller the amount equal to the difference, if any, between (x) the amount of such Outstanding Claim being held pending resolution thereof and (y) the amount paid in respect of such resolved Outstanding Claim, except to the extent the aggregate Claimed Amounts for all other Outstanding Claims exceed the amount that will remain in the Escrow Property after such distribution, in which case no such distribution shall be made to the Seller.

Section 1.5    Interest Earnings and Income Tax Allocation and Reporting.
(a)    The Parties agree that, for tax reporting purposes, all interest and other income from investment of the Escrow Property shall, as of the end of each calendar year and to the extent required by the Internal Revenue Service, be reported as having been earned by the Seller. Any taxes payable on income earned from the investment of the Escrow Property shall be paid by the Seller, whether or not the income was distributed by the Escrow Agent during any particular year and to the extent required under the provisions of the Code. The Escrow Agent shall have no responsibility for the preparation and/or filing of any tax or information return with respect to any transaction, whether or not related to the Asset Purchase Agreement, that occurs outside the Escrow Property account. No later than January 31 of each year during the term of this Escrow Agreement, the Escrow Agent shall release and deliver to the Seller 52% of all income earned on the Escrow Property during the previous calendar year (to the extent such amounts are available for distribution under this Escrow Agreement) for the sole purpose of settling such taxes, to the account specified as per the written instructions of the Seller. The Seller shall provide the Escrow Agent with a certified tax identification number by furnishing appropriate forms and documents that the Escrow Agent may reasonably request. If such tax reporting documentation is not so provided to the Escrow Agent, the Escrow Agent as it deems may be required by law or the Code (and any corresponding state and local income tax laws) may withhold a portion of any interest or other income earned on the Escrow Property and shall remit such taxes to the appropriate authorities. The Parties hereby represent to the Escrow Agent that no other tax reporting of any kind is required by the Escrow Agent with respect to the Escrow Property pursuant to this Escrow Agreement.
(b)    To the extent that the Escrow Agent becomes liable for the payment of any taxes in respect of income derived from the investment of the Escrow Property, the Escrow Agent shall satisfy such liability to the extent possible from the Escrow Property out of the investment income which resulted in such tax obligation. The Seller shall indemnify, defend and hold the Escrow Agent harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Escrow Agent on or with respect to the Escrow Property and the investment thereof unless such tax, late payment, interest, penalty or other expense arises from or was caused by the gross negligence or willful misconduct of the Escrow Agent; provided, that any amount due from the Seller shall be paid from the Escrow Property, except to the extent it exceeds the Escrow Property, in which case the excess amount shall be paid by the Seller. The indemnification provided by this Section 1.5(b) is in addition to the indemnification provided in Section 3.1.
Section 1.6    Termination. This Escrow Agreement shall terminate upon the disbursement of all of the Escrow Property, including any investment earnings thereon, and upon such termination this Escrow Agreement shall be of no further force and effect except that the provisions of Sections 1.5(b), 3.1, and Article IV hereof shall survive such termination.

Section 1.7    Security Procedures for Funds Transfers.
(a)    Any instructions setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution of the Escrow Property, must be in writing or set forth in a Portable Document Format (“PDF”), executed by the appropriate Party or Parties as evidenced by the signatures of the person or persons signing this Escrow Agreement or one of such Party’s other designated persons as set forth in Schedule 1 (each an “Authorized Representative”), and delivered to the Escrow Agent only by confirmed facsimile or attached to an email on a Business Day only at the fax number or email address set forth in Section 4.3. No instruction for or related to the transfer or distribution of the Escrow Property shall be deemed delivered and effective unless the Escrow Agent actually shall have received it by facsimile or as a PDF attached to an email only at the fax number or email address set forth in Section 4.3 and as evidenced by a confirmed transmittal to the Party’s or Parties’ transmitting fax number or email address and the Escrow Agent has been able to satisfy any applicable security procedures as may be required hereunder. The Escrow Agent shall not be liable to any Party or other person for refraining from acting upon any instruction for or related to the transfer or distribution of the Escrow Property if delivered to any other fax number or email address, including but not limited to a valid email address of any employee of the Escrow Agent. The Parties each acknowledge that the Escrow Agent is authorized to use the following funds transfer instructions to disburse any funds due to the Purchaser or the Seller, respectively, without a verifying call-back as set forth in Section 1.7(b) below:
Purchaser:                         Seller:
Bank name:    Bank name:
Bank Address:    Bank Address:
ABA number:    ABA number:
Account name:    Account Name:
Account number:    Account Number:
Additionally, the Parties agree that repetitive funds transfer instructions may be given to the Escrow Agent for one or more beneficiaries where only the date of the requested transfer, the amount of funds to be transferred, and/or the description of the payment shall change within the repetitive instructions (“Standing Settlement Instructions”). Any such Standing Settlement Instructions shall be set up in writing in advance of any actual transfer request and shall contain complete funds transfer information (as set forth above) for the beneficiary. Any such set-up of Standing Settlement Instructions (other than those established concurrently with the execution of this Escrow Agreement), shall be confirmed by means of a verifying callback to an Authorized Representative. Standing Settlement Instructions will continue to be followed until cancelled by the applicable Party in a writing signed by an Authorized Representative and delivered to the Escrow Agent in accordance with this Section 1.7(a). Once set up as provided herein, the Escrow Agent may rely solely upon such Standing Settlement Instructions and all identifying information set forth therein for each beneficiary. Each Party agrees that any Standing Settlement Instructions shall be effective as the funds transfer instructions of such Party or the Parties, as applicable, without requiring a verifying callback, as set forth in Section 1.7(b), if such Standing Settlement Instructions are consistent with previously authenticated Standing Settlement Instructions for that beneficiary.

(b)    In the event any other funds transfer instructions are set forth in a permitted instruction from a Party or the Parties in accordance with Section 1.7(a), the Escrow Agent is authorized to seek confirmation of such funds transfer instructions by a single telephone call-back to one of the Authorized Representatives, and the Escrow Agent may reasonably rely upon the confirmation of anyone purporting to be that Authorized Representative. The persons and telephone numbers designated for call-backs may be changed only in a writing executed by Authorized Representatives of the applicable Party in accordance with Section 1.7(a). Except as set forth in Section 1.7(a), no funds will be disbursed until an Authorized Representative is able to confirm such instructions by telephone callback. The Escrow Agent, any intermediary bank and the beneficiary’s bank in any funds transfer may rely upon the identifying number of the beneficiary’s bank or any intermediary bank included in a funds transfer instruction provided by a Party or the Parties and confirmed by an Authorized Representative. In addition, the beneficiary’s bank in the funds transfer instruction may make payment on the basis of the account number provided in such Party’s or the Parties’ instruction and confirmed by an Authorized Representative even though it identifies a person different than the named beneficiary.
(c)    The Parties acknowledge that there are certain security, corruption, transmission error and access availability risks associated with using open networks such as the internet and the Parties hereby expressly assume such risks.
(d)    As used in this Escrow Agreement, “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth below is authorized or required by law or executive order to remain closed. The Parties acknowledge that the security procedures set forth in this Section 1.7 are commercially reasonable.
ARTICLE II
DUTIES OF THE ESCROW AGENT
Section 2.1    Scope of Responsibility. Notwithstanding any provision in this Escrow Agreement to the contrary, the Escrow Agent is obligated only to perform the duties specifically set forth in this Escrow Agreement, which shall be deemed purely ministerial in nature. Under no circumstances will the Escrow Agent be deemed to be a fiduciary to any Party or any other person under this Escrow Agreement. The Escrow Agent will not be responsible or liable for the failure of any Party to perform in accordance with this Escrow Agreement nor shall the Escrow Agent be required to determine if any Party has complied with any other agreement. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than this Escrow Agreement, whether or not an original or a copy of such agreement has been provided to the Escrow Agent, and the Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument, or document. This Escrow Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred or implied from the terms of this Escrow Agreement or any other agreement, including specifically but not limited to the Asset Purchase Agreement. Notwithstanding the terms of any other agreement between the Parties, the terms and conditions of this Escrow Agreement shall control the actions of the Escrow Agent. The Escrow Agent may reasonably rely upon any written notice, document, instruction or request delivered by the Parties in accordance with the terms hereof and reasonably believed by it to be genuine and to have been signed by an Authorized Representative(s), as applicable. The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in good faith except to the extent that the Escrow Agent’s gross negligence or willful misconduct was the cause of any direct loss to either Party. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through affiliates or agents.

The Escrow Agent shall have no duty to solicit any payments which may be due it or the Escrow Property, nor shall the Escrow Agent have any duty or obligation to confirm or verify the accuracy or correctness of any amounts deposited with it hereunder. Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, incidental, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.
Section 2.2    Agents. The Escrow Agent shall be entitled to reasonably rely on and shall not be liable for any reasonable action taken or reasonably omitted to be taken by the Escrow Agent in accordance with the advice of counsel or other professionals retained or consulted by the Escrow Agent. The Escrow Agent shall be reimbursed as set forth in Section 3.1 for any and all compensation (reasonable fees, expenses and other out-of-pocket costs) paid and/or reimbursed to such counsel and/or professionals necessary to perform its duties hereunder.
Section 2.3    No Financial Obligation. Other than as a result of gross negligence or willful misconduct of the Escrow, no provision of this Escrow Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights under this Escrow Agreement.
ARTICLE III
PROVISIONS CONCERNING THE ESCROW AGENT
Section 3.1    Indemnification. Each of the Seller and the Purchaser, jointly and severally, shall indemnify, defend and hold harmless, pay or reimburse the Escrow Agent and its affiliates and their respective successors, assigns, directors, agents and employees (the “Indemnitees”) from and against any and all loss, liability, cost, damage and expense, claim, penalty, judgment, settlement, litigation, investigation, or expense (including, without limitation, reasonable fees of outside professionals, outside counsel and experts and their staffs and all expense of document location, duplication and shipment) (collectively “Losses”) arising out of or in connection with (a) the Escrow Agent’s performance of this Escrow Agreement, except to the extent that such Losses are determined by a court of competent jurisdiction to have been caused by the gross negligence or willful misconduct of such Indemnitee; and (b) except as otherwise specified in this Escrow Agreement, the Escrow Agent’s following any instructions or directions, whether joint or singular, from the Parties received in accordance with this Escrow Agreement. The obligations set forth in this Section 3.1 shall survive the resignation, replacement or removal of the Escrow Agent or the termination of this Escrow Agreement.

Section 3.2    Resignation or Removal. The Escrow Agent may resign by furnishing written notice of its resignation to the Parties, and the Parties may, by joint written consent, remove the Escrow Agent by furnishing to the Escrow Agent a joint written notice of its removal along with payment of all fees and expenses to which it is entitled through the date of termination. Such resignation or removal, as the case may be, shall be effective 30 calendar days after the delivery of such notice or upon the earlier appointment of a successor. After such 30-day notice period expires, the Escrow Agent’s sole responsibility thereafter shall be to safely keep the Escrow Property (without any obligation to reinvest the same) and to account and deliver the same to a successor escrow agent as shall be appointed by the Parties, as evidenced by a joint written notice filed with the Escrow Agent or in accordance with a final court order at which time of delivery, the Escrow Agent’s obligations hereunder shall cease and terminate. If the Parties have failed to appoint a successor escrow agent prior to the expiration of 30 days following the delivery of such notice of resignation or removal, the Escrow Agent may: (a) petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and the costs, expenses and reasonable attorney’s fees which are incurred in connection with such proceeding may be charged against and withdrawn from the Escrow Property; or (b) appoint a successor escrow agent of its own choosing. Any such appointment pursuant to either (a) or (b) of the preceding sentence shall be binding upon the Parties.
Section 3.3    Compensation. The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Schedule 2, which annual administration fee and out-of-pocket expenses shall be paid one-half by the Purchaser and one-half by the Seller; provided, that any amount due from the Seller shall be paid from the Escrow Property, except to the extent it exceeds the Escrow Property, in which case the excess amount shall be paid by the Seller. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent’s services as contemplated by this Escrow Agreement; provided, however, that in the event that the conditions for the disbursement of funds under this Escrow Agreement are not fulfilled, or the Escrow Agent renders any service not contemplated in this Escrow Agreement, or there is any assignment of interest in the subject matter of this Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Escrow Agreement or the subject matter hereof, then the Escrow Agent shall be compensated for such extraordinary services and reimbursed for all out-of-pocket costs and expenses, including reasonable attorneys’ fees and expenses, occasioned by any such delay, controversy, litigation or event. Each of the Parties further agrees to the disclosures set forth in Schedule 2.

Section 3.4    Disagreements. In each case other than with respect to any conflict, disagreement or dispute between the Parties regarding a Claim, which is solely subject to the provisions of Section 1.3, if any conflict, disagreement or dispute arises between, among, or involving any of the parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Escrow Agreement, or the Escrow Agent is in doubt as to the action to be taken hereunder or believes there is some ambiguity as to its duties or rights hereunder, or receives instructions, claims or demands from any Party hereto which in the Escrow Agent’s judgment conflict with the provisions of this Escrow Agreement, or if the Escrow Agent receives conflicting instructions from the Parties, the Escrow Agent is authorized to retain the Escrow Property without taking any action until the Escrow Agent either (i) receives an order, decree, or judgment of a court of competent jurisdiction directing delivery of the Escrow Property (including pursuant to resolution of an interpleader action described in the next succeeding sentence) (it being understood that the Escrow Agent shall receive and may reasonably rely upon an opinion of its counsel to that effect) or (ii) receives a joint written agreement executed by an Authorized Representative of the Seller and the Purchaser directing delivery of the Escrow Property, which eliminates such ambiguity or uncertainty. The Escrow Agent shall be entitled to make a filing of an interpleader action in any federal or state court within the city of Chicago, Illinois, and upon the filing thereof, the Escrow Agent shall be relieved of all liability as to the Escrow Property (other than to pay any amounts as directed upon resolution thereof). The costs and expenses (including reasonable attorneys’ fees) incurred in connection with commencing and maintaining any such interpleader action shall be paid in equal amounts by each of the Parties; provided, that any amount due from the Seller shall be paid from the Escrow Property.
Section 3.5    Merger or Consolidation. Any entity into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its escrow business and assets as a whole or substantially as a whole, or any entity resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.
Section 3.6    Attachment of Escrow Property; Compliance with Legal Orders. In the event that any Escrow Property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrow Property, the Escrow Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it. In the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the Parties or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

Section 3.7    Force Majeure. The Escrow Agent shall not be responsible or liable for any failure or delay in the performance of its obligation under this Escrow Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; wars; acts of terrorism; civil or military disturbances; sabotage; epidemic; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority; or governmental action, or other causes reasonably beyond its control it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to avoid any such failure or delay or resume performance as soon as reasonably practicable under the circumstances.
ARTCILE IV
MISCELLANEOUS
Section 4.1    Successors and Assigns. This Escrow Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns; provided, however, that no assignment shall be made by either Party without the prior written consent of the other Party and the Escrow Agent. Notwithstanding the foregoing, either Party may assign its rights and obligations under this Escrow Agreement without such consent to its Members or Affiliates or in connection with a sale, merger or other transaction involving a transfer of substantially all of its assets; provided, however, that such assigning Party shall remain primarily liable for its obligations hereunder, and the Escrow Agent shall not be bound by any such assignment until the Escrow Agent receives, reviews and approves any reasonably requested “know your customer” documents for the party to be assigned in accordance with the USA Patriot Act. Any attempted assignment in violation of this Section 4.1 shall be void.
Section 4.2    Escheat. The Parties are aware that under applicable state law, property which is presumed abandoned may under certain circumstances escheat to the applicable state. The Escrow Agent shall have no liability to the Parties, their respective heirs, legal representatives, successors and assigns, or any other party, should any or all of the Escrow Property escheat by operation of law; provided, however, that prior to any such escheatment, to the extent permitted by law, the Escrow Agent shall use its commercially reasonable efforts to provide written notice to the Parties.
Section 4.3    Notices. All communications, notices, requests, claims, demands, and other communications required under this Escrow Agreement shall be in writing and be given in person or by means of fax or email (with request for assurance of receipt in a manner typical with respect to communications of that type, and in the case of email, as long as such email is accompanied by a PDF or similar version of the relevant document bearing an Authorized Representative signature, which such signature shall, in the case of the Parties, be a signature set forth in Schedule 1), by overnight courier or by mail, and shall become effective: (i) on delivery if given in person, (ii) on the date of transmission if sent by fax or email, provided receipt is confirmed by the recipient, (iii) one Business Day after delivery to the overnight service, or (iv) four Business Days after being mailed, with proper postage and documentation, first-class registered or certified mail, prepaid. All instructions from a Party or the Parties to the Escrow Agent shall be executed by an Authorized Representative, and shall be delivered in accordance with the terms of this Escrow Agreement by facsimile, email or overnight courier only to the appropriate fax number, email address, or notice address set forth for each party as follows:

Notices shall be addressed as follows:
If to the Purchaser, to:
CoStar Group, Inc.
1331 L Street, N.W.
Washington, D.C. 20005
Attn: Jon Coleman
Fax: (202) 346-6703
Email:  jcoleman@costar.com
with a copy to:
Gibson, Dunn & Crutcher LLP
1050 Connecticut Avenue, N.W.
Washington, D.C. 20036-5306
Attn:  Stephen I. Glover
Fax:  (202) 530-9598
Email:  siglover@gibsondunn.com
If to the Seller, to:
Classified Ventures, LLC
175 W. Jackson Blvd., 8th Floor
Chicago, IL, 60604
Attn: President and Chief Executive Officer
Fax: (312) 601-5775
Email: djauernig@classifiedventures.com
with a copy to:
Skadden, Arps, Slate, Meagher & Flom LLP
155 North Wacker Drive
Chicago, Illinois 60606
Attn: Rodd M. Schreiber
Fax: (312) 407-0411
Email: Rodd.Schreiber@Skadden.com
If to the Escrow Agent, to:
JPMorgan Chase, NA
1 Chase Manhattan Plaza, Floor 21
New York, NY 10005
Attn: Audrey Mohan / Christopher Palermo
Fax: 877-277-1939
Email: ec.escrow@jpmorgan.com
provided, however, that if any party hereto shall have designated a different address by notice to the others, then to the last address so designated.

Section 4.4    Governing Law. This Escrow Agreement shall be construed and enforced in accordance with and governed by the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.
Section 4.5    Jurisdiction. The parties hereto agree that any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Escrow Agreement or the transactions contemplated hereby shall be exclusively brought in any state or federal court located in the city of Chicago, Illinois, and that any cause of action arising out of this Escrow Agreement shall be deemed to have arisen from a transaction of business in the State of Illinois, and each of the parties hereto hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Action and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such Action in any such court or that any such Action which is brought in any such court has been brought in an inconvenient forum. Process in any such Action may be served on any party hereto anywhere in the world, whether within or without the jurisdiction of such court. Without limiting the foregoing, each party hereto agrees that delivery of notice to such party as provided in Section 4.3 shall be deemed effective service of process on such party
Section 4.6    Waiver of Jury Trial. EACH OF THE PARTIES TO THIS ESCROW AGREEMENT WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS ESCROW AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS ESCROW AGREEMENT. EACH OF THE PARTIES TO THIS ESCROW AGREEMENT HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS ESCROW AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS ESCROW AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.6.
Section 4.7    Amendment. This Escrow Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by each of the parties to this Escrow Agreement.
Section 4.8    Waivers. The failure of any party to this Escrow Agreement to enforce any condition or part of this Escrow Agreement at any time shall not be construed as a waiver of that condition or part, nor shall it forfeit any rights to future enforcement thereof. Any waiver hereunder shall be effective only if delivered to the other parties hereto in writing by the party making such waiver. To the extent that in any jurisdiction either Party may now or hereafter be entitled to claim for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, such Party shall not claim, and hereby irrevocably waives, such immunity.
Section 4.9    Headings. The headings of the sections and subsections of this Escrow Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

Section 4.10    Counterparts. The parties to this Escrow Agreement may execute this Escrow Agreement and any joint instruction (including by electronic transmission) in one or more counterparts, and each fully executed counterpart shall be deemed an original. All signatures of the parties to this Escrow Agreement may be transmitted by facsimile or as a PDF attached to an email, and such facsimile or PDF will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party.
Section 4.11    Severability. Each of the provisions contained in this Escrow Agreement shall be severable, and if any term or provision of this Escrow Agreement or any portion thereof is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, all other terms and provisions of this Escrow Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or provision of this Escrow Agreement is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Escrow Agreement so as to effect the original intent of the parties hereto as closely as possible in order that the transactions contemplated by this Escrow Agreement be consummated as originally contemplated to the greatest extent possible. The Parties represent, warrant and covenant that each document, notice, instruction or request provided by such Party to the Escrow Agent shall comply with applicable laws and regulations. Except as expressly provided in Section 3.1, nothing in this Escrow Agreement, whether express or implied, shall be construed to give to any person or entity other than the Escrow Agent and the Parties any legal or equitable right, remedy, interest or claim under or in respect of the Escrow Property or this Escrow Agreement.

* * * * *

IN WITNESS WHEREOF, this Escrow Agreement has been duly executed as of the date first written above.

SELLER

CLASSIFIED VENTURES, LLC

By:
	Name:	Daniel A. Jauernig
	Title:	President and CEO

PURCHASER

COSTAR GROUP, INC.

By:
Name:
Title:

ESCROW AGENT

JPMorgan Chase Bank, NA

By:
	Name:	Christopher Palermo
	Title:	Vice President

Exhibit E

FORM OF INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT
This INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT (this “Agreement”), dated as of [●], 2014, is entered into by and between Classified Ventures, LLC, a Delaware limited liability company (the “Seller”), and [PURCHASER], a [Delaware] [corporation][limited liability company] (the “Purchaser”). The Seller and the Purchaser are each referred to individually as a “Party” and collectively as the “Parties.” Capitalized terms used but not otherwise defined herein have the meanings set forth in the Asset Purchase Agreement (as defined below).
WHEREAS, the Seller and CoStar Group, Inc. (“CoStar”) are parties to that certain Asset Purchase Agreement, dated as of February 28, 2014 (the “Asset Purchase Agreement”);
WHEREAS, upon the terms and subject to the conditions of the Asset Purchase Agreement, at the Closing, the Seller agreed to sell, convey, assign and transfer to CoStar or one or more of its Affiliates, and CoStar or one or more of its Affiliates agreed to purchase and take assignment of, the Business Intellectual Property;
WHEREAS, CoStar desires to cause the Purchaser to purchase and take assignment of the Business Intellectual Property contemplated hereunder; and
WHEREAS, the Seller and the Purchaser desire to carry out the intent and purpose of the Asset Purchase Agreement by their execution and delivery of this Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller and the Purchaser agree as follows:
1.Sale and Assignment of Assets. The Seller hereby sells, conveys, assigns and transfers to the Purchaser, and the Purchaser hereby purchases and takes assignment of, all of the Seller’s right, title and interest in and to the Business Intellectual Property, including the Business Intellectual Property listed on Schedule 1, together with (i) the right to sue and recover for past infringements or misappropriations of any Business Intellectual Property, and (ii), in the case of the Trademarks included in the Business Intellectual Property, the goodwill associated therewith or symbolized thereby.
2.    Further Assurances. The Seller shall, and shall cause its Affiliates to, at the request of the Purchaser, execute and deliver to the Purchaser all such further instruments, assignments, assurances and other documents as the Purchaser may reasonably request in connection with the carrying out of this Agreement and the transactions contemplated hereby and vesting in the name of the Purchaser record ownership of the Business Intellectual Property. Without limiting the generality of the foregoing, the Seller agrees to take, as soon as reasonably practicable, all steps required by each registrar of the domain names included in the Business Intellectual Property to effect the transfer the registration and control of such domain names to the Purchaser and to complete all documentation and take all other action as the Purchaser may reasonably request in connection therewith.
3.    No Third Party Beneficiaries; Assignment. This Agreement is for the sole benefit of the Parties and their permitted assigns and nothing herein, express or implied, shall give or be construed to give to any Person, other than the Parties and their permitted assigns, any legal or equitable rights hereunder.

4.    Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
5.    Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns.
6.    Conflicts with Asset Purchase Agreement. Notwithstanding anything contained herein to the contrary, in the event of any inconsistency between the terms of this Agreement and the terms of the Asset Purchase Agreement, the terms of the Asset Purchase Agreement shall govern. Nothing contained in this Agreement shall be deemed to modify, supersede, enlarge or affect the rights of any Person under the Asset Purchase Agreement.
7.    Counterparts. The Parties may execute this Agreement (including by electronic transmission) in one or more counterparts, and each fully executed counterpart shall be deemed an original.
8.    Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.
* * * * *

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers as of the date first written above.

[PURCHASER]

By:
Name:
Title:

CLASSIFIED VENTURES, LLC

By:
Name:
Title:

Exhibit F

ASSIGNMENT AND ASSUMPTION OF OFFICE LEASE

THIS ASSIGNMENT AND ASSUMPTION OF OFFICE LEASE (this “Assignment”), dated as of ___________________, 2014, is entered into by and between Classified Ventures, LLC, a Delaware limited liability company (“Assignor”), and [PURCHASER], a [Delaware] [corporation][limited liability company] (“Assignee”).

WITNESSETH:

WHEREAS, Assignor desires to assign, transfer and convey all of its right, title and interest in, to and under that certain Office Lease, effective February 26, 2010, between Plaza Barton Oaks LLC, as landlord, (the “Landlord”) and Classified Ventures, LLC, as tenant, as amended by the First Amendment to Lease, dated August 24, 2012 (the “Lease”), to Assignee, and Assignee desires to accept such transfer and assume all of Assignor’s obligations under the Lease.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENT:

1.Assignment and Assumption. Effective as of the date hereof, Assignor hereby assigns, transfers and conveys to Assignee all of Assignor’s right, title and interest in, to and under the Lease, and Assignee hereby accepts, assumes and agrees to perform all of the terms, covenants, agreements and obligations contained therein and pay all amounts due thereunder on Assignor’s part to be kept, paid, performed and observed; provided that, if the Landlord’s consent to this Assignment is required under Section 11 of the Lease, this Assignment shall become effective on the later to occur of the date hereof and the date upon which the Landlord consents to this Assignment.

2.Governing Law. This Assignment shall be governed by, and shall be construed in accordance with the domestic laws of the jurisdiction in which the premises under the Lease is located (the “Applicable Jurisdiction”), without giving effect to any choice of law or conflict of law provision (whether of the Applicable Jurisdiction or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the laws of the Applicable Jurisdiction.

3.Binding Effect. This Assignment shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and permitted assigns.

4.Severability. If any provision of this Assignment or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Assignment.

5.Counterparts, Facsimile. This Assignment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party. This Assignment, to the extent signed and delivered by means of a facsimile machine, electronic mail or other electronic method, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. No party hereto shall raise the use of a facsimile machine, electronic mail or other electronic method to deliver a signature or the fact that any signature or contract was transmitted or communicated through the use of facsimile machine, electronic mail or other electronic method as a defense to the formation of a contract and each such party forever waives any such defense.

6.Further Assurances. At any time or from time to time after the date hereof, at the request of Assignor or Assignee and without further consideration, each party hereto and its respective successors or assigns, shall execute and deliver, or shall cause to be executed and delivered, such other instruments of assumption and take such other actions as the other party hereto may reasonably request to effect the assignment to and assumption by Assignee of the Lease as contemplated hereby.

7.Acquisition Agreement. Reference is made to that certain Asset Purchase Agreement, dated February 28, 2014, by and between Classified Ventures, LLC and CoStar Group, Inc. (the “APA”). As between Assignor, Assignee and CoStar Group, Inc., nothing contained in this Assignment shall limit or alter the rights and obligations of the parties under the APA.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Assignment on the date first above written.

ASSIGNOR:

CLASSIFIED VENTURES LLC, a Delaware limited liability company

By:________________________________
Name:
Title:

ASSIGNEE:

[PURCHASER], a [Delaware] [corporation][limited liability company]

By:________________________________
Name:
Title:

Exhibit G

Exhibit G
Net Working Capital Methodology
Capitalized terms used but not otherwise defined herein have the meanings set forth in the Asset Purchase Agreement, dated as of February 28, 2014 (the “Agreement”), by and between Classified Ventures, LLC (the “Seller”) and CoStar Group, Inc. (the “Purchaser”). Notwithstanding anything contained herein to the contrary, to the extent that any provision of this Exhibit G is inconsistent or conflicts with the Agreement, this Exhibit G shall control.
1.    Net Working Capital
Net Working Capital means (i) the current assets of the Business, as reflected on the Business’s balance sheet and only to the extent included in the Purchased Assets, less (ii) the current Liabilities of the Business, as reflected on the Business’s balance sheet and only to the extent included in the Assumed Liabilities, in each case calculated in accordance with GAAP, consistently applied by the Seller, using the same accounting policies, procedures, principles and methods (and using consistent classification, valuation and estimation methodologies) normally utilized by the Seller in connection with the preparation of the Financial Statements. The calculation of Net Working Capital shall not give effect to the Closing or any of the transactions contemplated by the Agreement or the Ancillary Agreements.
2.    Example
Provided below is an example calculation of the Net Working Capital based upon the unaudited balance sheet of the Business as of December 31, 2013.

Exhibit H

Certificate of Non-Foreign Status

Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person, and the owner of a disregarded entity that holds legal title to a United States real property interest under local law (and not the disregarded entity itself) will be the transferor of such property for United States Federal income tax purposes.
To inform CoStar Group, Inc. (the “Transferee”) that withholding of tax is not required upon the transfer by Classified Ventures, LLC (the “Transferor”) of a United States real property interest, the undersigned hereby certifies the following on behalf of the Transferor:
(1)    The Transferor is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Code and the Treasury Regulations promulgated thereunder).
(2)    The Transferor is not a disregarded entity as defined in Treasury Regulation Section 1.1445-2(b)(2)(iii).
(3)    The Transferor’s U.S. employer identification number is _____________.
(4)    The address for the Transferor is:
____________________________
____________________________
____________________________
The Transferor understands that this certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.
Under penalties of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Transferor.
Classified Ventures, LLC

By: ________________________________

Name:______________________________

Title: ______________________________

Dated: _________________